UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.  )

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 Preliminary Proxy Statement

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VALLEY NATIONAL BANCORP

(Name of Registrant as Specified in Its Charter)

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A Letter to our Shareholders:

To our Shareholders, Associates, Clients, and Community Partners:

By all measures, 2023 was an extraordinary year. Not just in the challenges our industry, economy, and society faced, but in the way we remained resilient, committed, and focused on delivering results for all our stakeholders.

This past year, our industry was turned on its head as we faced the largest banking crisis in more than a decade. Our economy continues to shift under the weight of an inverted yield curve, recessionary fears, inflationary pressures, wavering consumer confidence, and slowing demand. We have been plagued with partisan political infighting as a country and the growing fears of global instability amidst wars in Europe and turmoil in the Middle East.

It is far from hyperbole to say that these events had a profound impact on our business strategy, the way we work, and our path forward.

Despite these external variables, we were able to deliver on our mission and create opportunities for our stakeholders through a sustainable and predictable business model as we build towards our vision of becoming a premier relationship-based national bank.

Progress in the face of adversity

At our core, we are relationship bankers. This means we put our clients first and are committed to their long-term ambitions. Never was the value of this identity more evident than when the banking industry faced a liquidity crisis last March that shook the very foundations of our industry and resulted in several large-scale bank failures.

We partnered closely with our clients during these troubling events to reassure them that, as a strong, stable, and well-capitalized financial institution with a fiscally conservative legacy dating back to 1927, their relationship was safe at Valley. We reminded them that we’ve weathered these economic cycles before and that we put our customers at the center of everything we do because we know just how much is at stake for them and our collective communities.

Our greatest achievement this past year, and certainly our most ambitious, was our core systems conversion. Last October, we updated our legacy core banking system which represented a major step forward for Valley, enabling us to provide a better banking experience for our customers for years to come. This conversion, which is the largest core bank conversion our industry has witnessed in the past few years, touched almost every single Valley employee and certainly every customer. As a result, we’ve established a new platform with enhanced features and upgrades that will allow us to deliver more valuable service at every touchpoint to meet our customers’ needs.

IRA ROBBINS Chairman and CEO

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LETTER TO OUR SHAREHOLDERS

Another significant achievement for us was the opening of our new state-of-the-art headquarters in Morristown, New Jersey to accommodate the growth of our institution and to represent who we are as an organization. Valley’s new headquarters is a modern, hybrid building that promotes teamwork, innovation, and allows our associates to thrive. Like Valley’s success for nearly 100 years, we developed this building from the ground up, working together with our associates, partners, and community members to create a sustainable building that is not only welcoming and modern but also energy-efficient, LEED-certified, and designed to grow with us into the future.

Financial results reflect environmental headwinds

Valley’s service-oriented business model resulted in significant customer account growth during the year. This was broad-based across geographies and business lines, and occurred against a challenging backdrop. The ongoing addition of new deposit clients is critical as we drive franchise value and enhance our future earnings potential. That said, Valley was certainly not immune to the industry-wide profitability challenges resulting from the inverted yield curve and subsequent liquidity challenges that persisted throughout the year.

In 2023, we generated $1.8 billion of revenue and $499 million of net income. Rapidly increasing interest rates and the persistent yield curve inversion weighed on our net interest margin and profitability metrics. Our annualized return on average assets was 0.82%, or 0.91% on an adjusted basis,* as compared to 1.09%, or 1.25% on an adjusted basis* in 2022. Still, our tangible book value per share* as of the end of 2023 increased approximately 8% to $8.79 as compared to December 31, 2022. This continues an extended period of consistent tangible book value per share growth, which has increased 47% since 2018.

The first half of 2023 saw significant pressure on highly concentrated business models and deposit bases, which resulted in certain high-profile bank failures. Our funding base remains extremely diverse and granular, and our ability to provide consistent high-touch service to our customers was a key driver of our success during the year. In my tenure, we have built or acquired a variety of specialty funding niches which contribute nearly $10 billion of deposits to our bank today. This has reduced our reliance on branch deposits, particularly in the northeast, and enhances the efficiency of our delivery channels. We continue to believe that over time these diverse niches will provide above-average growth opportunities to further enhance our funding mix.

Total loans increased approximately 7% in 2023 with outstanding balances of $50.2 billion at year end. Growth slowed throughout the year as we managed originations amid an increasingly less certain economic outlook. Our loan portfolio remains incredibly diverse across geographies and asset classes, and our conservative underwriting approach continues to position us well. Strong credit quality performance has long been the hallmark of our organization, and we have a proven track record of limiting credit losses across economic cycles. Our comprehensive stress testing effort enables us to identify potential issues early and work with our experienced and knowledgeable borrower base to mitigate impacts to Valley. During the year, non-accrual loans were stable at 0.58% of total loans versus 0.57% on December 31, 2022.

Our balance sheet remains extremely strong and well-positioned in the current environment. At December 31, 2023, our tangible common equity to tangible assets* and common equity tier 1 ratios were 7.58% and 9.29% respectively, up from 7.45% and 9.01% a year ago. We continue to organically accrete capital to further enhance our future strategic and balance sheet flexibility.

Our people tell our story

At our core, we’re a commercial bank built for growth; boldly helping clients of every size invest in their ambitions to grow and secure their legacies. We do this through the incredible contributions of almost 4,000 dedicated associates who embody the role of relationship bankers – including those who staff more than 200 full-service branches, customer care centers, and corporate offices across our growing national footprint.

Our culture of collaboration, empowerment, and diversity is driven by the connections we make, the experiences we share and the values we embrace across the entire organization. These values are reflected in our progress in Diversity, Equity, and Inclusion (DEI) initiatives both internally and outside Valley. Our inclusive culture of belonging enhances our ability as individuals to widen our lens, share new perspectives, and strengthen our connection to the communities we serve.

Community is at the heart of everything we do

Valley’s commitment to the communities we serve is different from other banks — by design. Our commitment to making local connections and investments that create positive momentum truly sets us apart. We empower our people to make the bold decisions needed to grow local businesses and secure people’s legacies.

We see our role in the community as an important and special responsibility to support sustainability, equity, and growth. Creating a lasting, positive impact that drives meaningful

*	Represents a non-GAAP financial measure. See Appendix A to the Proxy Statement for reconciliations of non-GAAP measures and related information regarding these non-GAAP measures.

ii

LETTER TO OUR SHAREHOLDERS

change is the ethos of our Corporate Social Responsibility model as we continue to extend our reach into new communities, providing greater access to resources that will drive this change. For more than 95 years, we’ve been committed to strengthening communities through economic inclusion, workforce and community development, investment in local nonprofits, environmental stewardship, and a conscious commitment to our local partners.

In 2023, we provided approximately $4.9 million in donations and grants to nonprofit organizations and our associates delivered over 13,500 hours in community service.

As a longtime participant in the Affordable Housing Program of the Federal Home Loan Bank of New York (FHLBNY), our recent submission of applications resulted in affordable housing projects awarded for a total of $4.5 million in grant subsidies received by nonprofits. This resulted in 500 affordable housing units across New Jersey, New York, and Valley’s first in Florida. We also participate in the FHLBNY’s Homeownership Dream Program, which offers down payment assistance to first-time homebuyers and the Small Business Recovery Grant Program.

We found innovative ways to support small businesses during a challenging interest rate environment, by applying for the Zero Development Advance Program which provides FHLBNY member banks with subsidized funding in the form of interest rate credits, of up to $250,000. These credits allowed Valley the opportunity to provide flexible lending at a no-cost or a low-cost interest rate. As a result, we granted a three-year term loan of approximately $1.8 million to one of our non-profit partners at 0% interest which allowed them to support the purchase of a new headquarters and will help with renovations.

These are just a few examples of what we are doing to build stronger communities in the areas we serve. We invite you to learn more by visiting valley.com/community.

Our journey is just beginning

Our story is one of transformation and relevance.

Five short years ago, Valley was a New Jersey/New York-focused, transactional organization, heavily dependent on commercial real estate lending with $20 billion in assets.

Fast forward to 2024 and Valley is a culture-driven, relationship-focused, multi-state franchise, fueled by highly diversified commercial and consumer lines of business and backed by over $60 billion in assets.

We’re the leading commercial bank built for growth with almost 4,000 experts across real estate, commercial & industrial, healthcare, nonprofit, government contracting, and other industries. We power people’s ambitions: how to focus them, grow them, and most importantly, make them resilient for the future.

We have a tremendous opportunity ahead of us. An opportunity to become one of the strongest national banks in the country by developing meaningful relationships with our clients and building stronger communities across our expanding footprint. To realize this vision, we’ll continue to move forward in an ever-evolving industry and an unpredictable world, building off the momentum we’ve gained over the last few years. We’ll leverage the exceptional talent we’ve developed and acquired. We’ll lean into the partnerships we’ve built with clients and community partners. And we’ll forge a new path forward to relevance, prominence, and profitability that will benefit all our stakeholders.

On behalf of our Board of Directors, executive leadership team, and all Valley associates, thank you for your continued trust and confidence in us.

Ira Robbins

Chairman of the Board and Chief Executive Officer

Valley National Bancorp

Cautionary Statement Concerning Forward-Looking Statements. This Proxy Statement contains statements that may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about our business. These statements may be identified by such forward-looking terminology as “intend,” “should,” “expect,” “will,” “believe,” “view,” “opportunity,” “allow,” “continues,” “reflects,” “typically,” “usually,” “anticipate,” “may,” “estimate,” “outlook,” “project” or similar statements or variations of such terms. The Company cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements, including but not limited to those risks and uncertainties identified under Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in our expectations, except as required by law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

iii

Our Business Strategy

Despite the economic uncertainties that weigh on the banking industry, we remain confident in our ability to execute our core strategies and deliver value for our stakeholders. In 2024, we will continue our mission to give people and businesses the power to succeed through our roles as relationship bankers who focus our clients’ every ambition. We are committed to:

•  Innovating, simplifying, and improving the customer experience at Valley;

•  Providing access to developmental resources and tools that enhance our associates’ personal and professional lives;

•  Deepening our commitment to our local communities through serving, supporting, and strengthening our communities; and

•  Delivering consistent above-peer financial performance to enhance shareholder value.

Our vision of becoming a premier relationship-based commercial bank is at the heart of everything we do. We will execute our strategic priorities to deliver sustainable excellence as we build towards this vision.

Our Core Strategies

Leverage the opportunities within our business segments and geographic markets to deliver sustainable, well-balanced growth in our client relationships.

We’re committed to elevating our business capabilities to create enhanced value for both our customers and communities. This is reflected in our focus on building a well-diversified lending portfolio and a broad base of core deposits across industry segments that value Valley’s relationship banking approach, which will continue to build franchise value.

Be the trusted advisor to effectively serve our customers’ increasingly sophisticated financial needs, which will in turn help drive greater revenue diversification.

Diversified sources of revenue allow for a more stable earnings stream in different economic cycles. Expanding our product and service offerings to meet the evolving needs of our robust and diverse customer base will drive increased stakeholder returns.

Build scalable, repeatable operating processes and a holistic operating model in order to maintain agility and create a discipline of consistently delivering positive operating leverage.

Being nimble and highly responsive is crucial in a rapidly changing financial landscape. Following our successful core banking conversion in 2023, we are building the data capabilities needed to deliver more tailored customer experiences, more granular intelligence needed to create superior banking solutions, and decision-making better informed by data analysis.

Build upon the strengths of our enduring service-based culture, grounded in our DNA as a community-centered relationship bank, and evolving how we work as we seek to achieve national relevance as a major regional financial services hub. We achieve this and create greater growth opportunities for our communities and employees by enabling inclusion, empowerment, collaboration, and innovation.

We have made significant strides in creating a diverse and inclusive culture where our associates feel empowered to bring their authentic selves and unique perspectives to work every day. The combination of advanced technology, improved communication, scalable ways of working to achieve primary banking relationships, and strong talent have created an engaged culture with respect to both our employees and customers.

We Believe in Our Strategies

The foundational characteristics of our organization – staying true to our moral compass, ensuring safety and soundness in our decisions and for our franchise, approaching our day-to-day work with a growth mindset, and continually striving for excellence in all we do – positions us to successfully deliver on our long-term strategic vision. As we move forward, we are determined to deliver upon our vision for long-term relevance to the broader communities we serve, and help to focus on our clients’ every ambition.

iv

70 Speedwell Avenue Morristown, New Jersey 07960 Notice of Annual Meeting of Shareholders TO BE HELD TUESDAY, MAY 21, 2024

April 5, 2024

To Our Shareholders:

We invite you to attend the Annual Meeting of Shareholders of Valley National Bancorp (“Valley” or the “Company”) on Tuesday, May 21, 2024 at 9:00 a.m., Eastern Daylight Time, to vote on the following matters:

1.   Election of 14 directors;

2.  An advisory, non-binding vote to approve our named executive officers’ compensation;

3.  Ratification of the selection of KPMG LLP as Valley’s independent registered public accounting firm for the fiscal year ending December 31, 2024; and

4.  A shareholder proposal to provide shareholders with the right to ratify executive termination pay if properly presented at the Annual Meeting.

Important notice regarding the availability of proxy materials for the 2024 Annual Meeting of Shareholders to be held on May 21, 2024: This Proxy Statement for the 2024 Annual Meeting of Shareholders, our 2023 Annual Report to Shareholders, and the proxy card or voting instruction form are available at: proxyvote.com.

This year’s Annual Meeting of Shareholders (the “Annual Meeting”) will be held in a virtual format through a live audio webcast. You will not be able to attend the Annual Meeting in person. We will provide the live webcast of the Annual Meeting at www.virtualshareholdermeeting.com/VLY2024. For further information on how to participate in the Annual Meeting, see “Information About the Annual Meeting” on page 77 of this Proxy Statement.

You will be permitted to submit live questions at the Annual Meeting just as if you were attending an in-person meeting. Questions may be submitted beginning 30 minutes before the start of the Annual Meeting through www.virtualshareholdermeeting.com/VLY2024.

You will need the 16-digit control number printed on your notice, proxy card, or voting instruction form in order to attend, vote, and ask questions during the meeting. If you have any questions about your control number, please contact the bank, broker, or other institution where you hold your account.

Valley has utilized the U.S. Securities and Exchange Commission rule allowing companies to furnish proxy materials to their shareholders over the internet. This process allows us to expedite our shareholders’ receipt of proxy materials, lower the costs of distribution, and reduce the environmental impact of the Annual Meeting. In accordance with this rule, on or about April 5, 2024, we mailed to those current shareholders who were shareholders at the close of business on March 25, 2024, a notice of the Annual Meeting containing a Notice of Internet Availability of Proxy Materials (the “E-Proxy Notice”). The E-Proxy Notice contains instructions on how to access on the internet the Proxy Statement for the Annual Meeting and 2023 Annual Report to Shareholders and how to execute your proxy card or vote online. The E-Proxy Notice also contains instructions on how to request a paper copy of the proxy materials.

Only shareholders of record at the close of business on Monday, March 25, 2024 are entitled to notice of, and to vote at, the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote in accordance with the instructions provided in the E-Proxy Notice. If you receive paper copies of the proxy materials, you may execute and return the enclosed proxy card by mail in the envelope provided or submit your proxy by telephone or via the internet.

Your vote is very important. Regardless of whether you plan to virtually attend the Annual Meeting, we hope you will vote as soon as possible. You may vote your shares by mail, by telephone, or via the internet in advance of the Annual Meeting, or by attending and voting at the Annual Meeting. For further information on how to vote, see “How To Vote” on page 78 of this Proxy Statement. If you vote via the internet or by telephone, or plan to vote virtually at the Annual Meeting, you do not need to mail in a proxy card.

We appreciate your participation and interest in Valley. By Order of the Board of Directors, Ira Robbins Chairman of the Board and Chief Executive Officer

If you accessed this Proxy Statement through the internet after receiving an E-Proxy Notice, you may cast your vote by telephone or via the internet by following the instructions in that notice. If you received this Proxy Statement by mail, you may cast your vote by mail, by telephone, or via the internet by following the instructions on the enclosed proxy card.

Proxy Statement Summary

This summary highlights selected information that is discussed in more detail elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider, and you should read the full Proxy Statement before voting. Unless the context otherwise requires, references in this Proxy Statement to “Valley,” the “Company,” “we,” “our,” or “us” refer to Valley National Bancorp; references to the “Bank” refer to Valley National Bank, the principal subsidiary of the Company; references to the “Board” refer to our Board of Directors; references to the “common stock” refer to our common stock; and references to the “Annual Meeting” refer to our 2024 Annual Meeting of Shareholders and any and all adjournments or postponements thereof.

Meeting Information

You are entitled to attend the Annual Meeting if you were a shareholder of record on the record date or hold a valid proxy.

DATE AND TIME: Tuesday, May 21, 2024 9:00 a.m. Eastern Daylight Time	LOCATION: Virtual Meeting: Online at www.virtualshareholdermeeting.com/VLY2024	RECORD DATE: March 25, 2024

Meeting Agenda and Board Recommendations

Voting Matter	Board’s Recommendation	Pages

Item 1: Election of Directors	FOR each director nominee	pages 7—16
Item 2: Advisory Vote on Named Executive Officer Compensation	FOR	pages 40—70
Item 3: Ratification of Selection of Independent Accounting Firm	FOR	pages 71—72
Item 4: Shareholder Proposal	AGAINST	pages 73—76

How to Vote

Your vote is very important. You may vote your shares in advance of the Annual Meeting by mail, by telephone, or via the internet, or by attending and voting at the Annual Meeting. Please refer to the section “How to Vote” on page 78 of this Proxy Statement for detailed voting instructions. If you vote via the internet or by telephone or plan to vote virtually at the Annual Meeting, you do not need to mail in a proxy card.

If you received a paper copy of the proxy materials, send your completed and signed proxy card or voting instruction form using the enclosed postage-paid envelope.

If you received a paper copy of the proxy materials, dial toll-free (1-800-690-6903) or the telephone number on your voting instruction form. You will need the 16-digit control number printed on your notice, proxy card or voting instruction form.

To vote via the internet before the Annual Meeting,

visit www.proxyvote.com and follow the on-screen instructions. To vote at the Annual Meeting, visit www.virtualshareholder meeting.com/VLY2024. You will need the 16-digit control number printed on your notice, proxy card, or voting instruction form.

To vote via the internet before the Annual Meeting, you can also use your phone to scan the QR code above. You will need the 16-digit control number printed on your notice, proxy card, or voting instruction form.

A Notice of the Internet Availability of Proxy Materials was sent to our shareholders on or about April 5, 2024.

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PROXY STATEMENT SUMMARY

Proxy Statement Highlights

ITEM 1: Election of Directors

Director Nominee Snapshot

The table below provides summary information about the 14 director nominees at the Annual Meeting. Each director nominee is standing for election to hold office until our next annual shareholder meeting and until his or her successor is duly elected and qualified. For additional information regarding our director nominees, see “Director Information” beginning on page 7 of this Proxy Statement.

			Committee Membership
Name and Principal Occupation		Director Since	AC	CC	NC	RC

Ira Robbins Chairman of the Board of Directors and Chief Executive Officer of Valley National Bancorp and Valley National Bank		2018

Andrew B. Abramson President and Chief Executive Officer of Value Companies, Inc.	INDEPENDENT	1995	●		●

Peter J. Baum Chief Financial Officer and Chief Operating Officer of Essex Manufacturing, Inc. and Baum-Essex Manufacturing (H.K.), Ltd.	INDEPENDENT	2012		●		●

Eric P. Edelstein Former Managing Partner at Arthur Andersen LLP	INDEPENDENT	2003	▲	●

Dafna Landau Head of Construction and Real Estate Subdivision of Bank Leumi Le-Israel B.M.	INDEPENDENT	2023			●

Marc J. Lenner Chief Executive Officer and Chief Financial Officer of Lester M. Entin Associates	INDEPENDENT	2007		●	▲

Peter V. Maio Former Chief Information Officer of Ally Bank	INDEPENDENT	2020	●			●

Avner Mendelson Vice Chairman of the Board of Directors of Valley National Bancorp and Valley National Bank		2022				●

Kathleen C. Perrott Former Chief Audit Executive of Accenture LLP	INDEPENDENT	2023	●			●

Suresh L. Sani President of First Pioneer Properties, Inc.	INDEPENDENT	2007		▲	●

Lisa J. Schultz Former Co-head of Capital Markets of Keefe, Bruyette & Woods	INDEPENDENT	2019			●	▲

Jennifer W. Steans President and Chief Executive Officer of Financial Investments Corporation	INDEPENDENT	2018	●	●

Jeffrey S. Wilks President and Chief Executive Officer of Spiegel Associates	INDEPENDENT	2012			●	●

Dr. Sidney S. Williams, Jr. Chief Executive Officer of Crossing Capital Group Inc.	INDEPENDENT	2020	●			●

▲	Chair of Committee

●	Committee member

AC	Audit Committee

CC	Compensation & Human Capital Management Committee (the “Compensation Committee”)

NC	Nominating, Governance and Corporate Sustainability Committee (the “Nominating Committee”)

RC	Risk Committee

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PROXY STATEMENT SUMMARY

Corporate Governance Highlights

The following illustrate the characteristics of our incumbent directors as of the Annual Meeting.

Board Members and Leadership

12 OF OUR 14 DIRECTOR NOMINEES are independent; the Chief Executive Officer (“CEO”) is the only member of management who is nominated for election	6 OF OUR 14 DIRECTOR NOMINEES self-identify as female or ethnically diverse, reflecting our commitment to diversity and inclusion

Director Tenure and Age

5 YEARS OR LESS	AVERAGE AGE of our director nominees, reflecting our commitment to board refreshment and focus on diversity of experience levels

6 of 14 (or 43%) director nominees have a tenure of 5 years or less, demonstrating our commitment to board refreshment

•	Active and empowered Independent Lead Director;

•	Annual Board self-assessments conducted by the Chair of the Nominating Committee and our Independent Lead Director, involving both anonymous questionnaires and one-on-one conversations with directors;

•	Active and empowered Committee chairs, all of whom are independent;

•	Executive sessions of non-management directors at least twice per year; and

•	Executive sessions of independent directors at least twice per year.

Governance Best Practices

•	Appointment of an Independent Lead Director if the role of the Chairman is combined with that of the CEO;

•	Annual review by the Board of its leadership structure as part of its self-assessment process;

•	Annual Board evaluation and director retirement policy to help to ensure Board refreshment;

•	Nominating Committee review of the performance and position of the Independent Lead Director and recommendations to the independent directors who annually elect the Independent Lead Director;

•	The Board and its Committees work with management to diligently monitor and manage risk;

•	Regular outreach and engagement throughout the year by our CEO, Chief Financial Officer (“CFO”), Deputy CFO and Director of Corporate Finance, as well as invitations for engagement from the Chair of our Nominating Committee, the Chair of our Compensation Committee, the Chair of our Risk Committee, our CFO, and General
Counsel, with shareholders regarding Company strategy, business resilience, performance, corporate governance, enterprise-level risk management, and executive compensation matters;

•	Majority voting for directors with resignation policy in uncontested elections;

•	Shareholders holding at least 25% of our outstanding common stock who have continuously held the shares for at least one year may request a special meeting;

•	No supermajority vote provisions for amendments to Bylaws and Certificate of Incorporation or removing a director from office;

•	No shareholder rights plan (commonly referred to as a “poison pill”);

•	Stock ownership guidelines for directors and executive officers; required to hold at least 50% of their required ownership until six months following termination of service with the Company;

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PROXY STATEMENT SUMMARY

•	Clawback policy permitting cancelation of unvested awards and recoupment of vested equity awards and previously paid cash awards in the event of an executive officer’s intentional fraud or intentional misconduct;

•	Clawback policy in the event of a financial restatement in compliance with Nasdaq requirements;
•	100% independent directors on the Audit Committee, Compensation Committee and Nominating Committee;

•	Policies to prohibit hedging and pledging of Company securities by directors and executive officers; and

•	Proxy access for shareholders holding 3% or more of our outstanding common stock for at least three years.

For a description of our corporate governance practices, see “Corporate Governance” beginning on page 17 of this Proxy Statement.

ITEM 2: Advisory Vote on our Named Executive Officer Compensation (“Say-on-Pay”)

You are being asked to approve on an advisory, non-binding basis the compensation of our named executive officers (“NEOs”) as disclosed in this Proxy Statement. For additional information regarding our executive compensation program and our NEO compensation, see “Compensation Discussion and Analysis” beginning on page 42 of this Proxy Statement.

The Board recommends that you vote “FOR” the proposal to approve, on an advisory, non-binding basis, the compensation of our NEOs as disclosed in this Proxy Statement.

2023 Financial Performance

•	Net income for the year ended December 31, 2023 was $498.5 million, or $0.95 per diluted common share, as compared with $568.9 million, or $1.14 per diluted common share, for 2022.

•	Total loans increased $3.3 billion, or 7.0%, to $50.2 billion at December 31, 2023 as compared with December 31, 2022.

•	Net interest income on a tax equivalent basis of $1.7 billion for 2023 was relatively unchanged from 2022.
•	Our net interest margin on a tax equivalent basis declined 49 basis points to 2.96% for 2023 as compared with 3.45% for 2022.

•	Net loan charge-offs totaled $62.0 million for 2023 as compared to $19.1 million for 2022. Our total net loan charge-offs to average loans was 0.13% and 0.05% for the years ended December 31, 2023 and 2022, respectively. Non-accrual loans represented 0.58% of total loans at December 31, 2023, compared with 0.57% of total loans at December 31, 2022.

The graphs below summarize certain of the Company’s key financial performance metrics for the 2021-2023 three-year performance period: ($ in millions)

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PROXY STATEMENT SUMMARY

*

Represents a non-GAAP financial measure. See Appendix A to this Proxy Statement for reconciliations of non-GAAP measures and related information regarding these non-GAAP measures. Net interest income and net interest margin are presented on a fully tax equivalent basis.

Our Compensation Program and 2023 Compensation Determinations

Compensation Philosophy

We believe that the Company’s executive compensation should be structured to balance the expectations of our shareholders, our other stakeholders and our executives. We have adopted a compensation philosophy that seeks to achieve this balance by taking into consideration the following factors:

•	Pay is substantially aligned with performance: We assess our performance and strive to hold our NEOs and, in particular, our CEO, accountable.

•	We utilize a balanced compensation structure: We employ a mixture of short-term and long-term financial rewards to our executives.
•	We benchmark our compensation package against our peer group: We inform our compensation decisions by measuring our practices against bank holding companies that are similar in size and complexity to the Company.

Compensation Elements

Our NEOs’ total direct compensation consists of three main elements:

•	Base salary. Base salary is a customary, fixed element of compensation intended to attract and retain executives. Base salary is the only component of the NEOs’ total direct compensation that is not at risk.

•	Annual non-equity incentive awards. Awards under our non-equity incentive compensation program are set at target levels that reflect our NEOs’ roles and responsibilities, ranging from 80% to 125% of base salary. Potential payout opportunities under the non-equity incentive compensation program are designed to reward achievement of financial results, as well as the achievement of shared and individual strategic and operational goals.
•	Long-term equity incentive awards. 25% of the value of each NEO’s equity incentive award is granted in the form of time-based restricted stock units (“RSUs”) that vest pro rata on an annual basis over a three-year period. The remaining 75% is granted in the form of performance-based RSUs that vest based on the Company’s adjusted Growth in Tangible Book Value (“GITBV”) and relative Total Shareholder Return (“TSR”) performance over a three-year performance period. The number of performance-based RSUs earned at the end of the three-year performance period is determined by a formula that uses a comparison of our actual GITBV and TSR result to target-level GITBV and TSR. The number of shares that can be earned may range from 0% to 200% of the target, depending on performance.

2023 Compensation Overview

•	While our executive compensation philosophy, together with our compensation elements, are unchanged from last year, in June 2023, following the banking crisis, the Compensation Committee amended our non-equity incentive compensation program to incorporate an operational objective specific to risk management and control. Based on the critical importance of the

Company’s strategic and operational objectives for long-term value creation, 60% of our non-equity incentive compensation program is based on the successful completion of certain such objectives, with the remaining 40% tied to financial objectives. For 2023, 15% of such total was tied to risk management and control.

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PROXY STATEMENT SUMMARY

•	No changes were made to the annual base salary for any of the NEOs.

•	In the context of a challenging year in the banking industry, we did not meet the financial objective under our non-equity incentive plan, but we achieved many of our strategic objectives, in particular the successful completion of our core transformation. This mixed performance resulted in our NEOs receiving non-equity incentive awards equal to 71.5% of target on average.

•	A significant portion of NEOs’ compensation is tied to our GITBV and relative TSR performance—two metrics under our equity incentive plan that directly align with our shareholders’ interests. Our tangible book value performance was strong during the 2021-2023 performance period for our GITBV-based RSU awards, exhibiting year-over-year growth during the period. This resulted in a maximum 200% of target payout for these awards. Our cumulative TSR was 3.43% for the three-year performance period ended December 31, 2023, and our percentile rank against the constituent banks comprising the KBW Regional Bank Index (the “KRX Index”) at the beginning of 2021 that are still being traded at the end of 2023 was 48.49%. Accordingly, for the 2021 TSR performance-based RSU awards, our performance achievement resulted in payout at 96.98% of target.

•	On average, the total direct compensation of our NEOs for 2023 decreased by 9.3% compared with 2022, reflecting the Compensation Committee’s philosophy of pay-for-performance. See below under “Compensation Awarded for 2023 – Summary” for additional information.

2023 Say-on-Pay Results

The Compensation Committee and the Board value the input of our shareholders regarding our NEO compensation. At our 2023 Annual Meeting of Shareholders (the “2023 Annual Meeting”), over 98% of the shares voted on our “say-on-pay” proposal voted in favor of the Company’s executive compensation program.

ITEM 3: Ratification of the Selection of our Independent Registered Public Accounting Firm

You are being asked to ratify the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for 2024. For additional information regarding the Audit Committee’s selection of, and the fees paid to, KPMG LLP, see “Report of the Audit Committee” on page 72 and “Item 3: Ratification of the Selection of Independent Registered Public Accounting Firm” beginning on page 71 of this Proxy Statement.

ITEM 4: Shareholder Proposal

You are being asked to vote on a shareholder proposal to provide shareholders with the right to ratify executive termination pay if properly presented at the Annual Meeting. For additional information regarding the proposal, see “Item 4: Shareholder Proposal” beginning on page 73 of this Proxy Statement.

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ITEM 1
Election of Directors

Director Information

The Board is recommending 14 nominees for election as directors at the Annual Meeting. All nominees currently serve as directors on the Board. Ms. Perrott was appointed to the Board on September 18, 2023. With the exception of Ms. Perrott, all of our director nominees were elected by you at our 2023 Annual Meeting. If any nominee is unable to stand for election for any reason, the shares represented at the Annual Meeting may be voted for another candidate proposed by the Board, or the Board may choose to reduce its size. The Board has no reason to believe any director nominee is not available or will not serve if elected.

Each director is nominated to serve until our 2025 Annual Meeting of Shareholders and until a successor is duly elected and qualified.

Board Selection

The Nominating Committee reviews and selects candidates for nomination to the Board in accordance with its charter.

The Nominating Committee reviews the Board’s composition at least annually to determine whether directors’ backgrounds and experiences align with our long-term corporate strategy and shareholder values. The Nominating Committee also takes into consideration the results of the Board’s self-assessment, an annual process by which directors assess the performance and needs of the Board. Based on its review, the Nominating Committee helps to identify and vet nominees who would make valuable contributions to the Board. The Nominating Committee seeks to identify candidates with diverse backgrounds possessing the desired qualities, skills, and experience. The Nominating Committee recommends candidates to the Board, which approves nominees to be voted upon by our shareholders.

In the last several years, the Nominating Committee has paid particular attention to Board refreshment. The Nominating Committee believes that its recent actions demonstrate a continuing commitment to independence and oversight.

Focus on Board Diversity Over the Past 7 Years:

+10	+4	+1
NEW DIRECTORS	FEMALE DIRECTORS	ETHNICALLY DIVERSE DIRECTOR

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ELECTION OF DIRECTORS

Our Corporate Governance Guidelines specify that a director is eligible for re-election if the director has not attained age 76 before the date of the Annual Meeting.

While the Nominating Committee does not have a specific diversity policy and does not focus on any one of the above factors more than the others, the Nominating Committee is committed to enhancing the diversity of our Board. The Nominating Committee believes that a balance of director diversity and tenure is a strategic asset to our investors. The range of our directors’ tenure encompasses directors who have historic institutional knowledge of the Company and the competitive environment, complemented by newer directors with varied backgrounds and skills. The robustness of our refreshment strategy combines experience and continuity with new perspectives. It is of critical importance to the Company that the Nominating Committee recruit directors who help achieve the goal of a well-rounded, diverse Board that functions respectfully and effectively as a unit.

The Nominating Committee considered a matrix that represents certain of the skills, experience, or attributes that the Committee identified as valuable to the effective oversight of the Company and execution of its business and strategy. The following matrix shows such skills, experience, or attributes and identifies those director nominees that possess them. This matrix provides a summary only. It does not encompass all of the skills, experience, or attributes of our director nominees and does not suggest that a nominee who is not listed as having a particular skill, experience, or attribute does not possess that particular skill, experience, or attribute or is unable to contribute to the decision-making process in that area.

DEMOGRAPHICS

Age	49	70	68	74	52	58	63	49	61	59	62	60	64	55

Tenure Years	6	29	11	20	1	16	4	1	0	16	5	6	12	3

SKILLS

Audit – Accounting experience at an accounting firm or at a public or private company	●			●		●			●		●	●		●

Capital Markets – Experience in capital markets with investment banking or funds management company	●										●		●	●

Core Industry – Experience in the banking industry	●				●		●	●			●	●	●	●

Innovation, Technology & Cyber – Experience in IT, cyber security or digital technology							●		●

Market Knowledge – Experience in an industry relevant to Valley’s businesses	●	●	●		●	●		●		●	●	●	●	●

Risk – Experience with risk management in investment banking, insurance or bank regulatory matters at a public or private company	●	●		●	●		●		●		●	●	●	●

Senior Executive – Experience as an executive of a public or private company	●	●	●	●	●	●	●	●	●	●	●	●	●	●

Social/Charitable – Executive or board member with social or charitable responsibilities	●	●	●			●	●	●	●	●		●	●	●

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ELECTION OF DIRECTORS

Board Diversity

The matrix below provides the diversity statistics for the Board in the format required by Nasdaq rules.

(As of April 5, 2024)

Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose

Directors	4	10	—	—

Part II: Demographic Background

African American or Black	—	1	—	—

Alaskan Native or Native American	—	—	—	—

Asian	—	1	—	—

Hispanic or Latinx	—	—	—	—

Native Hawaiian or Pacific Islander	—	—	—	—

White	4	8	—	—

Two or More Races or Ethnicities	—	—	—	—

LGBTQ+	—	—	—	—

Did Not Disclose	—	—	—	—

Director Biographies

The biography of each director nominee is set out below and contains information regarding the nominee’s tenure as a director, his or her age, business experience for at least the last five years, any other public company directorships held during the last five years, and the experiences, qualifications, attributes, or skills that caused the Nominating Committee and the Board to determine that the person should be nominated to serve as a director. Unless otherwise indicated below, each director nominee has served in his or her current position for at least five years.

IRA ROBBINS	CHIEF EXECUTIVE OFFICER OF VALLEY NATIONAL BANCORP AND VALLEY NATIONAL BANK, CHAIRMAN OF THE BOARD

AGE: 49 DIRECTOR SINCE: 2018

Mr. Robbins is Chairman of the Board and CEO of the Company and the Bank, allowing him to approach his director role from a unique perspective. He joined Valley in 1996 as part of the Bank’s Management Associate Program and has grown along with the Company. From college student to thought leader, his nearly 30-year career at Valley has seen him through several key positions where his invaluable contributions have helped shape Valley’s growth and success. As CEO, Mr. Robbins has led Valley into the future while keeping true to the Company’s roots as a local bank. In an ever-evolving digital and mobile world, Mr. Robbins and the rest of Valley’s leadership team strive to create a stronger, faster, more efficient and more responsive organization. His vision for success is building a purpose-driven organization which includes embracing innovation, being customer-centric, promoting social responsibility and empowering Valley’s associates.

Mr. Robbins earned his Bachelor of Science degree in Finance and Economics from Susquehanna University, his Master of Business Administration in Finance from Pace University and is a graduate of Stonier Graduate School of Banking. He is a Certified Public Accountant (“CPA”) in New Jersey and a member of both the New Jersey Society of Certified Public Accountants and the American Institute of Public Accountants.

Mr. Robbins serves on the board of directors of the Mid-Size Bank Coalition of America, the New Jersey Bankers Association (“NJBA”), the New York Bankers Association and the Federal Home Loan Bank of New York (“FHLBNY”). He also serves on the board of directors of the Jewish Vocational Service of MetroWest New Jersey and is on the Morris Habitat for Humanity Leadership Council. Mr. Robbins takes great pride in community outreach and is an active supporter of several other philanthropic organizations in his community as well.

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ELECTION OF DIRECTORS

ANDREW B. ABRAMSON	PRESIDENT AND CHIEF EXECUTIVE OFFICER, VALUE COMPANIES, INC. (A REAL ESTATE DEVELOPMENT AND PROPERTY MANAGEMENT FIRM)

AGE: 70 DIRECTOR SINCE: 1995	Mr. Abramson is President and CEO of Value Companies, Inc., a real estate development and property management firm. He is a licensed real estate broker in the States of New Jersey and New York and is a licensed building contractor in the State of Florida. He is the co-founder and treasurer of the Cure Breast Cancer Foundation, Inc., a 501(c)(3) not-for-profit charity that supports innovation and groundbreaking breast cancer research. Mr. Abramson graduated from Cornell University with a Bachelor of Science degree, and a Master of Science degree, both in Civil Engineering. With over 40 years as a business owner, an investor and developer in real estate, he brings management, financial and real estate market experience and expertise to the Board.

PETER J. BAUM	CHIEF FINANCIAL OFFICER AND CHIEF OPERATING OFFICER OF ESSEX MANUFACTURING, INC. AND BAUM-ESSEX MANUFACTURING (H.K.), LTD.

AGE: 68 DIRECTOR SINCE: 2012

Mr. Baum is the CFO and Chief Operating Officer of Essex Manufacturing, Inc. (“Essex”) and Baum-Essex Manufacturing (H.K.), Ltd. Mr. Baum joined Essex in 1978 as an Asian sourcing manager. Essex has been in business for over 70 years and manufactures and imports various consumer products from Asia. Essex distributes these products to large retail customers in the U.S. and globally.

Mr. Baum graduated from The Wharton School at the University of Pennsylvania in 1978 with a Bachelor of Science degree in Economics. He brings over 45 years of business experience, including as a business owner for 25 years, as well as financial experience and expertise to the Board. Mr. Baum’s business experience includes serving as a managing partner of 600 Palmyrita LLC, a company which owns and leases a warehouse facility, and P&B West Coast Realty, LLC, a company which owns and invests in commercial real estate. Mr. Baum appears on CNBC (U.S. & Asia) providing commentary on Asia developments.

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ELECTION OF DIRECTORS

ERIC P. EDELSTEIN	FORMER MANAGING PARTNER AT ARTHUR ANDERSEN LLP

AGE: 74 DIRECTOR SINCE: 2003	Mr. Edelstein is a former Executive Vice President and CFO of Griffon Corporation, a diversified manufacturing and holding company, and a former Managing Partner at Arthur Andersen LLP, an accounting firm. He was employed by Arthur Andersen LLP for 30 years and held various roles in the accounting and audit division, as well as the management consulting division. He is also a former Director of Aeroflex Incorporated, a manufacturer of microelectronic, test, and measurement products, and Computer Horizon Corp., a provider of information technology services to telecommunications, insurance, finance, and manufacturing corporations. Mr. Edelstein received his Bachelor of Business Administration degree and his Master of Professional Accounting degree from Rutgers University. With over 30 years of experience as a practicing CPA and as a management consultant, he brings to the Board in-depth knowledge of generally accepted accounting principles and auditing standards as well as a wide range of business expertise. He has worked with audit committees and boards of directors in the past and provides the Board with extensive experience in auditing and preparation of financial statements. Mr. Edelstein currently serves as a consultant.

DAFNA LANDAU	HEAD OF CONSTRUCTION AND REAL ESTATE SUBDIVISION OF BANK LEUMI LE-ISRAEL B.M.

AGE: 52 DIRECTOR SINCE: 2023	Ms. Landau has been the Head of Construction and Real Estate Subdivision for Bank Leumi Le-Israel B.M. (“BLITA”), the oldest banking corporation in Israel, since 2018. She also serves as BLITA’s Chair of the Real Estate Credit Committee for large credit facilities and is a member of the BLITA’s Supreme Credit Committee. Prior to this role, Ms. Landau served as the Chief Risk Officer at the Bank of Jerusalem from 2017 to 2018. She has also served as the Head of Real Estate Investment and Management for Leumi Partners, the investment arm of BLITA, where she established real estate investment activities in Israel, the United States and Europe. Ms. Landau earned a Bachelor of Arts degree in Economics and Management, as well as her Master of Business Administration degree in Finance and Marketing, from Tel Aviv University. Ms. Landau brings 30 years of banking experience and expertise in commercial lending transactions, credit risk management, operational risk, market risk, liquidity risk, real estate investment, real estate and construction financing, and management experience to the Board.

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ELECTION OF DIRECTORS

MARC J. LENNER	CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER OF LESTER M. ENTIN ASSOCIATES

AGE: 58 DIRECTOR SINCE: 2007	Mr. Lenner has served as the CEO and CFO at Lester M. Entin Associates (“Lester”), a real estate development and management company, since January 2000 after serving in various other executive positions within the company. He has experience in multiple areas of commercial real estate markets throughout the country (with a focus in the New York tri-state area), including management, acquisitions, financing, development, and leasing. Mr. Lenner is the President, Treasurer and Director of The Lester M. & Sally Entin Foundation, a charitable foundation where he manages a multi-million dollar equity and bond portfolio. Prior to Lester, he was employed by Hoberman Miller Goldstein and Lesser, P.C., an accounting firm. He attended Muhlenberg College where he earned a Bachelor of Business Administration degree and a Bachelor of Accounting degree. With his financial and professional background, he provides management, finance, investing and real estate experience to the Board.

PETER V. MAIO	FORMER CHIEF INFORMATION OFFICER OF ALLY BANK

AGE: 63 DIRECTOR SINCE: 2020

Mr. Maio is a former Chief Information Officer at Ally Bank, a subsidiary of Ally Financial Inc., with responsibility for Customer Information and Analytics and Corporate Technology. Prior to joining Ally, he held various technology leadership positions in large financial services companies including CIT, Charles Schwab, and Fidelity Investments. Mr. Maio served on the board of advisors of the North Carolina Technology Association from 2015 to 2018. Mr. Maio currently serves as a consultant.

Mr. Maio holds a Bachelor of Science degree in Economics from The Wharton School at the University of Pennsylvania and a Master of Business Administration degree in Information Systems and International Business from The Stern School of Business at New York University. In 2020, Mr. Maio earned the Computer Emergency Response Team (“CERT”) Certificate in Cybersecurity Oversight issued by the CERT Division of the Software Engineering Institute at Carnegie Mellon University. In 2023, Mr. Maio completed the ESG Executive Certificate Senior Leaders Program at The Wharton School Aresty Institute of Executive Education, University of Pennsylvania.

Mr. Maio also volunteers as a member of the board of directors of Greater Pike (Pennsylvania) Community Foundation, a not-for-profit institution supporting regional charitable causes.

With more than 35 years of technology experience in financial services firms, Mr. Maio brings to the Board in-depth experience in formulating and executing information technology strategy as well as experience of technology solution delivery driven from business-based vision.

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ELECTION OF DIRECTORS

AVNER MENDELSON	VICE CHAIRMAN OF THE BOARD OF DIRECTORS OF VALLEY NATIONAL BANCORP AND VALLEY NATIONAL BANK

AGE: 49 DIRECTOR SINCE: 2022

Mr. Mendelson joined the Board in 2022 and serves as the Vice Chairman. Prior to this role, he served as President and CEO of Bank Leumi USA from 2013 until its acquisition by Valley in April 2022. Mr. Mendelson had been with BLITA since 2007, and during his tenure, he served as Head of Group Strategy and International Operations, as well as Chief of Staff. He also served on Bank Leumi USA’s board of directors from 2012 until 2022.

Prior to joining BLITA, Mr. Mendelson was a Senior Consultant with McKinsey & Company in London. Before that, he served in the Israeli Defense Forces for three years.

Mr. Mendelson earned his Bachelor degree in Economics and International Relations from The Hebrew University of Jerusalem and his Master of Business Administration degree from the Wharton School of Business at the University of Pennsylvania. He serves on the board of directors of United Jewish Appeal Federation of New York, the board of directors of Regents for the American Friends of The Hebrew University, and the board of directors of the Shefa School. He also serves on the board of advisors of Fibrotex USA, Inc., a manufacturer of protective solutions for defense and space industries, and on the board of directors of MOVii S.A., a digital payment platform.

KATHLEEN C. PERROTT	FORMER CHIEF AUDIT EXECUTIVE OF ACCENTURE LLP

AGE: 61 DIRECTOR SINCE: 2023	Ms. Perrott served as Chief Audit Executive at Accenture LLP (“Accenture”), a global public professional services firm, from September 2014 to August 2020 and retired from the firm in February 2021. In her Chief Audit Executive role, Ms. Perrott led Accenture’s global internal audit function, where she, among other things, digitized the firm’s processes and developed its analytics capability to optimize risk assessment efforts and continuous monitoring, and she also developed a comprehensive approach to evaluating the management of integration and post-merger risks. Prior to taking on the role of Chief Audit Executive, Ms. Perrott held a number of roles of increasing responsibility at Accenture, including as Global Finance Lead for several different functional service lines from 1992 to 2003, Technology CFO from 2003 to 2009, North America CFO from 2009 to 2012, and Internal Audit Managing Director from 2012 to 2014. Prior to joining Accenture, Ms. Perrott served in various public accounting roles in the external audit practice of Arthur Andersen & Co. from 1985 to 1992. Ms. Perrott earned a Bachelor of Arts degree in Political Science with a concentration in Accounting from Duke University. Ms. Perrott has served on the board of directors of Clearwater Marine Aquarium, a non-profit organization committed to the rescue, rehabilitation and release of injured marine life, since 2021, and as Vice Chair since 2022. She has also served on the Finance Advisory Board for the town of Belleair in Florida since 2022 and on the board of directors of Morton Plant Mease Healthcare Foundation since 2023. Ms. Perrott brings to the Board expertise in audit, risk assessment, and risk management with a specific focus on financial, operational, information technology, information security, and cyber risks.

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ELECTION OF DIRECTORS

SURESH L. SANI	PRESIDENT OF FIRST PIONEER PROPERTIES, INC.

AGE: 59 DIRECTOR SINCE: 2007	Mr. Sani serves as president of First Pioneer Properties, Inc. (“First Pioneer”), a commercial real estate management company. Mr. Sani joined First Pioneer in 1989 and is responsible for the acquiring, financing, developing, leasing, and managing of real estate assets. He has over 30 years of experience in managing and owning commercial real estate in Valley’s lending market area. Mr. Sani is also a former Real Estate associate at the law firm of Shea & Gould LLP and serves as General Counsel for First Pioneer. With that responsibility, Mr. Sani has considerable experience in different areas of law including real estate, tax, land use, government regulatory, and labor. Mr. Sani received his Bachelor degree from Harvard College and a Juris Doctor degree from the New York University School of Law. He brings a legal background, small business network management and real estate expertise to the Board.

LISA J. SCHULTZ	FORMER CO-HEAD OF CAPITAL MARKETS OF KEEFE, BRUYETTE & WOODS

AGE: 62 DIRECTOR SINCE: 2019	Ms. Schultz retired as co-head of Capital Markets at Keefe, Bruyette & Woods, Inc. (“KBW”), as of year-end 2018. She joined KBW, a financial services oriented investment bank, as part of the merger between Stifel Financial Corp. (“Stifel”) and KBW. Ms. Schultz joined Stifel as part of the merger between Stifel and Ryan, Beck & Co., where she was the Director of Equity and Fixed Income Capital Markets. During her tenure, she has had primary responsibility for raising billions of dollars of capital for U.S. depository institutions. She started her career at Drexel Burnham Lambert Inc. Ms. Schultz received her Bachelor degree from Simmons College in 1983. With Ms. Schultz’s experience, she brings to the Board expertise in strategic positioning, investor perspective, capital alternatives, and the financial services markets.

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ELECTION OF DIRECTORS

JENNIFER W. STEANS	PRESIDENT AND CHIEF EXECUTIVE OFFICER OF FINANCIAL INVESTMENTS CORPORATION

AGE: 60 DIRECTOR SINCE: 2018

Ms. Steans is the President and CEO of Financial Investments Corporation, a private asset management firm, where she oversees private equity investments and the Steans Family Office operations. She was the former Chair of USAmeriBancorp, Inc. until its merger with Valley in 2018. Ms. Steans also serves on the board of directors of Arabella Advisors and Laramar and is on the advisory board for 5th Century Partners, Prairie Capital, and Siena Capital Partners. She also serves on the Executive Committee of The Commercial Club of Chicago.

Prior to her existing positions, Ms. Steans served as a director of MB Financial (“MBFI”), a publicly traded regional bank holding company located in Chicago. She also served as a Director of Cole Taylor Bank and Taylor Capital before being acquired by MBFI. Ms. Steans is active in the nonprofit community, serving on several boards, including Chair of Navy Pier, the past Chair of Ravinia Festival, and the board of directors of RUSH University Medical Center, DePaul University and World Business Chicago.

She is also involved in many community organizations and ventures in the Greater Chicago Area.

Ms. Steans brings a strong financial background, experience in risk management, knowledge about banking strategy and a diverse background to the Board. She received a Bachelor of Science degree in Mathematics from Davidson College and a Master of Business Administration degree from the Kellogg School of Management at Northwestern University. In 2013, she was named as one of American Banker’s 25 Most Powerful Women in Finance.

JEFFREY S. WILKS	PRESIDENT AND CHIEF EXECUTIVE OFFICER OF SPIEGEL ASSOCIATES

AGE: 64 DIRECTOR SINCE: 2012

Mr. Wilks is the CEO of Spiegel Associates Inc., a real estate ownership and development company. He served as a director of State Bancorp, Inc. (“SBI”) from 2001 to 2011 and was appointed to the Board in connection with Valley’s acquisition of SBI in January 2012. From 1992 to 1995, he was an Associate Director of Sandler O’Neill, an investment bank specializing in the banking industry. Prior to that, Mr. Wilks was a Vice President of Corporate Finance at NatWest USA and Vice President of NatWest USA Capital Corp. and NatWest Equity Corp., each an investment affiliate of NatWest USA. He serves on the board of directors of the Museum at Eldridge Street, is a member of the board of directors of City Parks Foundation and The Association for a Better Long Island. Mr. Wilks served as director of the Banking and Finance Committee of the United Jewish Appeal Federation of New York from 1991 to 2001.

He earned his Bachelor of Science in Business Administration degree in Accounting and Finance from Boston University and brings to the Board experience in banking, finance, and investments.

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ELECTION OF DIRECTORS

DR. SIDNEY S. WILLIAMS, JR.	CHIEF EXECUTIVE OFFICER OF CROSSING CAPITAL GROUP INC.

AGE: 55 DIRECTOR SINCE: 2020

Rev. Dr. Sidney S. Williams, Jr. has more than 30 years of experience in corporate and community development, which enables him to contribute a unique set of experiences and expertise to the Board. While working for first-tier investment banks, he participated in over $10 billion in public equity and debt offerings, acquisitions, mergers, joint ventures and intellectual property licensing. His board expertise includes ESG, DEI, audit and investments.

Dr. Williams is a graduate of the Wharton School of Business at the University of Pennsylvania and completed his undergraduate studies in finance at Howard University. After a brief, but successful, career on Wall Street, Dr. Williams earned a Master of Divinity degree from the Wesley Theological Seminary and subsequently a Doctorate in Ministry degree from Payne Theological Seminary. He has also written dozens of articles and two books.

In addition to serving as the lead pastor of Bethel Church in Morristown, New Jersey (a historic African Methodist Episcopal Church) and serving on several non-profit boards of directors, Dr. Williams is also the founder and CEO of Crossing Capital Group Inc. (“CCG”), a New Jersey benefit corporation that seeks to address the structural inequities in underfinanced communities by providing a proprietary approach toward reimagining physical assets. With deep expertise in the context, culture and customs of these communities, CCG employs the F.I.S.H.ing Differently framework to advise Black, Indigenous, People of Color anchor institutions on how to monetize their mission and to collaborate with place-based investors.

The Board recommends a vote “FOR” election of each of the 14 director nominees to serve until the next annual meeting.

16	2024 Proxy Statement

Corporate Governance

We are committed to our corporate governance practices, which we believe help us sustain our success and build long-term value for our shareholders. The Board oversees the Company’s strategic direction and the performance of our business and management. Our governance structure enables independent, experienced, and accomplished directors to provide advice, insight, guidance, and oversight to advance the interests of the Company and our shareholders. Periodically, these governance practices are reviewed by senior management, legal counsel, and the Board.

Engagement

Our Board believes engagement with stakeholders enhances transparency and our perspectives, and helps us to prioritize our goals. In this regard, management and the Chairs of our Compensation Committee, Nominating Committee, and Risk Committee, proactively engage with our shareholders throughout the year in a variety of forums. Our interactions cover a broad range of business and governance topics, including strategy and execution, Board refreshment, executive compensation practices, risk oversight, sustainability, culture, and human capital. These exchanges with shareholders also provide us with a valuable understanding of our shareholders’ perspectives and meaningful opportunities to share our views with them. Shareholder input is shared with the Board and the Board is provided with the opportunity to discuss and ask questions about shareholder feedback. Management also communicates to shareholders the Board’s willingness to meet with them upon request. We believe our regular engagements with our shareholders have been productive and provide an open exchange of ideas and perspectives for both the Company and its shareholders. A brief description of our shareholder engagement efforts in 2023 is outlined below.

On sustainability matters, we welcome the views of an even broader range of stakeholders who serve as critical partners to the Company in identifying our key sustainability areas of impact. We regularly engage with these stakeholders to ensure that we understand their views and concerns. This diverse engagement is designed to ensure that we are prioritizing issues that are important to both our stakeholders and our long-term business success. For example, our CEO and senior executives engage with national consumer policy groups to discuss issues related to Valley’s products, policies, customer-facing practices, communications, and public policy issues. We also engage with organizations on environmental and social issues and provide philanthropic support to a broad range of nonprofit organizations that work on issues that are important to Valley. Management shares insights and feedback from these relationships and engagements with the Board.

17	2024 Proxy Statement

CORPORATE GOVERNANCE

The Board and senior management are committed to maintaining a strong corporate culture that instills and enhances a sense of purpose, participation, and personal accountability on the part of all of Valley’s associates. Senior management, including our CEO, holds virtual “town halls” with our associates on a regular and frequent basis.

The Board and senior leaders commit significant time to meeting with our regulators. Frequent interaction helps us learn firsthand from regulators about matters of importance to them and their expectations of us. It also gives the Board and management a forum for keeping our regulators well-informed about Valley’s performance and business practices.

Shareholder Rights

Valley’s Certificate of Incorporation and By-Laws provide shareholders with important rights, including:

•	Majority voting for directors with resignation policy in uncontested elections;

•	Shareholders continuously holding at least 25% of outstanding common stock for a period of at least one year may call a special meeting;

•	Proxy access for shareholders holding 3% of outstanding common stock for three years;
•	No supermajority vote provisions for amendments to the Certificate of Incorporation or By-Laws or removing a director from office; and

•	No shareholder rights plan (commonly referred to as a “poison pill”).

Code of Conduct and Ethics and Corporate Governance Guidelines

Valley maintains a Code of Conduct and Ethics (the “Code of Conduct”) that sets forth the ethical principles and standards to which all Valley directors, officers, and employees should adhere in both their corporate and personal conduct. The Code of Conduct informs employees of their responsibilities regarding, among other things, conflicts of interest, the prohibition on trading on inside information, how to protect the confidentiality of both Valley and customer information, Valley’s policy on gifts and entertainment from customers and vendors, and how to promote a work environment in which all employees and customers are treated with respect and decency.

Employees are trained annually on the Code of Conduct and are required to speak up about misconduct and report suspected or known violations of the Code of Conduct, or any law or regulation applicable to Valley’s business. We also maintain procedures regarding the review and treatment of employee-initiated complaints, including the proper escalation of suspected or known violations of the Code of Conduct, other Valley policy or the law. The Code of Conduct prohibits retaliation or discrimination against anyone who in good faith raises an issue or concern.

Any known or suspected violations of the Code of Conduct can be reported to an employee’s manager, the People Resources Department, the Ethics Officer, or the Audit Committee. Employees can also submit complaints anonymously through the Company’s ethics hotline and website, which are hosted by a third party and are available 24 hours a day, 7 days a week.

Suspected violations of the Code of Conduct, other Valley policy or the law are investigated by Valley and may result in an employee being cleared of the suspected violation or receiving appropriate disciplinary action, including termination of employment, depending upon the facts and circumstances. The Ethics Officer reports quarterly to the Audit Committee on ethics complaints from all sources.

The Code of Conduct meets applicable requirements under Nasdaq rules and also meets the definition of “code of ethics” under the rules of the U.S. Securities and Exchange Commission (the “SEC”). The Code of Conduct is available and can be viewed on our website at www.valley.com/charters.* The Code of Conduct is also available in print to any shareholder who requests it. We will disclose any substantive amendments to or waiver of provisions of the Code of Conduct made with respect to the CEO, CFO, Chief Accounting Officer, or any other executive officer or director on our website.

We have also adopted Corporate Governance Guidelines, which are intended to provide guidelines for the governance by the Board and its Committees. The Corporate Governance Guidelines are also available on our website at www.valley.com/charters.

*	We refer to our website in various places throughout this Proxy Statement. Information on our website is not part of or otherwise incorporated by reference into this Proxy Statement.

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CORPORATE GOVERNANCE

Third Party Code of Conduct and Ethics

Suppliers, vendors, consultants, contractors, and other third parties working on behalf of Valley (collectively, “third parties”) are expected to have high standards of business conduct, integrity, and adherence to the law. The Company’s Third Party Code of Conduct and Ethics (the “Third Party Code of Conduct”) applies to our third parties and communicates our expectations on a range of issues, including our third parties’ responsibility to comply with laws and regulations as well as Valley’s obligations to its customers. The Third Party Code of Conduct is available under the Investor Relations section of our website at valley.com/why-vnb/company-information/valley-charters/third-party-code-of-conduct-and-ethics.

Board Leadership Structure and the Board’s Role in Risk Oversight

Independent Oversight Structure & Independent Lead Director

The Board believes that an independent oversight function is the foundation of good corporate governance. Since 2014, when the Board first created the position, we have utilized an independent lead director to assure that the Board continuously has independent leadership. We understand that some companies utilize an independent chairperson and others, an independent lead director or presiding director. We also believe the structure of independent leadership should be examined regularly. To this end, the Board carefully considers on an annual basis the independent leadership structure of the Board and maintains a flexible policy regarding the issue of whether the position of Chairman should be held by an independent director. For 2024, the Board determined to continue to combine the Chairman and CEO positions. Considering the performance of Mr. Robbins since he was appointed CEO, the Board determined that electing him as Chairman was appropriate and that he was best suited to contribute to long-term shareholder value by serving as Chairman.

In order to provide strong independent Board leadership when the position of Chairman and CEO are held by the same person or the Chairman is not independent, the independent members of the Board will elect an independent director to serve as the independent lead director with the substantial leadership responsibilities, duties and authority summarized below. In 2022, Mr. Eric P. Edelstein was elected as independent lead director of the Board (the “Independent Lead Director”) and was most recently reelected to the role in April 2023. As provided in the Corporate Governance Guidelines, the Independent Lead Director, among other things:

•	Has the responsibility to identify issues for Board consideration and assist in forming a consensus among directors;

•	Has the authority to call meetings of independent directors and non-management directors (including meetings not in connection with regular Board meetings) and preside at all executive sessions of independent and non-management directors;

•	Establishes the agenda for all meetings and executive sessions of the independent directors and non-management directors, with input from other directors;
•	Has the authority to retain outside advisors who report directly to the Board, with the prior approval of the Board;

•	Serves as a liaison between the CEO and the independent and non-management directors and assists the CEO and/or Chair with establishing meeting agendas and meeting schedules and assuring sufficient time for discussion of agenda items; and

•	Leads the independent director assessment of the CEO.

In addition to strong independent leadership of the full Board, each of the Audit Committee, Nominating Committee, and Compensation Committee is composed solely of independent directors. Independent directors, therefore, oversee critical, risk-sensitive matters such as the quality and integrity of our financial statements; the compensation of our executive officers, including the CEO; the nomination of directors; and the evaluation of the Board, its Committees and its members.

Board’s Role in Risk Oversight

The Board believes that management of risk is important to the long-term success of the Company’s operations and business strategies. The Board has ultimate responsibility for overseeing the Company’s risk management and devotes significant attention to the oversight of risks inherent in our business. As part of its responsibility to ensure that the Company’s enterprise risk management program is implemented and operating effectively, the Board has approved an Enterprise Risk Management Policy and Program (“ERM Program”). The ERM Program establishes governance and risk management requirements intended to align with the Company’s strategic plan and that the Board has determined are appropriate for the Company’s capital, business activities,

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size, and risk appetite. The Board also, on an annual basis, approves the Risk Appetite Statement, which defines the level of exposure the Company is willing to assume in executing our strategic objectives.

The Board oversees, among other things, management’s performance relative to the ERM Program and adherence to the Risk Appetite Statement and other risk-related metrics of the Company. While management, through the Executive Risk Committee, is responsible for defining the various risks facing our Company, risk management policies and procedures, and managing risk exposures on a day-to day-basis, the Board’s responsibility is to oversee the Company’s risk management process by informing itself about material risks affecting the Company, evaluating whether management has reasonable risk management and control processes in place to address those material risks, holding senior management accountable for maintaining an effective ERM Program, providing credible challenge to management, and providing an effective reporting system to the Board. The Board performs this risk oversight function primarily through the following Committees:

Board of Directors

Risk Committee

Responsible for:

- Confirming the Company has appropriate policies and procedures for risk governance, risk management practices, and the risk control infrastructure;
- Assessing and recommending to the Board risk tolerances and limits across the Company's seven risk categories: strategic, credit, market (including interest rate and price), liquidity, compliance, operational (including fraud, information security and cybersecurity risk), and reputational risks;
- Reviewing stress test effects on the capital plan and communicating such review to the Board;
- Discussing and effectively challenging management regarding the Company's risk appetite, tolerance, and alignment with the Company's strategy;
- Overseeing management's monitoring of the overall risk profile and compliance;
- Reviewing management's responses to regulatory policies and exams;
- Overseeing the performance of the Chief Risk Officer and related risk verticals; and
- Reinforcing the independence of the risk management function.

Cyber and Technology Subcommittee

Responsible for the risk oversight of the Company's cybersecurity and technology risk profile, prevalent cybersecurity risks, our enterprise information security program, and key enterprise information security initiatives.

Audit Committee

Responsible for the risk oversight of:

- Financial statement risk exposures including level and adequacy of the allowance for loan and lease losses, litigation risk, investment portfolio, capital adequacy, and other significant risks that may arise;
- The performance, qualifications, and independence of the independent registered public accounting firm;
- The performance of the internal audit function and the adequacy of internal controls; and
- Compliance with legal, regulatory, and corporate policy requirements.

Compensation Committee

Responsible for the risk oversight of:

- The compensation philosophy, plans, policies, and programs for non-employee directors and executive officers;
- The Company's incentive compensation plans, policies, and practices for all associates; and
- Human capital management, including talent development, leadership continuity, culture, and DEI.

Nominating Committee

Responsible for the risk oversight of:

- The Company's governance structure and other corporate governance matters;
- Stock Ownership Guidelines, anti-hedging, and anti-pledging policies applicable to executives and directors (together with the Compensation Committee); and
- Environmental, Social, and Governance strategies and opportunities.

The Audit Committee, Compensation Committee, and Risk Committee each have full access to management as well as the ability to engage advisors. Our Chief Risk Officer also provides regular reports to the Risk Committee. Each Committee reports to the full Board and works with all members of the Board to fulfill its risk oversight objectives. When appropriate, senior members of management are invited to attend Board meetings and are available to address questions or concerns raised by the Board on risk management and other matters.

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Our Hedging Policy

We adopted a policy that prohibits all hedging of the Company’s securities for directors, executives and certain officers. Under our anti-hedging policy, these covered individuals may not engage in:

•	Short sales of the Company’s securities (sales of securities that are not then owned), including a “sale against the box” (a short sale of securities already owned resulting a neutral position with respect to gains and losses in the securities);

•	Transactions in publicly traded options in the Company’s securities, such as puts, calls and other derivative securities, on an exchange or in any other organized market. Directors and officers also may not engage in such transactions privately; or

•	Hedging transactions or similar arrangements that are designed to hedge or offset any decrease in the market value of Company securities, such as equity swaps, collars, exchange funds, and forward sale contracts. These hedging transactions allow an owner of securities to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock.

Our Pledging Policy

Directors and executive officers are prohibited from purchasing Company securities on margin, borrowing against Company securities held in a margin account, or pledging Company securities as collateral for a loan. If executive officers have Company stock pledged when they join the Company or become executive officers, or if directors have Company stock pledged when they join the Board, they are required to report this to the CFO and are required to unwind the pledging as promptly as possible but in any event within three years. The Nominating Committee upon request may exempt some or all of the pledged shares from this requirement in its discretion if the shares of Company securities were pledged before the director or executive officer held that position. The prohibition on pledging securities applies to directors, executive officers, their spouses, children who share such person’s home and trusts if the director or executive officer is the trustee and sole beneficiary.

In January 2020, at the request of Ms. Steans, the Nominating Committee allowed her to continue pledging the Company securities she owned which were pledged at the time she became a director. The Committee considered the fact that she and her husband owned shares which were pledged while she was the Chair of USAmeriBancorp, Inc., which merged with Valley in 2018. Pursuant to the terms of the merger, these shares were converted to Company securities. Any shares of Company securities acquired after Ms. Steans became a director of Valley may not be pledged.

Joseph V. Chillura, who was the President and CEO of USAmeriBancorp, Inc., became an executive officer of Valley in 2020 and the Nominating Committee has allowed him to continue to pledge the shares he owned at the time he became an executive officer. In 2023, the Committee determined that Mr. Chillura must unwind his pledged Company securities as promptly as possible but in no event later than July 2025. Any Company securities acquired after Mr. Chillura became an executive officer of Valley may not be pledged.

Except for Ms. Steans and Mr. Chillura, no executive officers or directors have any shares of pledged Company securities covered by the Company’s pledging policy.

Political Contribution Policy

Valley, like all national banks, is prohibited by law from making contributions to candidates in federal, state, and local elections. We apply the policy to our holding company and our subsidiaries. Valley does not contribute corporate funds to independent expenditure committees.

Valley belongs to national trade associations, state banking associations and local chambers of commerce that represent the interests of both the financial services industry and the broader business community. These organizations work to represent the industry and advocate on major public policy issues of importance to Valley and the communities we serve.

Director Independence

The Board has determined that 12 of our current directors and all current members of the Nominating, Compensation, and Audit Committees are “independent” for purposes of the independence standards of Nasdaq, that all of the members of the Audit Committee are also “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and that all of the members of the Compensation Committee meet heightened independence standards under Nasdaq and SEC rules. Our independent directors currently are: Andrew B. Abramson, Peter J. Baum, Eric P. Edelstein, Dafna Landau, Marc J. Lenner, Peter V. Maio, Kathleen C. Perrott, Suresh L. Sani, Lisa Schultz, Jennifer W. Steans, Jeffrey S. Wilks and Dr. Sidney S. Williams, Jr.

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With respect to Mr. Wilks, in determining that he was independent, the Board recognized that his spouse benefits from leasing a branch to the Bank. As set forth in the section “Certain Transactions with Management,” the annual lease payments are made to a limited partnership from which Mr. Wilks’s spouse benefits. The limited partnership is part of a much larger entity from which Mr. Wilks’s spouse also benefits. The lease payments are 0.05% of the annual gross revenue of the larger organization. The annual lease payments are $190,000. This payment has remained fixed since Valley acquired the branch in a merger in 2011, and the lease terms do not provide for any annual increases. Based upon these factors, the Nominating Committee and the Board reached the judgment that because the lease transaction is de minimis to Mr. Wilks, Mr. Wilks is “independent.”

With respect to Ms. Landau, in determining that she is independent, the Board recognized that she is affiliated with BLITA, which owns approximately 14.12% of Valley’s common stock and has entered into certain agreements with Valley as described below.

In connection with our acquisition of Bank Leumi USA in 2022, Valley and BLITA entered into an Investor Rights Agreement, which provides that, (i) for so long as BLITA holds a number of shares of Valley common stock greater than or equal to 12.5% of the shares of Valley common stock issued and outstanding as of immediately following (and giving effect to) the merger, BLITA has the right to designate two directors to each of the Valley Board and the Bank Board (currently Ms. Landau and Mr. Mendelson) and (ii) for so long as BLITA holds a number of shares of Valley common stock greater than or equal to 5% of the shares of Valley common stock issued and outstanding as of immediately following (and giving effect to) the merger, BLITA has the right to designate one director to each of the Valley Board and the Bank Board. BLITA designees must meet the director qualification and eligibility criteria of the Nominating Committee applicable generally to members of the Board and Board nominees and be approved by the Nominating Committee. In addition, for so long as at least one BLITA designee is serving on the Valley Board, one BLITA designee will be entitled to serve on the Executive Committee, the Nominating Committee, the Risk Committee and the Investment Committee of the Board.

The Investor Rights Agreement also provides that, from April 1, 2022 until (i) BLITA ceases to own at least 12.5% of Valley’s outstanding common stock and (ii) BLITA terminates its obligation to own Valley common stock under the Investor Rights Agreement, BLITA is entitled to designate one individual to be a non-voting observer on the Board. Subject to certain exceptions, during such period as BLITA is entitled to designate a director to the Board, (i) with respect to certain specified matters, BLITA will vote its shares of Valley common stock in accordance with the recommendation of the Board and (ii) BLITA will be subject to certain standstill restrictions. The Investor Rights Agreement further provides that BLITA will be entitled to certain registration rights and certain preemptive rights with respect to certain issuances of common stock.

Valley and BLITA also entered into a Business Cooperation Agreement whereby the parties agreed to certain understandings regarding business cooperation matters. This agreement is discussed further under the heading “Certain Transactions with Management.”

To assist in making determinations of independence, the Board has concluded that the following relationships are immaterial and that a director whose only relationship with the Company falls within these categories is independent:

•	A loan made by the Bank to a director, his or her immediate family, or an entity affiliated with a director or his or her immediate family, or a loan personally guaranteed by such persons if such loan (i) complies with federal regulations on insider loans, where applicable; and (ii) is not classified by the Bank’s credit risk department or independent loan review department, or by any bank regulatory agency which supervises the Bank;

•	A deposit, trust, insurance brokerage, investment advisory, or similar customer relationship between Valley or its subsidiaries and a director, his or her immediate family, or an affiliate of his or her immediate family if such relationship is on customary and usual market terms and conditions;

•	The employment by Valley or its subsidiaries of any immediate family member of the director if the family member serves below the level of a Senior Vice President;

•	Annual contributions by Valley or its subsidiaries to any charity for which a director or his or her spouse serves on the Board if the contributions do not exceed the greater of (i) $60,000 or (ii) 5% of the charity’s annual revenues in the calendar year;

•	Purchases of goods or services by Valley or any of its subsidiaries from a business in which a director or his or her spouse or minor child is a partner, shareholder, or officer, if the director, his or her spouse and minor children own 5% or less of the equity interests of that business and do not serve as an executive officer of the business; or

•	Purchases of goods or services by Valley, or any of its subsidiaries, from a director or a business in which the director or his or her spouse or minor child is a partner, shareholder, or officer if the annual aggregate purchases of goods or services from the director, his or her spouse or minor children, or such business in the last calendar year does not exceed the greater of $200,000 or 5% of the gross revenues of the business.

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In determining the independence status of each of our independent directors, the Board considered (i) the banking relationships summarized in the table below, (ii) contributions to charitable organizations on which the director or their spouse served as a director, as noted in the table below, and (iii) the information set forth under “Certain Transactions with Management.”

Name	Loans*	Trust Services/Assets Under Management	Relationship with the Bank	Professional Services to Valley

Andrew B. Abramson**	Commercial and Residential Mortgages, Personal and Commercial Line of Credit	None	Checking, Savings, Certificate of Deposit	None

Peter J. Baum**	Commercial Mortgage	None	Checking	None

Eric P. Edelstein	Residential Mortgage	None	Checking	None

Dafna Landau	None	None	None	None

Marc J. Lenner	Commercial and Residential Mortgages, Personal and Home Equity Lines of Credit	None	Checking, Certificate of Deposit, Money Market, IRA	None

Peter V. Maio	None	None	Checking, Certificate of Deposit, Money Market	None

Kathleen C. Perrott	Home Equity Line of Credit, Installment Loan	None	Checking, Certificate of Deposit	None

Suresh L. Sani	Commercial Mortgage	None	Checking, Certificate of Deposit, Money Market	None

Lisa J. Schultz	None	None	Checking, Money Market	None

Jennifer W. Steans	None	None	Checking, Certificate of Deposit, Money Market	None

Jeffrey S. Wilks	Commercial Mortgage, Personal Line of Credit	None	Checking	None

Dr. Sidney S. Williams, Jr.**	None	None	Checking, Money Market	None

*	In compliance with Regulation O.

**	The Board also considered charitable contributions to entities with which the director is affiliated.

Executive Sessions of Independent and Non-Management Directors

Valley’s Corporate Governance Guidelines require the Board to hold separate executive sessions for both independent and non-management directors. The Board holds an executive session at least twice a year with only independent directors and holds an executive session with non-management directors at least twice per year. In each instance, the Independent Lead Director is the presiding director for the session.

Shareholders’ and Interested Parties’ Communications with Directors

The Board has established the following procedures for shareholder or interested party communications with the Board or with the Independent Lead Director:

•	Shareholders or interested parties wishing to communicate with the Board, the non-management or independent directors, or with the Independent Lead Director should send any communication to Valley National Bancorp, Corporate Secretary, at 70 Speedwell Avenue, Morristown, New Jersey 07960. Any such communication should state the number of shares owned by the shareholder.

•	The Corporate Secretary will forward such communication to the Board or, as appropriate, to the particular

Committee Chair or to the Independent Lead Director, unless the communication is a personal or similar grievance, a shareholder proposal or related communication, an abusive or inappropriate communication, or a communication not related to the duties or responsibilities of the Board in which case the Corporate Secretary has the authority to determine the appropriate disposition of the communication. All such communications will be kept confidential to the extent possible.

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Committees of the Board of Directors; Board of Directors Meetings

The Board conducts its business through meetings of the Board and the following committees: the Audit Committee, the Nominating Committee and the Compensation Committee. In addition to these Committees, the Company also maintains several committees to oversee areas of Valley’s operations. These include a Risk Committee, a Cyber and Technology Risk Subcommittee, an Investment Committee, and an Executive Committee.

Board Meeting Attendance. The Board held 15 meetings in 2023. Each director attended at least 75% of the meetings of the Board and of each Committee on which he or she served during the year.

Annual Meeting Attendance. It is our policy that all directors attend the Annual Meeting absent a compelling reason, such as family or medical emergencies. 100% of our directors attended the 2023 Annual Meeting of Shareholders and were available to answer questions.

Committee Composition and Responsibilities. The table below presents 2023 membership information for each of our Audit, Nominating, Compensation and Risk Committees and the number of meetings held by each committee during 2023.

Director	Audit Committee	Nominating Committee	Compensation Committee	Risk Committee

Andrew B. Abramson	●	●

Peter J. Baum			●	●

Eric P. Edelstein	▲		●

Dafna Landau		●

Marc J. Lenner		▲	●

Peter V. Maio	●			●

Avner Mendelson				●

Kathleen C. Perrott	●			●

Suresh L. Sani		●	▲

Lisa J. Schultz		●		▲

Jennifer W. Steans	●		●

Jeffrey S. Wilks		●		●

Dr. Sidney S. Williams, Jr.	●			●

2023 Number of Meetings*	5	5	5	6

▲	Chair of Committee

●	Committee member

*	Includes telephonic meetings.

Audit Committee

The Board has determined that each member of the Audit Committee is financially literate and that more than one member of the Audit Committee has the accounting or related financial management expertise required by Nasdaq. The Board has also determined that each of Mr. Edelstein, Ms. Perrott and Ms. Steans meets the SEC criteria of an “Audit Committee Financial Expert.” The Committee charter gives the Audit Committee the authority and responsibility for the appointment, retention, compensation and oversight of our independent registered public accounting firm, including pre-approval of all audit and non-audit services to be performed by our independent registered public accounting firm. Other responsibilities of the Audit Committee pursuant to the charter include:

•	Reviewing the scope and results of the audit with Valley’s independent registered public accounting firm;

•	Reviewing with management and Valley’s independent registered public accounting firm Valley’s interim and year-end operating results including SEC periodic reports and press releases;
•	Considering the appropriateness of the internal accounting and auditing procedures of Valley;

•	Considering the independence of Valley’s independent registered public accounting firm;

•	Overseeing the internal audit function;

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•	Reviewing the significant findings and recommended action plans prepared by the internal audit function, together with management’s response and follow-up; and

•	Reporting to the full Board on significant matters coming to the attention of the Audit Committee.

Nominating Committee

The Nominating Committee reviews the qualifications of and recommends to the Board candidates for election as directors of Valley, considers the composition of the Board, and recommends committee assignments. The Nominating Committee also reviews and, as appropriate, approves all related party transactions in accordance with our related party transaction policy. The Nominating Committee is responsible for approving and recommending to the Board our Corporate Governance Guidelines which include:

•	Director qualifications and standards;

•	Director responsibilities;

•	Director orientation and continuing education;

•	Limitations on Board members serving on other boards;
•	Director access to management and records;

•	Criteria for the annual self-assessment of the Board, and its effectiveness; and

•	Responsibilities of the Independent Lead Director.

The Nominating Committee reviews recommendations from shareholders regarding corporate governance and director candidates and also oversees our ESG Council and ESG programs.

Compensation Committee

The Compensation Committee determines CEO compensation, recommends to the Board compensation levels for directors and sets compensation for NEOs and other executive officers. It also administers the 2023 Incentive Compensation Plan (the “2023 ICP”) and makes awards pursuant to that plan.

In February 2024, in undertaking its responsibilities, the Compensation Committee received from the CEO recommendations (except those that relate to his own compensation) for salary, cash bonus, and equity awards for the NEOs and other executive officers. After considering the possible payments and discussing the recommendations with the CEO, and reviewing data provided by its compensation consultant, in February 2024, the Compensation Committee approved the compensation of executive officers, other than the CEO. The Compensation Committee met in executive session with its compensation consultant and legal advisors without the CEO to decide on all elements of the CEO’s compensation, including salary, cash bonus, and equity awards.

For equity awards to employees other than executives, a block of shares is allocated by the Compensation Committee. The individual awards are then allocated by the CEO and his executive staff to these non-executive officers and employees. Under authority delegated by the Compensation Committee, during the year, our CEO is authorized, within certain numerical limits, to make stock awards in specific circumstances including the following: special incentive awards for non-officers, retention awards, awards to new employees, and grants on completion of advanced degrees.

Stock awards not specifically approved in advance by the Compensation Committee, but awarded under the authority delegated, are reported to the Compensation Committee at its next meeting, at which time the Compensation Committee ratifies the action taken.

Risk Committee

The Risk Committee is responsible for:

•	Assisting our Board with oversight of the Company’s enterprise-wide risk management framework, including policies and practices established by management to identify, assess, measure, and manage key risks facing the Company across all of the Company’s seven risk categories: strategic, compliance, operational, reputation, credit, market, and liquidity risk;

•	Discussing with and effectively challenging management regarding the enterprise’s risk appetite and tolerance, and alignment with the Company’s strategy, and at least annually recommending to the full Board the statement of risk appetite and tolerance to be communicated throughout the Company;
•	Reviewing and approving annually the credit review plans and policies, and any significant changes to such plans, as appropriate;

•	Reviewing and recommending to the Board the Company’s liquidity risk tolerance at least annually, taking into account the Company’s capital structure, risk profile, complexity, activities, and size. Senior management reports to the Risk Committee regarding the Company’s liquidity risk profile and liquidity risk tolerance at least quarterly. Furthermore, the Risk Committee reviews the results of periodic stress testing of capital;

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•	Overseeing the performance of the Chief Risk Officer and the related risk functions; and
•	Overseeing the Company’s cybersecurity risk profile, top cybersecurity risks, enterprise cybersecurity program, customer privacy, and key enterprise cybersecurity initiatives.

The Risk Committee includes Peter V. Maio, who has significant information security expertise. The Risk Committee oversees the assessment of cybersecurity risks associated with our vendors and our own system, including conducting phishing training exercises.

Compensation Consultants

In 2023, the Compensation Committee engaged Fredric W. Cook & Co., Inc. (“FW Cook”) as its compensation consultant. FW Cook was engaged to review compensation and performance data of a peer group of comparable financial organizations that had been selected by the Compensation Committee upon the recommendation of FW Cook and in relation to this data, provide an overview and comments on Valley’s executive compensation as well as director compensation. Also, FW Cook was requested to provide information relating to market trends in executive compensation matters. FW Cook has reviewed and provided comments on the compensation disclosures contained in this Proxy Statement.

Compensation and Risk Management

Our Chief Risk Officer evaluated all incentive-based compensation for employees of the Company and reported to the Compensation Committee that none of our incentive-based awards individually, or taken together, was reasonably likely to have a material adverse effect on Valley. None of the compensation or incentives for Valley employees were considered as encouraging undue or unwarranted risk. The Compensation Committee accepted the Chief Risk Officer’s report.

Committee Charters

The Audit Committee, Nominating Committee, Compensation Committee, and Risk Committee each operate pursuant to a separate written charter adopted by the Board. Each Committee reviews its charter at least annually. The charters of the Audit Committee, Nominating Committee, and Compensation Committee can be viewed at our website at www.valley.com/charters, and each of these charters is also available in print to any shareholder who requests it.

Nomination of Directors

Nominations of directors for election may be made at an annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing directors by the Board, or, as described in more detail below, by a shareholder of the Company who meets the eligibility and notice requirements set forth in our By-Laws.

Shareholder Nominations Not for Inclusion in our Proxy Statement. Under our By-Laws, to be eligible to submit a director nomination not for inclusion in our proxy materials but instead to be presented directly at the Annual Meeting, the shareholder must be a shareholder of record on both (i) the date the shareholder submits the notice of the director nomination to the Company and (ii) the record date for the Annual Meeting. The notice must be in proper written form and be timely received by the Company. To be in proper written form, the notice must meet all of the requirements specified in Article I, Section 3 of our By-Laws, including specified information regarding the shareholder making the nomination and the proposed nominee. To be timely for our 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”), the notice must be received by our Corporate Secretary at our Morristown, New Jersey office, located at 70 Speedwell Avenue, Morristown, New Jersey 07960, no later than January 21, 2025 nor earlier than December 22, 2024. If the 2025 Annual Meeting is called for a date that is not within 30 days before or after the anniversary date of this year’s Annual Meeting date, notice will be timely if it is received by the Corporate Secretary no later than the close of business on the 10th day following the date on which public announcement of the date of the 2025 Annual Meeting is first made by the Company.

In addition, to comply with the universal proxy rules of the SEC, shareholders who intend to solicit proxies in support of director nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act postmarked or transmitted electronically no later than March 24, 2025. If the 2025 Annual Meeting is called for a date more than 30 days before or after the anniversary of this year’s Annual Meeting date, then the deadline to postmark or electronically submit such notice will

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be the later of 60 calendar days before the date of the 2025 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2025 Annual Meeting is first made by the Company (or if such day is a Saturday, Sunday or holiday, the next succeeding business day).

Shareholder Nominations for Inclusion in our Proxy Statement. Our By-Laws provide that if certain requirements are met, an eligible shareholder or group of eligible shareholders may include their director nominees in the Company’s Annual Meeting proxy materials. This is commonly referred to as proxy access. The proxy access provisions of our By-Laws provide, among other things, that a shareholder or group of up to 20 shareholders seeking to include director nominees in our proxy materials must own 3% or more of our outstanding common stock continuously for at least three years. The number of proxy access nominees appearing in any annual meeting proxy statement cannot exceed the greater of two or 20% of the number of directors then serving on the Board. If 20% is not a whole number, the maximum number of proxy access nominees would be the closest whole number below 20%. A nominee who is included in our proxy materials but withdraws from or becomes ineligible or unavailable for election at the annual meeting or does not receive at least 25% of the votes cast for his or her election, will not be eligible for nomination by a shareholder for the next two Annual Meetings. The nominating shareholder or group of shareholders also must deliver the information required by our By-Laws, and each nominee must meet the qualifications required by our By-Laws.

Requests to include director nominees in our proxy materials for our 2025 Annual Meeting must be received by our Corporate Secretary at our Morristown, New Jersey office, located at 70 Speedwell Avenue, Morristown, New Jersey 07960, no earlier than November 6, 2024 and no later than December 6, 2024. If the 2025 Annual Meeting is called for a date that is not within 30 days before or after the anniversary date of this year’s Annual Meeting date, notice will be timely if it is received by the Corporate Secretary no later than the close of business on the 10th day following the date on which public announcement of the date of the 2025 Annual Meeting is first made by the Company.

Director Qualifications. The Board has established criteria for members of the Board. The Board may waive one or more of these requirements in connection with a director joining the Board through an acquisition. The Board granted a waiver of certain conditions (including U.S. citizenship) for Ms. Landau and Mr. Mendelson. The director criteria include:

•	The maximum age for an individual to join the Board is age 65, except that such limitation is inapplicable to a person who, when elected or appointed, is a member of senior management, or who was serving as a member of the Board of another company at the time of its acquisition by Valley;

•	A director is eligible for reelection if the director has not attained age 76 before the time of the annual meeting of the shareholders of the Company. However, the Board in its discretion may extend this age limit for not more than one year at a time for any director, if the Board determines that the director’s service for an additional year will sufficiently benefit the Company;

•	Each Board member must demonstrate that he or she is able to contribute effectively regardless of age;

•	Each Board member must be a U.S. citizen and comply with all qualifications set forth in 12 USC §72;

•	A majority of the Board members must maintain their principal residences in the states in which the Bank has branch offices or within 100 miles from the Bank’s principal office;

•	Board members must satisfy applicable stock ownership guidelines, as described below under “Compensation of Directors – Director Stock Ownership Guidelines”;

•	Unless there are mitigating circumstances (such as medical or family emergencies), any Board member who attends less than 85% of the Board and assigned committee meetings for two consecutive years will not be nominated for re-election;

•	Each Board member must prepare for meetings by reading information provided prior to the meeting. Each Board member should participate in meetings, for example, by asking questions and by inquiring about policies, procedures, or practices of Valley;

•	Each Board member is expected to be above reproach in his or her personal and professional lives and his or her financial dealings with Valley, the Bank, and the community;

•	If a Board member (i) has his or her integrity challenged by a governmental agency (indictment or conviction), (ii) files for personal or business bankruptcy, (iii) materially violates the Code of Conduct and Ethics, or (iv) has a loan made to or guaranteed by the director classified as doubtful, the Board member shall resign upon the request of the Board. If a loan made to a director or guaranteed by a director is classified as substandard and not repaid within six months, the Board may ask the director to resign;

•	No Board member may serve on the board of directors of any other bank or financial institution or on the board of directors of more than two other public companies while a member of the Board without the approval of the Board;

•	Board members should understand basic financial principles and represent a variety of areas of expertise and diversity in personal and professional backgrounds and experiences;

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•	Each Board member should be an advocate for the Bank within the community; and
•	To the extent it is convenient, it is expected that the Bank’s services will be utilized by the Board member for his or her personal and business affiliations.

In addition to the above qualifications, the following factors are also considered by the Nominating Committee when evaluating director candidates:

•	Appropriate mix of educational background, professional background, and business experience to make a significant contribution to the overall composition of the Board;

•	Whether the candidate would be considered a financial expert or financially literate as described in SEC and Nasdaq rules;

•	Whether the candidate would be considered independent under Nasdaq rules;

•	Demonstrated character and reputation, both personal and professional, consistent with that required for a bank director;
•	Willingness to apply sound and independent business judgment;

•	Ability to work productively with the other members of the Board;

•	Availability for the substantial duties and responsibilities of a Valley director; and

•	Meets the additional criteria set forth in the Corporate Governance Guidelines.

As discussed above under “Item 1—Election of Directors—Board Selection,” diversity is one of the factors that the Nominating Committee considers in identifying nominees for director. The Nominating Committee has not adopted a formal diversity policy with regard to the selection of director nominees.

Shareholder Recommendations for Director Candidates. The Nominating Committee has adopted a policy regarding director candidates recommended by shareholders. The Nominating Committee will consider nominations recommended by shareholders. In order for a shareholder to recommend a nomination, the shareholder must provide the recommendation along with the additional information and supporting materials to our Corporate Secretary no earlier than 180 days and no later than 150 days prior to the anniversary of the date of the preceding year’s mailing of the Proxy Statement for the Annual Meeting. The shareholder wishing to propose a candidate for consideration by the Nominating Committee must own at least 1% of Valley’s outstanding common stock. In addition, the Nominating Committee has the right to require any additional background or other information from any director candidate or the recommending shareholder as it may deem appropriate. For Valley’s 2025 Annual Meeting, we must receive this notice on or after October 7, 2024 and on or before November 6, 2024. The Nominating Committee will evaluate shareholder-recommended director candidates using the same criteria and standards as described above.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Peter J. Baum, Eric P. Edelstein, Marc J. Lenner, Suresh L. Sani and Jennifer W. Steans. None of the members of the Compensation Committee or their affiliates, and none of the Company’s executive officers, have engaged in transactions or relationships required to be reported under the compensation committee interlock rules promulgated by the SEC.

Certain Transactions with Management

Our related party transactions in which Valley or any of its subsidiaries is a participant and in which a 5% holder of our common stock (including BLITA), an executive officer, or a director (or an immediate family member of such a person or a company controlled by such a person or in which such a person has a substantial ownership interest) (collectively “insiders”) has a material interest are governed by our written related party transaction policy. We require our directors and executive officers to complete a questionnaire, annually, to provide information specific to related party transactions. Insiders may use Valley’s services or may provide services to Valley, as we expect our directors and officers to use the services of the Bank.

With respect to the use of the Bank’s services by insiders (including holders of 10% or more of our common stock), loans to insiders by the Bank are governed by Regulation O. Regulation O requires that such loans: (i) be made on the same or substantially similar terms and conditions, including interest rates and collateral, as those prevailing at the time for comparable loans to third parties, and (ii) not involve more than the normal risk of collectability. Regulation O also requires that such loans be approved by a majority of the directors with the director who is the borrower, or related to the borrower, not present or voting.

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With respect to other Bank services provided to insiders, those services are provided on the same terms and conditions as provided to third parties, with no Board approval required.

With respect to insiders providing products or services, these transactions are subject to the related party transaction policy. Under the related party transaction policy, transactions are referred for review and approval to the Nominating Committee. If the transaction presents a continuing relationship, the activity is reviewed and, if appropriate, approved by the Nominating Committee. If the transaction is new, the Nominating Committee is charged with reviewing it and approving it if it is believed to be in the best interests of Valley. If a transaction is not approved, the services offered will not be used. If an ongoing transaction fails to be ratified it will, if possible, be cancelled in accordance with any contractual rights. The Audit Committee oversees compliance with the related party transaction policy.

The Bank has made loans to its directors and executive officers and their associates and, assuming continued compliance with generally applicable credit standards, it expects to continue to make such loans. All of these loans: (i) were made in the ordinary course of business, (ii) were made on the same terms, including interest rates and collateral, as those available to other persons not related to Valley, and (iii) did not involve more than the normal risk of collectability or present other unfavorable features.

The following transactions and payments were approved under our related party transaction policy.

•	In 2011, Valley acquired State Bancorp, Inc. (“State Bancorp”). In connection with the acquisition, it was agreed between the parties to the merger that Mr. Wilks was to be elected to the Board. At the time of acquisition, State Bancorp leased a branch located in Westbury, New York which Valley assumed the lease for effective January 1, 2012. The lease provides for fixed rental payments of approximately $190,000 per year. The lease may be terminated at any time by the landlord upon not less than 130 days’ written notice. The lease payments are made to a limited partnership from which Mr. Wilks’s spouse benefits. The limited partnership is part of a much larger entity from which Mr. Wilks’ wife also benefits. Valley’s lease payments in 2023 represented less than 0.05% of the annual gross revenue of the entity.

•	We have always welcomed as new employees qualified relatives of our current employees. Currently, a number of our employees have relatives who also work for Valley. Valley employs the brother of Joseph V. Chillura, an executive officer of Valley, who in 2023 earned a salary of $330,000 plus a discretionary bonus and equity award.
•	In connection with Valley’s acquisition of Bank Leumi USA, Valley and BLITA entered into a Business Cooperation Agreement, dated as of April 1, 2022 (the “Cooperation Agreement”), pursuant to which Valley agreed to offer BLITA the opportunity to participate in committed commercial loans made by Valley and its subsidiaries. Valley and BLITA have ongoing participation relationships pursuant to the Cooperation Agreement and it is expected that new participations will continue to be entered into, subject to approval in accordance with the related party transaction policy. From January 1, 2023 to March 1, 2024, BLITA purchased participation interests in 20 loan commitments. BLITA’s purchased interests totaled $605 million, or 36% of the total loan commitment amounts, with BLITA’s participation interests during this time span ranging from 5% to 70%. BLITA also engages in other ordinary course banking relationships with Valley, including that BLITA may from time to time open deposit accounts with Valley and Valley maintains a Nostro account at BLITA to facilitate foreign currency exchange transactions in Israel for Valley customers.

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Environmental, Social, and Governance Practices

At Valley, we are committed to making a positive, lasting impact on the communities we serve and in the world in which we live. We recognize the critical role we play and the unique opportunity we have to create a socially responsible and sustainable future. As part of our dedication to responsible corporate stewardship, we feel it is important to share why our sustainability initiatives are important to us and the steps we are taking to build a vibrant and sustainable future for our stakeholders: our customers, investors, associates, and community partners.

Our ESG Council (the “Council”) was formed in 2020 to bring together leaders from across the Company to strengthen and provide guidance for the implementation of our sustainability initiatives. The Council is a cross-functional group comprised of members from our Credit Risk Management, People Resources, Community Reinvestment, Community Lending, Corporate Lending, Retail Banking, Commercial Banking, Private Banking, Workplace Solutions/Property Management, Information Security, Marketing, Vendor Management, Risk, Finance, Audit, and Legal departments.

The Board has delegated ongoing oversight of our Environmental, Social, and Governance (“ESG”) program and strategy to the Nominating Committee. The Compensation Committee and the Risk Committee are also involved in ESG-related issues that naturally fall within their areas of responsibility while the overall oversight of strategy lies with the Nominating Committee. ESG activities are reported to the Nominating Committee no less than twice a year. Additionally, the Board receives periodic reports on the Company’s progress on Corporate Social Responsibility (“CSR”) and Community Reinvestment Act activities.

There are two subcommittees of the Council, one of which focuses on climate related risks and the other which focuses on lending opportunities associated with carbon transition. The Council’s philosophy remains one of proactive focus on encouraging the build-out of our strong foundation for the promotion of economic and environmental sustainability in all of Valley’s markets.

2023 ESG Highlights

Our New Headquarters and Workplace Solutions

We are mindful of the direct environmental impact of our branch and office operations, and we seek to reduce negative impacts where possible. In 2023, we completed construction and moved into our new headquarters in Morristown, New Jersey, which achieved Leadership in Energy and Environmental Design (“LEED”) Gold certification. Valley achieved LEED certification by addressing areas such as carbon, energy, water, waste, transportation, materials, health, and indoor environmental quality. Our headquarters is an example of our approach and commitment to environmental responsibility and our associates by providing a healthy work environment.

Our strategies regarding the other locations in which we have ownership or operational control incorporate climate change considerations in footprint optimization and in implementing building design, construction, operations, and processes. Wherever possible, our project strategies include environmentally conscientious materials selection, indoor air quality, energy management, and water efficiency. We have also invested in video conferencing technologies and virtual collaboration tools and capabilities that allow our associates to reduce work related travel costs, time, and environmental impact. Some of our other sustainable practices include digital and automated building management systems, recycling programs for paper and electronic waste, water management to reduce the volume of water waste, and digital business strategies to reduce paper usage, postage, and physical storage.

Sustainable Subordinated Debt Offering

Significantly in 2023, the Council, in conjunction with our Sustainable Financing Committee, participated in the tracking and reporting of Valley’s transactions that satisfied the requirements of Valley’s $150 million sustainable subordinated notes offering and comply with the parameters of the underlying Sustainable Financing Framework (the “Framework”) issued in September 2022. All of the proceeds from this offering were allocated and used to finance, in part or in full, new and/or existing social and/or green assets that meet the eligibility criteria as set forth in the Framework. Our Sustainable Financing Report, available on our website at www.valley.com/VNB/media/Library/PDFs/March-2024-Sustainable-Financing-Report-(VNB).pdf, describes the allocation of the offering proceeds and highlights that the disbursements were aligned with our efforts for sustainability by extending loans that supported energy efficient projects, affordable housing, clean transportation and workforce housing.

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Credit and Lending

To reduce carbon emissions and encourage the use of renewable energy resources, we have focused on providing financing within our communities to support positive climate impact goals. We are working to understand the challenges of our clients and communities as they move towards a lighter carbon footprint so that we may deploy our lending activities to support those efforts. To better track our positive environmental impact driven by our loan originations, we are focused on improving the identification of the associated underlying data. We have also revised our credit underwriting technology platforms to facilitate the collection of information on loans we make for renewable energy resources, to support LEED and other green certified buildings, and for green-related and/or energy efficiency related projects and equipment. Leveraging our platform enhancement, we have been able to review and collect information on the investments we made in renewable energy projects.

In June 2021, our indirect automotive and floor plan finance areas started to provide discounted financing for hybrid and electric consumer vehicles. In 2023, we funded 1,015 electric or hybrid vehicles. We are also proud of our current financing of renewable energy businesses and projects. Our customers include a real estate investment in a mixed use property where the borrower reports LEED Platinum certification; a real estate investment in an industrial property where the borrower reports LEED Silver certification; a leading finance company for small scale renewable energy products; a minority-owned business that manufactures electrical cable and related equipment in the country for large scale solar and wind turbine projects; a company that provides major component services for wind turbine installations; an installer of solar panels; a recycling company; and green energy construction developers.

Foundational to our environmentally focused lending program is the Company’s adherence to a strong credit culture. We are aware that changes in our credit policies and practices to reduce and/or manage our exposure to climate-related risks should not adversely affect vulnerable communities or specific industries. Climate mitigation lending approvals and loan structures are subject to our existing credit policy and risk acceptance criteria to maintain our moderate credit risk profile. For example, we are aware that homes in flood prone locations are more likely to be low- to moderate-income (“LMI”) communities. As we review our lending in flood zones to mitigate the impact of climate change on our lending portfolio, we want credit to remain available for the purchase or refinance of homes in those areas.

In 2023, we expanded our Level III credit concentration threshold, which is an internally derived capital allocation methodology. Our approach to lending in the climate space strikes a balance between preserving our culture of prudent risk taking and mitigation with continuing to support growth to environmentally sensitive industries that will likely evolve as a result of anticipated changes in the regulatory landscape.

Climate-Related Financial Risk

Climate change is a significant and pressing global issue and we are committed to understanding how it may influence the risks we identify and proactively manage. We will continue to implement programs to better understand climate-related risks and how they impact our funding and capital management practices.

The use of scenario analysis – in which the resilience of financial institutions is assessed under different hypothetical climate scenarios to better understand climate-related risks and impacts – is an emerging tool to assess climate-related financial risks. As we work toward fully integrating climate risk into our risk framework, we continue to deploy idiosyncratic, operational climate-related risk scenarios that are tailored to the geographic footprints in which we operate, relevant to our business lines, and align with our moderate risk posture.

On an annual basis, we conduct our annual capital stress test which is an integral component of Valley’s capital management program. Management conducts stress testing using economic scenarios developed by Moody’s Analytics and the Federal Reserve Board to stress various types of balance sheet risks that are prominent throughout the banking industry and economic environment. The scenarios use national macroeconomic variables to stress changes in employment, production, inflation, interest rates, real estate pricing, exchange rates, and the stock market. In this manner, the capital stress test is primarily focused on interest rate, credit, and liquidity risk streams. Since the occurrence of extreme weather events, such as hurricanes, floods, and wildfires, are agnostic to all types of economic circumstances (good and bad), management also incorporates operational risk scenarios focused on severe weather events as a component of our annual capital stress test. By “layering on” the impacts associated with a hypothetical severe weather-related event during a period of prolonged economic weakness, it thoroughly stresses the resiliency of the organization across all risk streams simultaneously. This type of analysis strengthens our strategic conversations by enabling us to frame and assess the potential range of possible business outcomes and weigh management options for consideration.

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Our 2023 capital stress test included an operational risk scenario centered around catastrophic climate-related events in New York, New Jersey, Florida, Alabama, and California. The hypothetical scenarios we chose this year were related to extreme weather events taking place in our New York/New Jersey metropolitan, Florida/Alabama, and California areas in a quick succession. Our analysis took into account impacts to Valley from a direct impact (e.g., via damage to its real estate holdings), indirect impact (e.g., via damage to its commercial and residential mortgage collateral), as well as staffing and operating losses. The results of the internal stress tests are considered in combination with other risk management and monitoring practices at Valley to maintain an overall risk management program.

As Valley continues to approach key asset thresholds, management is taking steps to prepare for enhanced reporting requirements, which include, but are not limited to, scenario analysis and climate-related financial disclosures.

ESG Education

To achieve our goal of improving associate knowledge and to reinforce our culture of sustainability, in March 2023, the topic of ESG was featured in a panel discussion at a company-wide town hall. Prior to the panel discussion, we aired an internally designed ESG video. Both the video and panel discussion focused on sharing our inclusive approach to sustainability and conveying to our associates that prioritizing sustainability matters aligns our business strategies with broader societal goals, promotes sustainable development, and contributes to a more resilient and responsible corporate culture.

Associate Engagement and Culture Management

Our people continue to be our greatest asset. As an employer of choice, we invest heavily in cultivating an inclusive culture of belonging where authenticity, collaboration, and innovation thrive. We center on our people’s experience so that we can attract, develop, and retain top-notch talent that is crucial to all aspects of Valley’s strategy and long-term success. To that end, we partner with colleges and universities within our footprint along with local community partners to ensure greater access to our career opportunities for LMI and first-generation talent, and to strengthen our ability to maintain our high-performing culture.

We recognize that building an inclusive and high-performing culture requires an engaged workforce where employees are empowered and motivated. Valley’s efforts to promote an inclusive and rewarding culture for our associates include the following:

•	In 2020, we launched the Valley Associate Resource Groups (“ARG”) program, which now includes six associate resource groups: BELIEVE (Black Employees Leading in Inclusion Excellence Vision and Empowerment), HOLA (Hispanic Organization for Leadership and Advancement), WISE (Women Influencing Success and Empowerment), ASIA (Asian Society for Innovation and Advancement), the PROUD ARG, which focuses on our LGBTQ+ community, and the ABLE ARG, which focuses on the disability community. Our ARGs continue to represent the strength and spirit of Valley by championing an environment in which unique and different experiences and perspectives are encouraged and valued both from an associate and customer perspective. Our ARGs have been instrumental in driving Valley’s mission, contributing to cultural competence, and offering avenues for professional development for all associates. Our ARGs hosted over 45 events in 2023, showcasing the dedication of Valley’s ARG members to fostering a culture of inclusion within our organization and in the communities in which we serve.

•	Launched in 2021, our Diversity Equity and Inclusion (“DEI”) Governance Framework continues to enhance our ability to bring new ideas to the table, raise new questions, innovate our practices and products, and strengthen our connections with our communities. We are proud to be ranked in the SSGA Gender Diversity Index (the “Index”). The companies in the Index are ranked within each sector by three gender diversity ratios and designed to measure the performance of domestic large capitalization companies that are gender diverse, which are defined as companies that exhibit gender diversity in their senior leadership positions. Valley’s commitment to providing equitable opportunities extends to partnerships with universities and non-profit organizations, and Valley was honored as the 2023 Commitment Employer of the year by VISIONS, an organization dedicated to providing opportunities to visually impaired students.

•	We continue to provide our associates with strong inclusion education programming, which includes weekly microlessons, live sessions, and individual courses. For example, our Jumpstart series continues to provide an opportunity for our associates to understand our core performance competencies and to discuss how they can develop those competencies for personal career growth.

•	In 2020, our CEO signed the CEO Action for Diversity and Inclusion in 2020 and pledged to act on supporting more inclusive workplaces. Aligned with this commitment, which includes creating spaces to have conversations on DEI, in 2023, we hosted two sessions of our Widening the Lens, Sharing Our Perspectives series, which gave our associates the opportunity to celebrate diverse experiences. The continuation of the REAL Talk series further enriched these conversations, providing a platform for open and authentic discussions on various DEI topics.

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Community Reinvestment Act (“CRA”) Activities

Valley received an “Outstanding” CRA rating from the Office of the Comptroller of the Currency (“OCC”) in late 2022 for its 2019-2021 CRA Exam, representing the second consecutive “Outstanding” CRA rating from the OCC. The CRA requires banks to meet the credit needs of their entire communities, including the LMI neighborhoods in which it operates. A rating of “Outstanding” is the highest rating available. The rating is determined by the regulator’s assessment of a financial institution’s performance in helping to meet the credit needs of its community in the context of information about the institution (capacity, constraints, and business strategies), its community (demographic and economic data, lending, investment, and service opportunities), and its competitors and peers.

Community Development

Community development is the work of building and sustaining communities, which is an integral component of our efforts to foster a culture of service and empowerment and to be a leader in corporate stewardship.

The following were the highlights of our community engagement activities in 2023:

•	Valley’s Retail Banking division demonstrated their community commitment by dedicating their time to volunteer and serve on boards and committees of CRA qualified nonprofit organizations. Nearly 1 out of 3 Retail Market Managers serve on a CRA board or committee. In addition, our associates provided over 1,600 hours of financial literacy training to our community last year.

•	We remained steadfast in our commitment to engaging with our Regional Community Advisory Boards (“RCAB”), comprised of partners that span across our retail footprint. Our RCAB members provide invaluable insight into the needs of their communities.

•	Small Business Lending – Valley’s commitment to our local communities includes supporting economic development and small businesses. In 2023, we made over 21,000 loans to small businesses and those in LMI communities.

•	Building on our focus to reach unbanked and under-banked individuals and provide safe access and affordable banking services, we developed a specialty checking account to align with “Bank On” national account standards. Our teams actively partner with local, trusted community-based partners, such as the United Way to reach individuals in our communities who may not have believed they were eligible to open a bank account due to their previous financial history. In 2023, we facilitated numerous presentations with non-profit organizations and their clients and performed community outreach to advance financial empowerment and promote critical access to the banking ecosystem for those individuals. These efforts resulted in nearly 800 new accounts being opened, effectively increasing the financial capacity of these LMI individuals and communities.

•	Our continued partnership with the FHLBNY includes involvement in the Affordable Housing (“AHP”) program and Zero Development Advance (“ZDA”) program, both of which support vital projects across our entire footprint. Through the AHP program, $4.5 million in subsidies were awarded to six nonprofits that will result in nearly 500 affordable housing units. We found innovative ways to support small businesses during a challenging interest rate environment and through our participation in the ZDA program, we offered a 0% interest loan to a non-profit partner for their new headquarters. We also participate in the FHLBNY’s Homeownership Dream Program, which offers down payment assistance to first-time homebuyers and the Small Business Recovery Grant Program, which awarded the maximum amount afforded under that program to support five small businesses and non-profit organizations facing economic challenges. One of the recipients included a non-profit café supporting workforce development for individuals with intellectual developmental disabilities, which is located in the retail space of our new headquarters building.

Community Investments

In 2023, Valley had a community development investment portfolio of approximately $500 million. These investments advance Valley’s affordable housing, economic development, revitalization/stabilization, and community services goals. An impactful example included our investment of $1 million in New Jersey’s Neighborhood Revitalization Tax Credit program in the 2022-2023 financial cycle, supporting revitalization projects for eight urban communities, which were led by our non-profit partners across northern and central New Jersey.

Valley also placed certain investments with Carver Federal Savings Bank (“CFSB”), a minority deposit institution headquartered in Harlem, New York. Our support is in conjunction with CFSB’s inclusion in Project REACh (Roundtable for Economic Access and Change), an innovative OCC-led initiative to reduce various barriers to full and fair participation in the nation’s banking system and the economy.

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Philanthropy

Being leaders in our local communities means responding to the needs of our communities, building relationships with fellow community members, understanding and identifying community needs, and championing initiatives that cultivate strong, local leadership. Our associates are actively engaged with community organizations and volunteered more than 13,500 hours last year. In particular, the Community FoodBank of New Jersey is the state’s largest anti-hunger and anti-poverty organization, and in partnership with the NJBA, the One Million Meals initiative has a goal to reach a total of one million meals to feed hungry seniors, parents, and children across the state of New Jersey. To support the initiative, Valley associates volunteered almost 600 hours in 2023. To encourage all associates to volunteer and give back to our communities, we provide our full-time associates with up to 16 hours of paid time off for their volunteer activities. In addition, Valley recently implemented the Workplace Giving program that provides associates with the opportunity to donate to their favorite charities and double the impact through a matching contribution from Valley.

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Compensation of Directors

The compensation of our directors is designed to attract, retain, and motivate highly qualified candidates for director and be broadly comparable with our peers. Only non-employee directors are paid for their service on the Board. Directors who are employees of the Company receive no additional compensation for serving on the Board. The Compensation Committee recommends to the Board the form and amount of compensation for non-employee directors. Director compensation, including compensation for Committee service, is reviewed at least annually by the Compensation Committee, typically at its regularly scheduled December meeting, which makes such recommendations to the Board with respect thereto as it deems appropriate. As part of such review each year, with the assistance of the Compensation Committee and its compensation consultant, the Board takes various factors into consideration, including, but not limited to, the responsibilities of directors generally, as well as Committee chairs, and market data for our peer group. Currently, we compensate our non-employee directors with a combination of cash and equity to help align our directors’ interests with those of our shareholders.

Director Fees Earned or Paid in Cash

Prior to the 2023 Annual Meeting, non-employee directors received a fee of $2,000 for each meeting of the Board that they attended and $1,500 for each meeting of the Audit Committee, Compensation Committee, Nominating Committee or Risk Committee that they attended. In January 2023, based upon the recommendation of its compensation consultant, the Compensation Committee recommended, and the Board approved, the discontinuation of Board and Committee meeting fees, effective at the 2023 Annual Meeting. Following the 2023 Annual Meeting, non-employee directors receive an annual cash retainer of $90,000, paid in four quarterly installments.

The Chair of each of the Audit Committee, Compensation Committee, Nominating Committee, and Risk Committee receives an annual retainer of $20,000. The Independent Lead Director receives an annual retainer of $50,000. These additional retainers are to recognize the extensive time that is devoted to serve as Committee Chair or Independent Lead Director and to attend to Committee matters, including meetings with management, auditors, outside advisors and consultants, and preparing Committee meeting agendas.

The Board also has several committees in addition to the Audit Committee, Compensation Committee, Nominating Committee and Risk Committee. These additional committees generally deal with oversight of various operating matters. The Committee Chairs for these additional committees also receive an annual retainer of $20,000, with the exception of the Executive Committee Chair who receives no additional retainer.

Director Equity Awards

Each year, as part of their annual retainer, each non-employee director who was elected or continues to serve as a member of the Board also receives an award under the 2023 ICP of RSUs equal in value to $85,000. These equity grants to our non-employee directors are intended to strengthen the alignment between shareholder interests and those of our directors. The RSUs are granted on the date of the annual meeting of shareholders, with the number of RSUs determined using the closing market price of the common stock as reported by Nasdaq on the business day prior to grant. The RSUs vest on the earlier of the next annual meeting of shareholders or the first anniversary of the grant date, with acceleration upon a change in control (“CIC”), death or disability, and retirement (age 65 with five years of service), but not resignation from the Board.

Annual Limit on Director Compensation

Our 2023 ICP provides for our non-employee directors to be eligible recipients of equity awards with an overall annual limit of $500,000 on the total value of equity awards plus annual cash fees.

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Director Stock Ownership Guidelines

As set forth in the Company’s Corporate Governance Guidelines, each non-employee director is required to own shares of our common stock having a value equal to three times the director’s annual cash retainer. Non-employee directors have a three year period to attain compliance with this requirement unless the Board approves an extension in appropriate circumstances. Until this ownership requirement has been met, a director may not sell any common stock received as part of the annual retainer, and directors must hold at least 50% of their required ownership until six months following their termination from service with the Company. For purposes of calculating the required ownership amount, a non-employee director’s stock ownership includes all shares of common stock considered beneficially owned under Exchange Act Rule 13d-3.

As a separate requirement, bank regulations require that each Board member own in such director’s own name (or jointly with the director’s spouse), shares of common stock worth $1,000, none of which may be pledged or hypothecated.

Directors Retirement Plan

We maintain a retirement plan for non-employee directors which was frozen to new participants and for additional benefit accruals in 2013. The plan provides 10 years of annual benefits to participating directors with five or more years of service. The benefits commence after a director has retired from the Board and reached age 65. The annual benefit is equal to the director’s years of service through December 31, 2013, multiplied by 5%, multiplied by the final annual retainer paid to directors as of December 31, 2013 ($40,000). In the event of the death of the director prior to receipt of all benefits, the payments continue to the director’s beneficiary or estate. As a result of amendments to the plan adopted in 2013, participants no longer accrue further benefits and directors first elected after 2013 do not participate.

2023 Director Compensation

The total 2023 compensation of our non-employee directors who served on the Board at any time during 2023 is shown in the table below.

Name	Fees Earned or Paid in Cash(5)	Stock Awards(6)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(7)	All Other Compensation(8)	Total

Andrew B. Abramson	$ 93,500	$85,000	$21,258	$ 3,292	$ 203,050

Ronen Agassi(1)	16,000	—	—	—	16,000

Peter J. Baum	99,000	85,000	1,999	3,292	189,291

Eric P. Edelstein(2)	169,000	85,000	10,531	3,292	267,823

Dafna Landau(3)	75,000	85,000	—	3,292	163,292

Marc J. Lenner(2)	116,000	85,000	4,175	3,292	208,467

Peter V. Maio(2)	118,500	85,000	—	3,292	206,792

Avner Mendelson	93,000	85,000	—	1,051,292	1,229,292

Kathleen C. Perrott(4)	25,962	—	—	—	25,962

Suresh L. Sani(2)	115,500	85,000	4,374	3,292	208,166

Lisa J. Schultz(2)	124,000	85,000	—	3,292	212,292

Jennifer W. Steans	99,000	85,000	—	3,292	187,292

Jeffrey S. Wilks(2)	115,625	85,000	1,807	3,292	205,724

Dr. Sidney S. Williams, Jr.	99,000	85,000	—	3,292	187,292

(1)	Mr. Agassi served as director until February 28, 2023. The amount shown includes prorated cash fees of $16,000 that Mr. Agassi earned for service during 2023.

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(2)	Independent Lead Director or Committee Chair (see “Committees of the Board of Directors; Board of Directors Meetings” on page 24 of this Proxy Statement).

(3)	Ms. Landau was appointed to the Board on February 28, 2023. The amount shown includes prorated cash fees of $75,000 that Ms. Landau earned for service during 2023.

(4)	Ms. Perrott was appointed to the Board on September 18, 2023. The amount shown includes prorated cash fees of $25,962 that Ms. Perrott earned for service during 2023.

(5)

Amounts include the Board and Committee meeting fees earned for the period January 1, 2023 until the date of the 2023 Annual Meeting, plus the portion of the $90,000 annual cash retainer earned for the period between the date of the 2023 Annual Meeting and December 31, 2023.

(6)

Each non-employee director other than Ms. Perrott, who joined the Board in September 2023, and Mr. Agassi, who departed the Board in February 2023, received an RSU award equal in value to $85,000 as part of their annual equity retainer, granted on the date of the annual meeting of shareholders. The number of RSUs was determined using the closing market price on the business day prior to grant, and the RSUs vest on the earlier of the next annual shareholders’ meeting or the first anniversary of the grant date, with acceleration upon a CIC, death or disability, and retirement, but not resignation from the Board.

(7)

Represents the change in the present value of pension benefits for 2023 under the Directors Retirement Plan considering the age of each director, a present value factor, an interest discount factor, and time remaining until retirement. As disclosed above, the Directors Retirement Plan was frozen for purposes of benefit accrual in 2013. The increase in the present value of the accumulated benefits as of December 31, 2023 is attributable to the decrease in the discount rate from 5.21% to 4.87%.

(8)

For each non-employee director other than Ms. Perrott, who joined the Board in September 2023, and Mr. Agassi, who departed the Board in February 2023, neither of whom received the annual RSU grant, this column reflects deferred cash dividends in the amount of $3,292 earned in 2023 on the RSUs that are part of the director’s annual equity retainer, granted on the date of the annual meeting of shareholders. For Mr. Mendelson, this amount also reflects payments pursuant to his consulting agreement with the Company, as described below under “Mendelson Consulting Agreement.”

Mendelson Consulting Agreement

Effective May 1, 2022, in connection with Valley’s acquisition of Bank Leumi USA (“BLUSA”), Valley entered into a consulting agreement with ALREM LLC, a company wholly-owned and controlled by Mr. Mendelson and his spouse, pursuant to which Mr. Mendelson provides certain services to Valley, including assistance with the execution of its tech banking plan and building future growth strategies, assistance with the development and implementation of its venture capital strategy, exploration of a renewables/project finance vertical with BLITA, providing advice regarding the development of strategic initiatives, retention of BLUSA clients and assisting with maintaining Valley’s relationship with BLITA. The agreement had an initial 12-month term and was renewed for a second 12-month term effective as May 1, 2023. After the initial term, either party may terminate on 30 days’ prior written notice, and the Company may terminate the agreement on five days’ written notice if ALREM LLC engages in activities constituting “cause” or materially breaches the agreement. The agreement provides for monthly payments to Mr. Mendelson of $47,100 during the remaining term of the agreement. Mr. Mendelson also receives $90,000 on each July 31, October 31, January 31, and April 30 that the agreement remains in effect. These payment amounts represent a 25% decrease from the initial term based on an amendment to the agreement entered into in connection with the commencement of the renewal term. ALREM LLC is also entitled to reimbursement of all reasonable expenses and other costs, including reasonable travel expenses, associated with this agreement in accordance with Valley’s standard policies and procedures.

37	2024 Proxy Statement

Stock Ownership of Management and Principal Shareholders

Directors and Executive Officers

The table below contains information about the beneficial ownership of our common stock at March 1, 2024 by each director and by each of our NEO named in this Proxy Statement, and by directors and all executive officers as a group.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percent of Class(2)

Andrew B. Abramson	302,681	(3)	0.06

Peter J. Baum	83,272	(4)	0.02

Joseph V. Chillura	678,185	(5)	0.13

Raja A. Dakkuri	407,581	(6)	0.08

Eric P. Edelstein	110,732		0.02

Michael D. Hagedorn	112,946		0.02

Thomas A. Iadanza	326,950		0.06

Dafna Landau	100		0

Marc J. Lenner	306,318	(7)	0.06

Peter V. Maio	38,014		0.01

Avner Mendelson	1,243,182	(8)	0.24

Kathleen C. Perrott	108		0

Ira Robbins	574,610	(9)	0.11

Suresh L. Sani	99,984	(10)	0.02

Lisa J. Schultz	60,289		0.01

Jennifer W. Steans	4,360,253	(11)	0.86

Jeffrey S. Wilks	460,852	(12)	0.09

Dr. Sidney S. Williams, Jr.	11,628		0

Directors and Executive Officers as a group (21 persons)	9,582,232	(13)	1.88

(1)   For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act. Beneficially owned shares include shares of common stock and preferred stock over which the named person exercises either sole or shared voting power or sole or shared investment power. It also includes shares owned (i) by a spouse or minor children or by relatives sharing the same home, (ii) by entities owned or controlled by the named person and (iii) by the named person if he or she has the right to acquire such shares within 60 days following February 1, 2024 by the vesting or exercise of any right or option. Unless otherwise noted, all shares are owned of record and beneficially by the named person. The total includes unvested restricted stock but not unvested RSUs (except for RSUs scheduled to vest within 60 days following the date of determination).

(2) For purposes of calculating these percentages, there were 508,884,645 shares of our common stock outstanding as of the date of determination. For purposes of calculating each individual’s percentage of the class owned, the number of shares underlying stock options and RSUs that are included in the amount of shares that the individual beneficially owns is also added to the total number of shares outstanding.

(3) This total includes 19,080 shares held by Mr. Abramson’s wife, 10,236 shares held by his wife in trust for his children and grandchildren, 40,157 shares held by a family foundation, 10,401 shares held in a self-directed IRA, and 2,636 shares in a self-directed IRA held by his wife. Mr. Abramson disclaims beneficial ownership of shares held by his wife and shares held for his children.

(4) This total includes 6,150 shares held by a trust for the benefit of Mr. Baum’s children of which Mr. Baum is the trustee.

38	2024 Proxy Statement

STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

(5)

This total includes 35,000 shares held in Mr. Chillura’s IRA and 73,165 shares purchasable pursuant to stock options exercisable within 60 days. Out of the total 678,185 shares, 157,880 shares are held in his own name and the remaining 520,305 shares are pledged as security for loans.

(6)	This total includes 402,380 shares purchasable pursuant to stock options exercisable within 60 days.

(7)

This total includes 33,149 shares held in a retirement pension, 769 shares held by Mr. Lenner’s wife, 39,409 shares held by his children, 131,492 shares held by a trust of which Mr. Lenner is 50% co-trustee (Mr. Lenner is an indirect beneficiary of only 25% of the trust and disclaims any pecuniary interest in the ownership of the other portion of the trust), and 27,805 shares held by a charitable foundation.

(8)	This total includes 1,207,141 shares purchasable pursuant to stock options exercisable within 60 days.

(9)	This total includes 2,800 shares held by Mr. Robbins’ wife and 386 shares held in trusts for the benefit of Mr. Robbins’ nieces.

(10)	This total includes 5,705 shares held in Mr. Sani’s Keogh Plan, 5,705 shares held in trusts for the benefit of his children, and 44,390 shares held in pension trusts of which Mr. Sani is co-trustee.

(11)

This total includes 729,700 shares held by Ms. Steans’s spouse, 211,468 shares held by her spouse in a trust, 868,890 shares held in a family trust of which Ms. Steans is a trustee, 1,276,374 shares held by a partnership of which Ms. Steans is one of three partners and 105,000 shares held in her IRA. Out of the total 4,360,253 shares, 153,256 shares are held in her own name and the remaining 4,206,997 shares are pledged as security for loans.

(12)

This total includes 76,026 shares held by Mr. Wilks’s wife, 10,058 shares held by his wife in trust for one of their children, 4,747 shares held jointly with his wife for a family foundation, 20,346 shares as trustee for the benefit of their children, 12,187 shares as trustee for the benefit of his wife, 266,804 shares held in estate created trust for which Mr. Wilks is trustee and under which Mr. Wilks’s children are beneficiaries. Mr. Wilks disclaims beneficial ownership of shares held by the estate created trust.

(13)

This total includes 404,547 shares owned by three executive officers who are not directors or NEOs. The total does not include shares held by the Bank’s trust department in fiduciary capacity for third parties.

Principal Shareholders

The table below contains information about the beneficial ownership at March 1, 2024 by persons or groups that beneficially own 5% or more of our common stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class(1)

Bank Leumi le-Israel B.M.(2) 24-32 Yehuda Halevi St. Tel Aviv, 65545 Israel	71,861,862	14.12%

BlackRock, Inc.(3) 55 East 52nd Street, New York, NY 10055	64,548,658	12.68%

The Vanguard Group, Inc.(4) 100 Vanguard Blvd., Malvern, PA 19355	45,625,380	8.97%

(1)	For purposes of calculating these percentages, there were 508,884,645 shares of our common stock outstanding as of March 1, 2024.

(2)

Based on a Schedule 13D Information Statement filed with the SEC on April 11, 2022 by Bank Leumi le-Israel B.M. The Schedule 13D discloses that Bank Leumi le-Israel B.M. has sole voting power and sole dispositive power as to 71,861,862 shares and shared voting power and shared dispositive power as to zero shares.

(3)

Based on a Schedule 13G/A Information Statement filed with the SEC on January 23, 2024 by BlackRock, Inc. The Schedule 13G/A discloses that BlackRock has sole voting power as to 63,559,181 shares and sole dispositive power as to 64,548,658 shares, and shared voting power and shared dispositive power as to zero shares.

(4)

Based on a Schedule 13G/A Information Statement filed with the SEC on February 13, 2024 by The Vanguard Group Inc. The Schedule 13G/A discloses that The Vanguard Group has sole voting power as to zero shares, shared voting power as to 392,565 shares, sole dispositive power as to 44,780,406 shares, and shared dispositive power as to 844,974 shares.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and any beneficial owners of more than 10% of our common stock to file reports relating to their ownership and changes in ownership of our common stock with the SEC by certain deadlines. We believe all our directors and executive officers timely complied with their Section 16(a) reporting requirements in 2023.

39	2024 Proxy Statement

ITEM 2:
Advisory Vote on our Named Executive Officer Compensation

In accordance with Section 14A of the Exchange Act, the Company’s shareholders are entitled to vote at the Annual Meeting to approve the compensation of our NEOs as disclosed in “Compensation Discussion and Analysis” beginning on page 42 of this Proxy Statement and the related tables, notes and narrative that follow, commonly referred to as a “say-on-pay vote.” We currently hold an annual say-on-pay vote.

The Company’s goal for its executive compensation program is to compensate executives who provide leadership for our organization and contribute to our financial success. The Company seeks to accomplish this goal in a way that is aligned with the long-term interests of the Company’s shareholders. The Company believes that its executive compensation program satisfies this goal. “Compensation Discussion and Analysis” describes the Company’s executive compensation program for 2023 and the decisions made by the Compensation Committee relative to this program.

The Company seeks shareholder approval of the following resolution:

RESOLVED, that the shareholders of Valley National Bancorp (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K in the Compensation Discussion and Analysis, the Summary Compensation Table, and the related tables, notes, and narrative set forth in the Proxy Statement for the Company’s 2024 Annual Meeting of Shareholders.

As an advisory vote, this proposal is not binding upon the Board or the Company. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for NEOs.

At our 2023 Annual Meeting, over 98% of the shares voted on our “say-on-pay” proposal voted in favor of the Company’s executive compensation program.

The Board recommends a vote “FOR”

the advisory approval of the compensation of our NEOs.

40	2024 Proxy Statement

Executive Compensation Disclosure Table of Contents

41	2024 Proxy Statement

ITEM 2: ADVISORY VOTE ON OUR NAMED EXECUTIVE OFFICER COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes our executive compensation program for the CEO, the CFO, and the three other most highly compensated executive officers who were serving as executive officers at fiscal year-end 2023 (collectively, also referred to as, our NEOs). The Compensation Committee oversees all aspects of our NEOs’ compensation. For 2023, our NEOs are:

Salary KEY FEATURES: Certain cash payment based on position, responsibilities and experience. PURPOSE: Offers a stable source of income.
• Ira Robbins, CEO • Michael D. Hagedorn, Senior Executive Vice President (“SEVP”) and CFO • Thomas A. Iadanza, President	• Raja A. Dakkuri, SEVP and Chief Risk Officer • Joseph V. Chillura, SEVP and President of Commercial Banking

2023: Progress in the Face of Adversity. As noted by our Chairman and CEO at the outset of this Proxy Statement, 2023 was an extraordinary year, not just in the challenges our industry faced, but in the way Valley remained resilient, committed, and focused on delivering results for our stakeholders. Several factors created a challenging operating environment for the banking industry in 2023, including inflationary pressures, the bank failures of 2023 and the potential for additional fallout from those failures, heightened banking regulation and oversight, the negative impact of the inverted yield curve on net interest income and margins, and subsequent liquidity challenges resulting from these circumstances. Geopolitical conditions in Ukraine and the Middle East and the possibility of a U.S. government shutdown, among other factors, also contributed to the economic uncertainty.

Despite these external variables, the Company was able to continue its strategic progress of the last several years, positioning Valley and its shareholders well for the long-term. We were able to successfully complete the transformation of our core banking systems, which represented a major step forward for Valley, enabling us to provide a better banking experience for our customers for years to come. We also opened our new state-of-the-art headquarters in Morristown, New Jersey to accommodate the growth of our institution and to represent our evolving brand and culture. While navigating difficult industry conditions and the core transformation, we were also able to improve our customer experience ratings in 2023, grow deposits, and make progress on the various strategic initiatives described below.

This context is important to an understanding of our NEOs’ compensation for 2023.

Non-Equity

Incentive Awards

KEY FEATURES:

Cash payment based on performance, position, responsibilities and experience.

PURPOSE:

Intended to motivate and reward executives for short-term financial achievements.

Time-Based Equity Awards KEY FEATURES: Equity incentives earned based on performance and vested over time. PURPOSE: Intended to create alignment with shareholders and promote retention.

Performance-Based

Equity Awards

KEY FEATURES:

Equity incentives earned based upon

performance and vest based on

meeting pre-established Company

performance objectives.

PURPOSE:

Intended to focus on achievement of Company performance objectives, relative total shareholder return and growth in tangible book value (as defined below).

42	2024 Proxy Statement

ITEM 2: ADVISORY VOTE ON OUR NAMED EXECUTIVE OFFICER COMPENSATION

Compensation Program Framework

Compensation Philosophy

We believe that Valley’s executive compensation should be structured to balance the expectations of our shareholders, our other stakeholders, and our executives. To this end, our compensation program is designed to support our primary financial, strategic, and operational objectives, and intended to attract, motivate, and retain our executives who are critical to the long-term success of the Company. We have adopted a compensation philosophy that seeks to achieve this balance by taking into consideration the following factors:

•	Pay is substantially aligned with performance: We assess our performance and strive to hold our NEOs and, in particular, our CEO accountable. Accordingly, we reward NEOs when the Company achieves short- and long-term performance objectives and scale down or decrease compensation when the Company does not achieve those objectives.

•	Balanced compensation structure: Our compensation program has been structured to balance near-term results with long-term success, mitigate risks, and enable us to attract, motivate, and retain our executives for creating shareholder value. As a result, we employ a mixture of short-term and long-term financial rewards for our executives.

•	We benchmark our compensation package against our peer group: We inform our compensation decisions by measuring our practices and pay against bank holding companies that are similar in size and complexity to Valley. In addition, our performance-based RSU awards vest in substantial part based on how the total return from our shares performed against the KRX Index, a leading bank stock index of 50 banks.

Elements of Compensation

The primary elements of the compensation program for our NEOs are base salary and incentive compensation delivered through a combination of annual cash incentive awards and long-term equity incentive awards.

•	Base Salary. Base salary is a customary, fixed element of compensation intended to attract and retain executives. Base salary is the only component of our NEOs’ total direct compensation that is not at risk. Salaries are determined by an evaluation of individual NEO responsibilities, performance, and compensation history, as well as a comparison to the salaries of our peers. Salaries can also be adjusted to reflect experience and tenure in a position, internal pay equity within the executive officer group, promotions or increased scope of responsibilities, and retention considerations.

•	Non-Equity Incentive Awards. Awards under our non-equity incentive compensation program are set at target levels that reflect our NEOs’ roles and responsibilities, ranging from 80% to 125% of base salary. We award non-equity cash compensation based in substantial part on the Company’s financial results, as well as the achievement of shared and individual strategic goals.

•	Equity Incentive Awards.

•	Time-Based Equity Awards. We award time-based RSU awards which vest pro rata on an annual basis over a three-year period. 25% of the value of each NEO’s equity incentive award is granted in the form of time-based RSUs.

•	Performance-Based Equity Awards. We award performance-based equity awards which vest based on the Company’s adjusted GITBV and relative TSR performance against the constituent banks comprising the KRX Index measured over a three-year performance period. 75% of the value of each NEO’s equity incentive award is granted in the form of performance-based RSUs.

The principal elements of compensation paid on average to each of our NEOs in 2023 and the percentage that these elements represent of the 2023 total target compensation for our CEO and our other NEOs are reflected below.

CEO	Other NEOs

As these charts demonstrate, a substantial amount of our NEOs’ total target compensation is variable, at-risk, and performance-based. This is intended to both incentivize our executives and align pay with performance to the benefit of our shareholders. The largest component of total direct compensation for our NEOs is long-term incentives, as the Compensation Committee wants to encourage significant focus on long-term growth and shareholder value.

A more detailed description and analysis of each of these elements is set out in more detail on pages 46 to 52 of this Proxy Statement.

43	2024 Proxy Statement

ITEM 2: ADVISORY VOTE ON OUR NAMED EXECUTIVE OFFICER COMPENSATION

Compensation Practices and Policies

What we do:

✓	At Risk Compensation: A significant majority of each executive officer’s incentive compensation is “at-risk” and equity compensation covers multi-year vesting periods.

✓

Hold Past Termination: Each executive officer must continue to hold at least 50% of the target ownership amount under our stock ownership guidelines until six months following termination of employment with the Company.

✓

Clawback: For a period of six years after the date of the award, the Compensation Committee may (i) cancel unvested equity awards in the event of material misconduct by the executive which harms the Company financially and (ii) recoup vested equity awards and previously paid cash awards in the event of intentional fraud or intentional misconduct by the executive. The Company has also adopted a separate Clawback Policy in the event of a financial restatement in accordance with Nasdaq requirements.

Title	Minimum Value of Required Common Stock Ownership

CEO	6 times base salary

President & Senior EVPs	3 times base salary

✓

Stock Ownership: To better align the interests of our NEOs with those of our common shareholders, we require each NEO to own a minimum number of shares of our common stock as set forth below. In October 2023, the ownership requirement for our CEO was increased from five to six times base salary.

Officers may not sell any shares which they are awarded as compensation until they satisfy the target ownership amount under the guidelines other than shares withheld for taxes or in the limited circumstance where the Compensation Committee Chair approves a financial hardship exception. Shares held by a NEO’s spouse and minor children are counted against the requirement, as well as unvested time-based RSUs. Compliance with these stock ownership requirements is calculated annually and reported to the Compensation Committee.

✓	Restrictive Covenants: Acceptance of our equity awards requires our executives to agree not to solicit Valley customers and employees for 12 months following termination of employment.

✓	Independent Compensation Consultant: The Compensation Committee engages an independent compensation consultant that provides no other services to the Company.

What we don’t do:

X	No Excise Tax Gross ups: We do not offer any excise tax gross ups for any executive CIC arrangements.

X

No Single Trigger CIC Payments or Equity Vesting: Our CIC agreements and equity grant agreements provide that if there is a CIC, an executive officer is not entitled to severance or accelerated vesting unless he or she is terminated from employment or resigns for good reason following the CIC.

X

No Hedging or Pledging: We adopted a policy prohibiting executive officers from entering into hedging and pledging transactions involving the Company’s equity securities. The Board believes that such transactions, which have the effect of mitigating the risks and rewards of ownership, may result in the interests of management and shareholders of the Company being misaligned. With the approval of the Nominating Committee, executive officers and directors may continue, in certain limited instances, to hold shares that were pledged prior to joining the Company.

X

No Excessive Risk Taking: We design our compensation program in a manner that we believe promotes effective risk management and does not encourage or foster excessive risk taking, but instead aligns the financial interests of our NEOs with those of our shareholders. The Compensation Committee annually assesses our compensation program with the Company’s Chief Risk Officer, with input from the Chair of the Risk Committee, to determine whether they are well-balanced and do not encourage imprudent risk-taking.

44	2024 Proxy Statement

ITEM 2: ADVISORY VOTE ON OUR NAMED EXECUTIVE OFFICER COMPENSATION

Our Compensation Process

Our Compensation Committee sets the compensation of all executive officers, including our CEO and our other NEOs. Each year, the Compensation Committee reviews and approves the NEOs’ compensation package for our NEOs, which consists of base salary, non-equity incentive awards, and equity awards, as detailed below. The Compensation Committee met a total of five times during 2023 and early 2024 to discuss NEO compensation for 2023 and target compensation for 2024.

Mr. Robbins, our CEO, and some of our other NEOs attended portions of the meetings. Mr. Robbins presented and discussed with the Compensation Committee his recommendations for compensation for the other NEOs without such NEOs present. Mr. Robbins neither made a recommendation to the Compensation Committee about his own compensation nor was he present when his compensation was discussed or set by the Compensation Committee. The Compensation Committee sets executive compensation with only Compensation Committee members and consultants present, after presentations by the CEO.

The Compensation Committee has the authority to directly retain the services of independent compensation consultants and other experts to assist in fulfilling its responsibilities. The Compensation Committee engaged the services of FW Cook, a national executive compensation consulting firm, to review and provide recommendations concerning all the components of the Company’s executive compensation program. FW Cook performs services solely on behalf of the Compensation Committee and has no relationship with the Company or management except as it may relate to performing such services. FW Cook assists the Compensation Committee in defining Valley’s peer companies for executive compensation and practices and in benchmarking our executive compensation program against the peer group. FW Cook also assists the Compensation Committee with all aspects of the design of our executive and director compensation programs. The Compensation Committee assessed the independence of FW Cook and concluded that no conflict of interest exists that prevents FW Cook from independently representing the Compensation Committee. At Compensation Committee meetings, the Compensation Committee holds executive sessions at which its independent compensation consultant is present and provides advice.

Our Peer Group

Because of our need to compete in the market for talent while at the same time aligning compensation with performance, considering the compensation and performance data of peers is an important factor in our compensation decisions. To this end, in setting compensation for our executives, we compare total compensation, total target compensation, each compensation element (specifically base salary, non-equity incentives, and equity incentive compensation) and the Company’s financial performance to a peer group. The Compensation Committee, with input from its independent compensation consultant, has established the compensation peer group. Our peer group is reviewed by the Compensation Committee on an annual basis, based on information provided by FW Cook to confirm that the peer group remains appropriate for comparison or to approve any changes to the peer group deemed advisable. When evaluating our peer group or potential new additions to the peer group, our independent compensation consultant screens for companies that are within our industry and traded on a major U.S. exchange; similarly sized within appropriate revenue, market capitalization and asset ranges; operating in the same geographies as the Company; and frequent “peers of peers” screened for size and business model fit.

Our 2023 Peer Group. In June 2022, the Compensation Committee reviewed our peer group and based on the recommendations of FW Cook, approved the following changes, resulting in the new peer group for 2023 composed of the 18 financial institutions listed below:

Changes to 2022 Peer Group (approved in June 2021)	New 2023 Peer Group (approved in June 2022)

Removed from 2022 Peer Group:

•  People’s United Financial

(acquired in April 2022)

•  Sterling Bancorp

(acquired in January 2022)

•  TCF Financial

(acquired in June 2021)

Added to New 2023 Peer Group:

•  Comerica (OCC-listed bank; total assets over $80 billion; in line with Valley’s positioning towards median; frequent peer of Valley’s peers)

BankUnited, Inc.

BOK Financial Corporation

Comerica Incorporated

Cullen/Frost Bankers, Inc.

First Citizens BancShares

F.N.B. Corporation

Hancock Whitney Corporation

New York Community Bancorp, Inc.

PacWest Bancorp

Prosperity Bancshares, Inc.

Signature Bank

SouthState Corporation

Synovus Financial Corp.

Texas Capital Bancshares

Umpqua Holdings Corporation

Webster Financial Corporation

Western Alliance Bancorporation

Wintrust Financial Corporation

The peer group adopted for 2023 consists of companies with revenues between $898 million and $3.2 billion, assets between $30.6 billion and $121.8 billion, and market capitalization between $2.9 billion and $13.5 billion based on information provided by

45	2024 Proxy Statement

ITEM 2: ADVISORY VOTE ON OUR NAMED EXECUTIVE OFFICER COMPENSATION

FW Cook at the time the peer group was approved. Relative to this 18-company peer group, the Company was positioned near the median with respect to revenue and total assets and between the median and 75th percentile with respect to market capitalization.

This new peer group was used for purposes of establishing the executive compensation framework and various elements of compensation for 2023. The Compensation Committee refers to this peer group information when setting our CEO compensation and that of our other NEOs and generally targets CEO and NEO total compensation at levels that are at the median of our peer group.

Our 2024 Peer Group. In June 2023, the Compensation Committee reviewed our peer group and, based on the recommendation of FW Cook, approved the following changes:

•	First Citizens BancShares, PacWest Bancorp, Signature Bank, Texas Capital Bancshares, and Umpqua Holdings Corporation were removed from the peer group due to acquisition or their size in terms of total assets and/or market capitalization, and

•	Cadence Bank, First Horizon Corporation and Zions Bancorporation were each added to the peer group due to asset size (total assets above $50 billion), improvement in the Company’s positioning relative to median, and due to the fact that they are frequent peers of the Company’s current peers and are included in the Company’s proxy advisory firm peer groups.

2023 Say-on-Pay Vote

At the 2023 Annual Meeting, over 98% of the votes cast were in favor of the advisory, non-binding vote to approve executive compensation. We believe that these results reflect our commitment to providing our executives with compensation that is in alignment with our shareholders’ short- and long-term interests. The results also favorably reflected on our continuing outreach program to our large institutional shareholders. See above under “Corporate Governance – Engagement” for a discussion of our shareholder engagement efforts in 2023.

2023 Compensation Program

In determining the 2023 compensation package for our NEOs, as in prior years, the Compensation Committee utilized a combination of base salary, non-equity incentive awards, and equity awards as detailed below. The compensation of our NEOs was approved in February 2023 consistent with prior year processes. Also in February 2023, we set 2023 target non-equity and equity incentive awards for each NEO, with any amount of compensation to be earned under these awards to be determined in 2024 based on each NEO’s performance and the attainment of Company financial, strategic, and operational goals. In February 2024, following the Compensation Committee’s assessment of achievement against the pre-established performance goals, the non-equity incentive awards for 2023 were paid out and the equity incentive awards for 2023, in the form of time-based and performance-based RSUs, were granted to each of our NEOs. A more detailed description and analysis of each of these determinations follows.

Base Salaries

Consistent with prior years and reflecting the Compensation Committee’s philosophy of pay-for-performance, the Committee did not adjust base salaries for any of the NEOs for 2023.

Non-Equity Incentive Awards

In February 2023, the Compensation Committee set the following target non-equity incentive awards for 2023 calculated as a percentage of such executive’s base salary as follows:

Title	Percentage for 2023

CEO	125% of base salary

President	100% of base salary

Other NEOs	80% of base salary

In February 2023, the Compensation Committee also established the framework for the non-equity incentive program. In a change from 2022, the Compensation Committee incorporated an operational goal tied to the successful completion of the Company’s core transformation with minimal disruption to clients. Incorporating this new objective, the performance objectives for 2023 were as follows: Financial Objective (40%), Customer Experience (10%), Core Transformation (10%), Company Strategic Objectives (20%), and Individual Objectives (20%).

46	2024 Proxy Statement

ITEM 2: ADVISORY VOTE ON OUR NAMED EXECUTIVE OFFICER COMPENSATION

In June 2023, following the tumult in the banking industry resulting from the collapse of Silicon Valley Bank, Signature Bank and First Republic, the Company asked FW Cook to review its incentive programs to determine whether and how risk management should be incorporated into its executive compensation program. As part of this review, FW Cook evaluated the incentive compensation design of five of the bulge bracket banks, viewed as governance leaders in the industry, as well as Valley’s peer companies to determine how regional banks of similar size and scale to Valley incorporate safety, soundness, and health measures into their payout determinations. Based on this review, the Compensation Committee determined to add a new risk management and control goal to the 2023 non-equity incentive plan for the purpose of encouraging strong executive performance consistent with the highest standards of risk management. This resulted in the approval of the following revised framework for 2023 as compared with our 2022 framework:

	2022 Framework		2023 Framework

Shared	Financial Objective	40%	Financial Objective	40%
	Customer Experience	10%	Customer Experience	10%
	Company Strategic Objectives	25%	Core Transformation	10%
			Company Strategic Objectives	15%

Individual	Individual Objectives	25%	Risk Management & Control	15%
			Individual Objectives	10%

The overall objective of the risk management and control goal is tied to driving a strong risk management culture and sound control environment, based in part on regulatory examination and internal audit findings, with specified individual goals including: manage within the Bank’s risk appetite; market and liquidity risk; quality of assets/net charge-offs; managing reputational risk, compliance, governance and controls; technology risk management/cyber risk; and business controls. The Compensation Committee considers the input of the Chair of the Risk Committee in establishing these risk management and control goals, as well as in determining whether such goals have been achieved.

Equity Incentive Awards

The table below summarizes the overall design and mix of our long-term equity incentive awards granted in February 2024:

Form of RSU Award	Percentage of Total Target Equity Award Value	Purpose	Performance Measured	Earned and Vesting Periods

Time-Based Award	25%	Encourages retention. Fosters shareholder mentality among the executive team	N/A	Vests in annual one-third increments on each February 1 following the grant date

GITBV Performance-Based Award	45%	Encourages retention and ties executive compensation to our operational performance	GITBV	Earned and vests after three-year period based on GITBV

TSR Performance-Based Award	30%	Encourages retention and ties executive compensation to our long-term market index performance	Relative TSR	Earned and vests after three-year period based on TSR against the constituent banks comprising the KRX Index

The percentage mixes described in the table above are based on the dollar value of the awards granted. The dollar value is translated into a number of units using the closing price of the common stock the day before the effective date of the grant. Each time-based and performance-based RSU award is settled in common stock with any dividend equivalents accrued during the performance period paid in cash.

The total target equity award value for each NEO is established as a percentage of base salary in February each year, along with the other material terms of the annual RSU awards, with achievement relative to this target determined the following February. In February 2024, following a holistic review of Company financial, strategic, and operational performance in 2023, as well as achievement of risk management and other individual objectives, the Committee determined to award each NEO their target equity award based on 2023 performance.

Time-Based Awards. Once granted, the awards vest based solely on continued service with the Company, with one-third vesting on each February 1st thereafter.

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Adjusted GITBV Performance-Based Awards. The Compensation Committee has chosen GITBV over a three-year period because it believes that this metric is a good indicator of the performance and shareholder value creation of a commercial bank, and the Company has received positive feedback from its investors regarding its use of GITBV in the Company’s incentive compensation program. GITBV, when used herein, means year-over-year growth in tangible book value, plus dividends on common stock declared during the year, excluding other comprehensive income (“OCI”) recorded during the year. The add-back of dividends allows the Compensation Committee to compare our performance to our peers that pay different amounts of dividends. The exclusion of OCI avoids changes in tangible book value related to accounting mechanics and not viewed as tied to financial performance. Consistent with the terms of the award agreements for the RSUs and the 2023 ICP, the Compensation Committee has the authority to adjust the calculation of GITBV for certain items that are one-time in nature. From time to time, the Compensation Committee uses this authority to avoid either rewarding or penalizing executives for certain decisions which may adversely or positively affect the Company’s short-term results. Over the last three years, adjustments to GITBV have primarily related to the impacts of the acquisitions of The Westchester Bank and BLITA, respectively, including adjustments with respect to merger-related charges, the earnings associated with each acquired bank in the year of acquisition, and the shares issued in connection with the BLITA acquisition. In 2023, the adjustments also include the special assessment implemented by the Federal Deposit Insurance Corporation (the “FDIC special assessment”).

Earned GITBV awards vest after the end of the three-year performance period following the Compensation Committee’s certification of performance results. The number of shares that can be earned may range from 0% to 200% of the target, depending on performance (with linear interpolation between performance levels) as follows:

Percentage of Average Annual GITBV for 2024 - 2026 Performance Period	Target Shares Earned

Below 10.50%	None

10.50% (Threshold)	50%

12.75% (Target)	100%

15.50% or higher (Maximum)	200%

In the first quarter of each year, the Compensation Committee reviews the Company’s financial forecast with respect to anticipated growth, the interest rate environment, analyst consensus, and peer group rates and approves the performance goals for GITBV awards accordingly. In February 2024, based on these factors, the Compensation Committee determined to reduce the goals from 12.50%, 15.50%, and 19.00% in 2023 to 10.50%, 12.75%, and 15.50% for the 2024 awards. The Compensation Committee believes that these changes reflect both the current practice of the Company’s peers as well as the Company’s financial goals and the economic conditions that we anticipate during the next three years.

GITBV Payout For 2021-2023 Cycle. The table below shows how the performance-based awards based on GITBV granted in 2021 vested based upon the Company’s performance during the 2021-2023 performance period. For these awards, the threshold was 10.50%, the target was 12.50%, and the maximum was 15.125%. The 2021 awards vested in February 2024 at maximum performance (200% of target) due to achievement of three-year GITBV of 15.72%.

				Cumulative
	GITBV Performance			Performance Measured
Grant Date	2021	2022	2023	2021-2023

February 16, 2021	16.23%	17.47%	13.45%	15.72%

Relative TSR Performance-Based Awards. These RSUs are earned based on the Company’s relative TSR for a three-year performance period against the constituent banks comprising the KRX Index. The KRX Index is used as a broad indicator of Valley’s relative market performance. Earned TSR performance-based awards vest at the end of the three-year performance period and are settled following the Compensation Committee’s review and approval of the level of performance achievement. The number of shares that may be earned ranges from 0% to 200% of the target, depending on performance (with linear interpolation between performance levels) as follows:

TSR	Percentage of Target Shares Earned

Below 25th percentile of KRX Index	None

25th percentile of KRX Index (Threshold)	50%

50th percentile of KRX Index (Target)	100%

87.5th percentile of KRX Index (Maximum)	200%

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In February 2020, the Compensation Committee made the determination to increase the maximum performance level from the 75th percentile to the 87.5th percentile to further motivate outperformance and the creation of shareholder value, with a corresponding increase to the maximum payout from 150% to 175% of the target number of shares. The maximum payout was further increased to 200% in February 2021 in recognition of the increase in TSR performance that the Company would have to achieve to qualify for the maximum performance level and has remained at that level, including with respect to the TSR performance-based awards granted in 2024.

If the Company has a negative TSR on an absolute basis at the end of the three-year performance period, then the maximum number of shares that could be earned, regardless of the Company’s TSR relative to its peer group, would be 100% of target.

TSR Payout for 2021-2023 Cycle. The Company’s cumulative TSR was 3.43% for the three-year period ended December 31, 2023. The percentile rank against the constituent banks comprising the KRX Index was 48.49% for that time period. Accordingly, the performance achievement resulted in payout at 96.98% of target for the 2021 TSR performance-based RSU awards.

2023 Company and Individual Performance

Our executive compensation program is designed to provide pay that is substantially aligned with our performance. Our executive compensation is tied to objectives which reflect Valley’s commitment to driving shareholder value through unwavering service to our clients, our employees, and our community. The Compensation Committee uses a rigorous approach in establishing performance goals that incentivize NEOs to deliver on the Company’s financial, strategic, and operational priorities. At the beginning of each year, the Compensation Committee, with input from our CEO and Chief People Officer, establishes financial, strategic, and operational goals, together with individual NEO objectives with a focus on supporting broader Company goals. The individual objectives are tailored and specific to each NEO’s area of responsibility. At the end of the year, the Compensation Committee evaluates Company performance and each NEO’s performance against the pre-established goals and objectives as well as management’s recommendations as to the level of performance achieved, other than with respect to our CEO. The outcome of the performance evaluation is then used to determine NEO compensation.

2023 Company Performance

Financial Performance. Under our compensation program, 40% of our non-equity incentive compensation was based on Valley’s financial performance in 2023 and reflects the Compensation Committee’s belief that our executives should generally be compensated in the context of the Company’s recent financial performance. The most important financial metric considered by the Compensation Committee was core net income available to common shareholders.1 For 2023, the Company achieved non-GAAP core net income available to common shareholders of $538 million.

The Committee also considers multiple other measures of financial performance to inform its determinations regarding our non-equity incentive compensation program and other components of our executives’ compensation. For 2023, the Compensation Committee considered the Company’s achievement of net revenue of $1.9 billion and after-tax GAAP earnings of $499 million. Book value per common share and tangible book value per common share2 increased by 5% and 8% to $12.79 and $8.79, respectively, in 2023 compared to 2022. In 2023, total loans grew to $50.2 billion, an increase of 7% compared with 2022, and total deposits increased to $49.2 billion, an increase of 3% compared with 2022 despite significant market disruption.

In light of the Company’s financial results and, in particular, core net income available to common shareholders, the Committee determined that the Company did not meet its financial goals for 2023, resulting in zero payout with respect to this 40% portion of our non-equity incentive awards.

Performance Against Company Strategic Goals. In addition to short-term financial performance, the Compensation Committee considered Valley’s attainment of specific strategic goals in setting executive compensation, as summarized below. The attainment of these strategic goals, each of which had a shared versus individual outcome, is designed to position Valley for long-term growth for our franchise and stakeholders and for the generation of shareholder value over time. The Compensation Committee believes that the strategic targets developed and implemented by our CEO and other NEOs are crucial to the achievement of Valley’s long-term financial objectives. Valley’s compensation program is aligned with these long-term goals through our use of equity compensation, in particular, our performance-based equity awards.

Core Transformation: In 2022, in connection with our acquisition of BLUSA, we undertook the conversion of the legacy Valley and BLUSA operating systems to a single core banking system. The core transformation was an enterprise-wide effort that involved a significant coordination of internal and external resources. The core transformation was successfully completed in October 2023

[1]

Core net income is net income available to common shareholders adjusted for non-core items that the Company believes are not indicative of its core operating performance. Core net income represents a non-GAAP financial measure. See Appendix A to the Proxy Statement for reconciliations of non-GAAP measures and related information regarding these non-GAAP measures.

[2]	Represents a non-GAAP performance measure. See Appendix A to the Proxy Statement for reconciliations of non-GAAP measures and related information regarding these non-GAAP measures.

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and has better aligned technology across the Company. The Company now has access to additional capabilities that we plan to leverage for our clients, and which may generate further efficiencies. Based on management’s successful completion of the core transformation with minimal client disruption or dissatisfaction, the Compensation Committee approved management’s assignment of a 150% achievement level to this strategic goal.

Customer Experience: One of our strategic objectives in 2023 was based on driving improvement in customer experience. Customer satisfaction was measured by an index based on customer attitude in terms of satisfaction, advocacy, and effort, and customer behavior in terms of household growth, and number of products per household. Based on management’s successful efforts to increase our customer experience index in 2023, particularly, in light of the fact that these improvements were achieved during the core transformation, the Compensation Committee approved management’s assignment of a 125% achievement level to this strategic goal.

Shared Strategic Objectives: Our other primary strategic and operational objectives for 2023 and key outcomes are categorized in the table below:

Strategic Objectives	Key Outcomes

Leverage market access:

•  Enhance our business development culture and sales-based operating model

•  Focus new client acquisition efforts on deposit-based opportunities in our local communities

•  Continue to leverage established niche focuses where Valley can differentiate based on expertise

•  Consistent and stable loan and deposit growth despite significant market-based disruption

•  Customer retention and satisfaction through conversion

•  Focus on premier service, relationship management, and community penetration

Be a trusted advisor: • Enhance stable sources of non-interest income • Deepen customer relationships through leveraging the existing non-interest income product set

•  Capital markets revenues continue to grow supported by foreign exchange and swap activity

•  Consolidated wealth management and private banking offering

•  Grew niche loan and deposit verticals

•  Organized treasury solutions sales effort to further leverage our new post-conversion capabilities

Maintain agility:

•  Create a consistent operating model across Valley with a scalable, reliable, and anticipatory client experience

•  Improve data analysis capabilities to inform management and to enable smarter business development and operating decisions

•  Established commercial services sales teams

•  Hired Chief Data and Analytics Officer and advanced data governance under his leadership

•  Launched Artificial Intelligence working group

•  Omnichannel process enhancements through core systems conversion

Build an enduring service-based culture:

•  Strengthen Valley’s position as an employer of choice among financial services professionals

•  Evolve workplace strategies that center on the people experience

•  Continue to develop leadership and business capabilities to support the future organization

•  Retain top talent; advance DEI by deepening our inclusive culture and recognizing the importance of diverse leadership throughout the organization

•  Improved health and welfare programs and talent acquisition onboarding

•  Achieved lower turnover in 2023 compared with 2022

•  Received external awards recognizing our culture

•  Training in support of core conversion and continued other development programs

•  DEI evolved to influence culture, leaders, engagement and development; held approximately 50 programs and offered inclusion education

•  Enhanced ESG awareness internally

•  Achievements of our community group focused on women and minority-owned businesses

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The Compensation Committee determined that the Company outperformed with respect to its strategic goals based on building an enduring service-based culture, achieved its goals based on leveraging market access and being a trusted advisor, and moderately achieved its goals based on maintaining agility. The moderate achievement assessment with respect to maintaining agility took into account the Company’s 2023 efficiency ratio and the fact that, although significant progress had been achieved with respect to certain initiatives, this progress had not tracked in accordance with timeline. Reviewing the Company’s performance as a whole with respect to the foregoing strategic objectives, the Committee approved management’s assignment of a 100% achievement level.

Individual Strategic Objectives: The Compensation Committee evaluates each NEO’s individual objectives. Individual goals for our CEO were set by the Board in February 2023. These included:

•	Further develop the foundation for Valley’s relevance with a focus on non-traditional bank networks and industries;

•	Support and grow revenue diversification initiatives;

•	Assess and develop strategic alternatives through organic and acquisition alternatives; and
•	Further leadership succession with a focus on operating committee and strengthening of a diverse and varied talent pipeline and retaining top talent while acquiring new key talent.

Our CEO developed goals with each of our other NEOs for 2023 that were aligned with the Company’s financial, strategic, and operational objectives. These goals were approved by the Compensation Committee in February 2023. The performance by each NEO against these goals was evaluated by our CEO and presented to the Compensation Committee together with the CEO’s compensation recommendations.

Performance Against Risk Management Goals. New for 2023, the Compensation Committee also evaluated each NEO’s individual performance with respect to goals related to risk management and control. As described below under “Non-Equity Incentive Awards,” in June 2023, the risk management and control performance metric was incorporated into the non-equity incentive plan following the banking crisis. At that time, the performance goals for all NEOs were revised to include this new metric designed to drive a strong risk management culture and sound control environment. See below under “2023 NEO Performance” for information regarding each NEO’s individual performance with respect to strategic and risk management goals during 2023.

2023 NEO Performance

Ira Robbins

The Compensation Committee assigned significant weight to the Company’s financial performance in assessing Mr. Robbins’ incentive compensation awards, resulting in below target performance payout with respect to his non-equity incentive award.

The Committee determined that Mr. Robbins exceeded his individual goals and materially contributed to the Company’s substantial achievement of its strategic and operational goals. In particular, the Compensation Committee considered Mr. Robbins’ leadership of the Company in the face of extremely challenging economic conditions, including navigation of the banking crisis following the bank failures in 2023.

The Compensation Committee credited Mr. Robbins for the successful deployment of the Company’s strategic plan, noting the following key results in 2023 toward meeting the Company’s goals:

•	Led the Company through the successful completion of the core transformation;

•	Improved the Company’s customer experience index;

•	Continued investment in sources of non-interest income;
•	Elevated the Company’s human capital strategy, including developing its leadership and diversity programs; and

•	Evaluated and implemented specific risk management-related goals incorporated into the Company’s strategy.

Michael D. Hagedorn

The Compensation Committee recognized Mr. Hagedorn for his continued leadership with respect to the Company’s financial reporting and investor outreach. Mr. Hagedorn provided financial and accounting leadership to ensure a smooth financial reporting conversion in connection with the core transformation. He made progress with respect to updating and improving the use of certain software designed to improve efficiency and profitability. He has continued to enhance Valley’s culture through executive sponsorship in the Company’s ARG program. With respect to risk management and control, Mr. Hagedorn was deemed to have successfully managed within the Company’s risk appetite, including balance sheet management, interest rate risk management, and market risk management; led our financial reporting compliance and regulatory risk practices; and reduced certain risks related to procurement and contract management.

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Thomas A. Iadanza

The Compensation Committee recognized Mr. Iadanza for his key role in the achievement of the Company’s strategic and operational goals. Mr. Iadanza fully integrated the Valley and BLUSA associates and processes in all business lines and markets and played a critical role in succession planning. He took steps to establish a retail/digital future omnichannel model framework. With respect to risk management and control, Mr. Iadanza was deemed to have successfully managed within the Company’s risk appetite and to have successfully managed the Company’s reputational risk, compliance, governance, and business controls.

Raja A. Dakkuri

The Compensation Committee recognized Mr. Dakkuri’s efforts in preparing the Bank for the adoption of heightened regulatory standards in 2024 and the implementation of these standards based on a risk-based review of the organization, which involved targeted assessments of business and infrastructure units and action plans for compliance. Mr. Dakkuri implemented several technology projects to be more data oriented, improving decision-making capabilities and increasing scalability. He improved the frequency, timing, and tangibility of regulatory compliance testing and improved the timeliness, quality, and usefulness of risk management metrics and reporting. With respect to risk management and control, Mr. Dakkuri was deemed to have successfully managed within the Company’s risk appetite and to have successfully managed the Company’s reputational risk, compliance, governance, and controls.

Joseph V. Chillura

The Compensation Committee recognized Mr. Chillura’s efforts in implementation of the Company’s commercial banking strategy. Mr. Chillura was instrumental in developing growth plans for key lines of business and opportunistic markets and in taking significant steps to build out those plans. He has upgraded sales teams and developed infrastructure to support “best in class” service and to diversify the loan portfolio throughout the Company in key areas. With respect to risk management and control, Mr. Chillura was deemed to have successfully managed within the Bank’s risk appetite and managed the Bank’s quality of assets/net charge-offs and its business controls.

Compensation Awarded for 2023

Summary

The Compensation Committee decreased Mr. Robbins’ total direct compensation3 by $290,625 ($5,071,875 in 2023 vs. $5,362,500 in 2022), or approximately 5.4%, from last year. Mr. Robbins earned $328,125, or approximately 6.1%, less than his target total direct compensation of $5,400,000. More specifically, the Compensation Committee made the following compensation determinations with respect to Mr. Robbins:

•	Decreased his non-equity incentive award to $921,875 (or 73.75% of target) for 2023 from $1,462,500 in 2022; and
•	Increased his total equity award to $3,150,000 (or 100% of target) for 2023 from $2,900,000 for 2022.

The Compensation Committee believes that the compensation determination that it made reflects the Company’s financial performance as well as strategic and operational performance in 2023. The decrease in Mr. Robbins’ compensation was due to the Company’s overall financial performance, offset by (i) Mr. Robbins’ leadership in guiding the Company through volatile economic conditions, (ii) the successful completion of the core transformation in October 2023, (iii) continuation of the Company’s positive strategic transformation in 2023, and (iv) the Company’s continued focus on customer satisfaction.

Mr. Hagedorn earned $1,621,800 in 2023 total direct compensation, consisting of $590,000 in base salary, a $306,800 non-equity incentive award, and a total equity award of $725,000. The total direct compensation paid for 2023 represents a 10.7% decrease from 2022 and is 9.2% below his 2023 target total direct compensation. In particular, Mr. Hagedorn’s non-equity incentive award was 65% of target and his equity award was 100% of target.

Mr. Iadanza earned $2,016,250 in 2023 total direct compensation, consisting of $700,000 in base salary, a $516,250 non-equity incentive award, and a total equity award of $800,000. The total direct compensation paid for 2023 represents a 14.0% decrease from 2022 and is 8.4% below his 2023 target total direct compensation. In particular, Mr. Iadanza’s non-equity incentive award was 73.75% of target and his equity award was 100% of target.

[3]

Total direct compensation consists of base salary, non-equity incentive award earned based on 2023 performance (paid in 2024), and grant date fair value of equity incentive awards earned based on 2023 performance (granted in 2024).

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Mr. Dakkuri earned $1,395,000 in 2023 total direct compensation, consisting of $500,000 in base salary, a $295,000 non-equity incentive award, and a total equity award of $600,000. The total direct compensation paid for 2023 represents a 7.5% decrease from 2022 and is 7.0% below his 2023 target total direct compensation. In particular, Mr. Dakkuri’s non-equity incentive award was 73.75% of target and his equity award was 100% of target.

Mr. Chillura earned $1,300,700 in 2023 total direct compensation, consisting of $510,000 in base salary, a $290,700 non-equity incentive award, and a total equity award of $500,000. The total direct compensation paid for 2023 represents an 8.9% decrease from 2022 and is 8.3% below his 2023 target total direct compensation. In particular, Mr. Chillura’s non-equity incentive award was 71.25% of target and his equity award was 100% of target.

Base Salaries

Consistent with prior years and reflecting the Compensation Committee’s philosophy of pay-for-performance, the Committee did not adjust base salaries for any of the NEOs for 2023.

Non-Equity Incentive Awards

The non-equity incentive award for Mr. Robbins was $921,875 for 2023, at 73.75% of target. This compares to his $1,462,500 award for 2022 and his $1,250,000 target for 2023. While the Compensation Committee recognized Mr. Robbins’ leadership of the Company through a challenging macro environment that negatively impacted regional banks, the Committee determined it was appropriate that his annual non-equity incentive award be awarded at 73.75% of target due to the Company not achieving its 2023 financial goal.

Mr. Iadanza and Mr. Dakkuri were each awarded non-equity incentive awards at 73.75% of target. Mr. Hagedorn was awarded 65% of target, and Mr. Chillura was awarded 71.25%. The table below shows the non-equity incentive awards for each NEO as well as the amount of the actual awards relative to target awards.

NEO	2023 Base Salary	2023 Target Non-Equity Incentive Award Amount	2023 Non-Equity Incentive Award Amount	2023 Target Non-Equity Incentive Award as % of Base Salary	2023 Non-Equity Incentive Award as % of Target

Ira Robbins	$1,000,000	$1,250,000	$921,875	125%	73.75%

Michael D. Hagedorn	590,000	472,000	306,800	80	65.00

Thomas A. Iadanza	700,000	700,000	516,250	100	73.75

Raja A. Dakkuri	500,000	400,000	295,000	80	73.75

Joseph V. Chillura	510,000	408,000	290,700	80	71.25

Equity Incentive Awards

The table below shows the total equity awards granted in 2024 based on 2023 performance for each NEO relative to target as well as the amount of the actual awards relative to target awards.

NEO	2023 Target Equity Incentive Award	Actual Equity Incentive Award for 2023	2023 Equity Award as % of Target

Ira Robbins	$3,150,000	$3,150,000	100%

Michael D. Hagedorn	725,000	725,000	100

Thomas A. Iadanza	800,000	800,000	100

Raja A. Dakkuri	600,000	600,000	100

Joseph V. Chillura	500,000	500,000	100

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The table below shows the time-based RSU awards for 2023, granted in 2024, in both share amounts and dollar value.

NEO	Time-Based Equity Awards (# of Shares)	Value at Grant Date

Ira Robbins	92,539	$787,500

Michael D. Hagedorn	21,299	181,250

Thomas A. Iadanza	23,502	200,000

Raja A. Dakkuri	17,627	150,000

Joseph V. Chillura	14,689	125,000

The table below shows the performance-based equity awards granted to our NEOs in 2024 based on 2023 performance and the grant date fair value of each award. Of these awards, 60% are subject to vesting based on the attainment of GITBV and the remaining 40% are based on relative TSR.

	Performance-Based Equity Awards at Target
NEO	Based on TSR	Based on GITBV	Total

Ira Robbins	$945,000	$1,417,500	$2,362,500

Michael D. Hagedorn	217,500	326,250	543,750

Thomas A. Iadanza	240,000	360,000	600,000

Raja A. Dakkuri	180,000	270,000	450,000

Joseph V. Chillura	150,000	225,000	375,000

Other Compensation

We maintain a deferred compensation plan for our NEOs and other selected executives. The deferral plan is intended to provide a retirement savings program for earnings above the limits of the Company’s qualified Savings and Investment Plan (“401(k) Plan”). The deferral plan has an employer match similar to that offered under the 401(k) Plan. Under the deferral plan, an executive may elect to defer up to 5% of his or her salary and bonus above the 401(k) limits, and the Company will match the executive’s deferral amount up to the 5% limit. The deferral plan is described in more detail under “2023 Nonqualified Deferred Compensation – Deferred Compensation Plan” below.

We also provide perquisites to senior officers. We provide them either a taxable monthly automobile allowance or, in the case of our CEO and our President, the use of a company-owned automobile. The automobile facilitates NEO travel between our offices, to business meetings with customers and vendors, and to investor presentations. NEOs may use the automobile for personal transportation. Personal use of the automobile results in taxable income to the NEO and we include this in the amounts of income we report to the NEO and the Internal Revenue Service. Commencing in 2017, the Compensation Committee determined that new executives will receive a taxable automobile allowance, not use of a company owned car, and this may be applied to existing executives as their cars come up for replacement.

We also support and encourage our customer-facing executives to hold a membership in a local country club for which we pay admission costs, dues, and other business-related expenses. We find that club membership is an effective means of obtaining business as it allows executives to interact with present and prospective customers in a relaxed, informal environment. We require that any personal use of the country club facilities be paid by the NEO. The cost associated with any such personal use of the club, as well as club membership dues, are included as perquisites in our Summary Compensation Table.

We also currently provide severance agreements to certain of our NEOs and generally provide CIC agreements to our NEOs. Our CEO and President each have a severance agreement that provides benefits in the form of lump sum cash payments if terminated by Valley without cause. We believe these agreements support the retention of our executives and continuity of management generally. Each of our NEOs (including Mr. Dakkuri effective April 1, 2023) is a party to a CIC agreement which provides for “double trigger” cash payments in the event of an NEO’s qualifying termination of employment within a specified period following a CIC of Valley. These benefits provide the NEOs with income protection in the event employment is terminated without cause following a CIC, support our executive retention goals, and encourage their independence and objectivity in considering potential CIC

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transactions. Additionally, the terms of our equity awards provide for accelerated vesting only upon a “double trigger.” The terms of these agreements are described more fully in this Proxy Statement under “Other Potential Post-Employment Payments.”

Income Tax Considerations

Section 162(m) of the Internal Revenue Code currently disallows a tax deduction to a public corporation for compensation over $1,000,000 paid in any fiscal year to a company’s current CEO, CFO, other NEOs, and certain executives who were formerly in these roles. The Compensation Committee has and expects in the future to authorize compensation in excess of $1,000,000 to NEOs that will not be deductible under Section 162(m).

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. On the basis of such review and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2023.

Suresh L. Sani

Peter J. Baum

Eric P. Edelstein

Marc J. Lenner

Jennifer W. Steans

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Executive Compensation Tables

Summary Compensation Table

The table below summarizes all compensation in 2023, 2022 and 2021 earned by our NEOs for services performed in all capacities for Valley and its subsidiaries.

Name and Principal Position	Year	Salary	Stock Awards(1)	Non-Equity Incentive Plan Compensation(2)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(3)	All Other Compensation(4)	Total

Ira Robbins CEO	2023	$1,000,000	$2,975,661	$ 921,875	$93,345	$ 425,582	$5,416,463
	2022	1,000,000	3,060,578	1,462,500	—	487,257	6,010,335
	2021	1,000,000	2,633,731	1,380,000	—	336,099	5,349,830

Michael D. Hagedorn SEVP and CFO	2023	590,000	684,879	306,800	8,593	187,490	1,777,762
	2022	590,000	765,148	501,000	—	89,446	1,945,594
	2021	590,000	830,207	359,384	—	75,525	1,855,116

Thomas A. Iadanza President and Chief Banking Officer	2023	700,000	755,729	516,250	16,985	270,353	2,259,317
	2022	700,000	844,300	845,000	—	253,583	2,642,883
	2021	600,000	916,089	430,200	—	174,266	2,120,555

Raja A. Dakkuri SEVP and Chief Risk Officer	2023	500,000	566,792	295,000	1,868	340,329	1,703,989
	2022	500,000	633,226	408,000	—	2,709,118	4,250,344
	2021	—	—	—	—	—	—

Joseph V. Chillura SEVP, Commercial Banking	2023	510,000	472,328	290,700	8,697	135,134	1,416,859
	2022	510,000	527,688	417,000	—	145,186	1,599,874
	2021	510,000	572,557	324,679	—	69,454	1,476,690

(1)

Amounts for 2023 reflect the aggregate grant date fair value of the time-based and performance-based RSU awards under Accounting Standards Codification (ASC) Topic No. 718, Compensation-Stock Compensation (“ASC Topic 718”), excluding the effect of estimated forfeitures, granted by the Compensation Committee based on 2023 results. For information on the assumptions used in the calculation of these amounts, see Note 1 to our consolidated financial statements contained in the Annual Report on Form 10-K for the year ended December 31, 2023.

The grant date fair value of time-based RSU awards reported in this column for each of our NEOs was as follows: Mr. Robbins, $787,500; Mr. Hagedorn, $181,250; Mr. Iadanza, $200,000; Mr. Dakkuri, $150,000; and Mr. Chillura, $125,000.

The amounts reported for the performance-based RSU awards are calculated based on the probable satisfaction of the performance goals for such awards and reflect the value of the awards at the target grant date value level (or 100%). Restrictions on performance-based awards lapse based on achievement of the performance goals set forth in the award agreement. Any shares earned based on achievement of the specific performance goals vest on February 1 following the three-year performance period and the Compensation Committee’s approval of the level of performance achievement. The value on the grant date of the performance-based RSU awards based upon performance goal achievement at target and maximum would be as follows:

Name	Target Value at Grant Date	Maximum Value at Grant Date

Ira Robbins	$2,188,161	$4,376,322

Michael D. Hagedorn	503,629	1,007,258

Thomas A. Iadanza	555,729	1,111,458

Raja A. Dakkuri	416,792	833,584

Joseph V. Chillura	347,328	694,658

(2)	For 2023, represents the non-equity incentive award paid in cash in 2024 based on 2023 performance.

(3)

Amounts reflect above-interest earnings under the Valley National Bancorp Deferred Compensation Plan (the “Deferred Compensation Plan” or “DCP”), and for Mr. Robbins, this amount also includes $56,521 attributable to the change in the actuarial present value of pension benefits from year to year, taking into account his age, a present value factor, and interest discount factor based on their remaining time until retirement. The increase in the present value of the accumulated benefits as of December 31, 2023 is attributable to the decrease in the discount rate from 5.40% to 5.11%. The annual change in present value of Mr. Robbins’ accumulated benefits as of December 31, 2022 was a net decrease of $313,675 from the present value reported as of December 31, 2021; therefore, the amount reported for 2022 is zero. The decrease in the present value of the accumulated benefits as of December 31, 2022 is attributable to the increase in the discount rate from 2.85% to 5.40%.

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The annual change in present value of Mr. Robbins’ accumulated benefits as of December 31, 2021 was a net decrease of $41,655 from the present value reported as of December 31, 2020; therefore, the amount reported for 2021 is zero. The decrease in the present value of the accumulated benefits as of December 31, 2021 is attributable to the increase in the discount rate from 2.52% to 2.85%.

(4)

All other compensation includes perquisites and other personal benefits paid in 2023 including automobile, actual dividends paid upon vesting of time-based and performance-based RSUs, 401(k) and deferred compensation contribution payments by the Company, GTL, club dues, and deferred bonus payment to Mr. Dakkuri under legacy BLUSA long-term incentive plan. See the table below.

Name	Auto(a)	Actual Dividends Paid in 2023(b)	401(k)(c)	DCP(d)	GTL(e)	Club Dues	Other	Total

Ira Robbins	$10,751	$259,711	$16,500	$108,625	$ 1,710	$21,436	$ 6,849	$425,582

Michael D. Hagedorn	14,400	112,239	16,500	40,050	2,786	—	1,515	187,490

Thomas A. Iadanza	16,818	141,261	16,500	62,750	14,478	14,355	4,191	270,353

Raja A. Dakkuri	14,400	1,690	9,754	28,900	1,242	—	284,343	340,329

Joseph V. Chillura	14,400	62,899	16,500	31,850	2,374	7,111	—	135,134

(a)

Auto represents, for Mr. Robbins and Mr. Iadanza, the cost to the Company of the portion of personal use of a company-owned vehicle by the NEO and parking (if applicable) and, for Mr. Hagedorn, Mr. Dakkuri and Mr. Chillura, a monthly automobile stipend during 2023.

(b)	Dividends paid on time-based and performance-based RSUs vesting in 2023.

(c)

Upon hire, the Company provides to all full-time employees in the plan, including our NEOs, up to 100% of the first 4% of pay contributed and 50% of the next 2% of pay contributed. An employee must save at least 6% to get the full match (5%) under the Company’s 401(k) Plan.

(d)

Effective January 1, 2017, Valley established the Deferred Compensation Plan for the benefit of certain eligible employees, see “Deferred Compensation Plan” under “2023 Nonqualified Deferred Compensation” below. If the NEO utilizes the Company’s 401(k) Plan to the maximum, for amounts over the maximum compensation amount allowed under the 401(k), the NEO may elect to defer 5% of the excess and the Company will match that deferral compensation.

(e)	Group Term Life Insurance (“GTL”) represents the taxable amount for over $50,000 of life insurance for benefits equal to two times salary. This benefit is provided to all full-time employees.

Grants of Plan-Based Awards

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)		Estimated Possible Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock (#)(1)	Grant Date Fair Value of Stock Awards(2) ($)
Name	Grant Date	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Ira Robbins	2/20/2024	$1,250,000	$2,500,000	138,808	277,615	555,230	—	$2,188,161

	2/20/2024	—	—	—	—	—	92,539	787,500

Michael D. Hagedorn	2/20/2024	472,000	944,000	31,948	63,896	127,792	—	503,629

	2/20/2024	—	—	—	—	—	21,299	181,250

Thomas A. Iadanza	2/20/2024	700,000	1,400,000	35,253	70,506	141,012	—	555,729

	2/20/2024	—	—	—	—	—	23,502	200,000

Raja A. Dakkuri	2/20/2024	400,000	800,000	26,440	52,879	105,758	—	416,792

	2/20/2024	—	—	—	—	—	17,627	150,000

Joseph V. Chillura	2/20/2024	408,000	816,000	22,033	44,066	88,132	—	347,328

	2/20/2024	—	—	—	—	—	14,689	125,000

(1)

Represents the target and maximum non-equity incentive compensation amounts for performance during 2023. The Compensation Committee set target awards under our non-equity incentive plan for 2023 as follows: Mr. Robbins as CEO, 125% of salary; Messrs. Hagedorn, Dakkuri, and Chillura, 80% of salary; and Mr. Iadanza, 100% of salary. Awards were paid based upon achievement of Company and individual goals. See “Compensation Discussion and Analysis” beginning on page 42 of this Proxy Statement. The Compensation Committee awarded each NEO the cash amount reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for 2023. The Compensation Committee also granted each NEO an award of time-based RSUs under the 2023 ICP (reported above under “All Other Stock Awards: Number of Shares of Stock”). The Compensation Committee also made grants to the NEOs under the 2023 ICP in the form of performance-based RSUs (reported above under “Estimated Possible Payouts Under Equity Incentive Plan Awards”). The threshold amounts reported above for the performance-based RSU awards represent the number of shares that would be earned based on achievement of threshold amounts under both the GITBV and relative TSR performance metrics measured over the cumulative three-year performance period. See “Compensation Discussion and Analysis” for information regarding these time-based RSUs and performance-based RSU awards.

(2)	See grant date fair value details under footnote (1) of the Summary Compensation Table above.

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Restrictions on performance-based awards lapse based on achievement of the performance goals set forth in the performance-based RSU award agreement. Any shares earned based on achievement of the specific performance goals vest following the completion of the three-year performance period and the Compensation Committee’s approval of the level of performance achievement. Restrictions on time-based RSU awards lapse at the rate of 33% per year commencing with the first year after the date of grant.

Dividends are credited on restricted stock and RSUs at the same time and in the same amount as dividends paid to all other common shareholders. Credited dividends are accumulated and paid upon vesting and are subject to the same time-based and performance-based restrictions as the underlying restricted stock and units. Upon a “change in control,” as defined in the 2023 ICP, following termination of employment, all restrictions on shares of time-based restricted stock will lapse and restrictions on shares of performance-based RSUs will lapse at target, unless otherwise provided in the grant agreement.

The per share grant date fair values under ASC Topic 718 of each share underlying time-based and performance-based RSUs (with no market condition vesting requirement) was $8.51 per share awarded on February 20, 2024. Performance-based RSUs with market condition vesting requirements (i.e., TSR) awarded on February 20, 2024 had a $6.94 per share grant date fair value.

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Outstanding Equity Awards at Fiscal Year-End

The table below represents restricted stock and RSU awards outstanding for each NEO as of December 31, 2023 (including February 20, 2024 awards which were based on 2023 performance).

		Option Awards				Stock Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Plan Awards: Number of Unearned Shares or Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units That Have Not Vested(2) ($)

Ira Robbins	2/20/2024					92,539	$1,004,974	555,230	$6,029,798

	2/22/2023					60,823	660,538	364,934	3,963,183

	2/15/2022					30,012	325,930	270,108	2,933,373

	2/16/2021					15,603	169,449	280,852	3,050,053

Total awards						198,977	$2,160,891	1,471,124	$15,976,407

Michael D. Hagedorn	2/20/2024					21,299	$231,307	127,792	$1,387,821

	2/22/2023					15,206	165,137	91,234	990,801

	2/15/2022					9,461	102,746	85,144	924,664

	2/16/2021					5,656	61,424	101,808	1,105,635

Total awards						51,622	$560,614	405,978	$4,408,921

Thomas A. Iadanza	2/20/2024					23,502	$255,232	141,012	$1,531,390

	2/22/2023					16,779	182,220	100,672	1,093,298

	2/15/2022					10,440	113,378	93,952	1,020,319

	2/16/2021					6,241	67,777	112,340	1,220,012

Total awards						56,962	$618,607	447,976	$4,865,019

Raja A. Dakkuri	2/20/2024					17,627	$191,429	105,758	$1,148,532

	2/22/2023					12,584	136,662	75,504	819,973

	4/1/2022					7,681	83,416	69,126	750,708

	8/22/2018	402,380		$8.47	8/22/2025

Total awards						37,892	$411,507	250,388	$2,719,213

Joseph V. Chillura	2/20/2024					14,689	$159,523	88,132	$957,114

	2/22/2023					10,487	113,889	62,920	683,311

	2/15/2022					6,525	70,862	58,720	637,699

	2/16/2021					3,901	42,365	70,214	762,524

	3/1/2017	55,657		$6.72	3/1/2027

	3/1/2016	17,508		$5.74	3/1/2026

Total awards						35,602	$386,639	279,986	$3,040,648

(1)

Restrictions on time-based RSU awards (reported above under “Number of Shares or Units of Stock That Have Not Vested”) lapse at the rate of 33% per year commencing with the first year after the date of grant.

Restrictions on performance-based RSU awards (reported above under “Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested”) lapse based on achievement of the performance goals set forth in the award agreement. Dividends are credited on these awards at the same time and in the same amount as dividends paid to all other common shareholders. Credited dividends are accumulated and paid upon vesting and are subject to the same time-based or performance-based restrictions as the underlying RSU.

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The award amount in the “Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested” column represents the number of shares that may be earned based on maximum performance achievement over the cumulative three-year performance period with respect to both the GITBV and TSR performance metrics, for the 2/16/2021 award, 2/15/2022 award, 2/22/2023 award and 2/20/2024 award.

(2)	At per share closing market price of $10.86 as of December 29, 2023 (the last trading day of 2023).

2023 Stock Vested

The table below shows the time-based RSU awards held by our NEOs that vested in 2023, as well as performance-based RSU awards which vested in early 2024 based on the three-year performance period ended December 31, 2023, and the value realized upon vesting. None of our NEOs exercised any options in 2023.

	Stock Awards
Name	Number of Shares Acquired Upon Vesting (#)	Value Realized on Vesting ($)(*)

Ira Robbins	266,303	$2,412,217

Michael D. Hagedorn	96,801	877,595

Thomas A. Iadanza	107,739	979,359

Raja A. Dakkuri	3,840	35,482

Joseph V. Chillura	65,991	596,106

*	Value realized upon vesting of RSU awards is calculated by multiplying the number of RSUs that vested by the fair market value of the underlying shares on the vesting date.

This amount includes the value attributable to the vesting of the final portion of the performance-based RSU awards granted on February 16, 2021 for Mr. Robbins (222,986 shares), Mr. Hagedorn (80,831 shares), Mr. Iadanza (89,193 shares), and Mr. Chillura (55,747 shares). Mr. Dakkuri did not join the Company until April 2022, and therefore was not a recipient of this grant. These shares vested based on the achievement of the GITBV and TSR performance goals set forth in the award agreement measured over the three-year performance period ending December 31, 2023.

Dividends are credited on time-based and performance-based RSU awards at the same time and in the same amount as dividends paid to all other common shareholders. Credited dividends are accumulated and paid upon vesting and are subject to the same time-based or performance-based restrictions as the underlying RSUs.

2023 Pension Benefits

Pension Plan. Valley maintains a non-contributory, defined benefit pension plan (the “Pension Plan”) which was frozen effective January 1, 2014. The annual retirement benefit under the Pension Plan generally was (i) 0.85% of the employee’s average final compensation up to the employee’s average social security wage base plus (ii) 1.15% of the employee’s average final compensation in excess of the employee’s average social security wage base up to the annual compensation limit under the law, (iii) multiplied by the years of credited service (up to a maximum of 35 years). An employee’s “average final compensation” is the employee’s highest consecutive five-year average of the employee’s annual salary. Employees hired on or after July 1, 2011, including Mr. Hagedorn, Mr. Iadanza, Mr. Dakkuri, and Mr. Chillura, are not eligible to participate in the Pension Plan. As a result of amendments to the Pension Plan adopted in 2013, participants will not accrue further benefits and their pension benefits will be determined based on their compensation and service up to December 31, 2013.

Benefit Equalization Plan. Valley maintains a Benefit Equalization Plan (“BEP”) which provides retirement benefits in excess of the amounts payable from the Pension Plan for certain highly compensated executive officers, which was frozen effective January 1, 2014. Benefits are generally determined as follows: (i) the benefit calculated under Valley pension plan formula without regard to the limits on recognized compensation and maximum benefits payable from a qualified defined benefit plan, minus (ii) the individual’s pension plan benefit. Mr. Robbins is a participant in the BEP. Executives hired on or after July 1, 2011, including Mr. Hagedorn, Mr. Iadanza, Mr. Dakkuri, and Mr. Chillura, are not participants in the BEP. As a result of amendments to the BEP adopted in 2013, participants will not accrue further benefits and their benefits will be determined based on their compensation for service and years of service up to December 31, 2013. Benefits under the BEP will not increase for any pay or service earned after

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such date except participants may be granted up to three additional years of service if employment is terminated in the event of a CIC. The table below shows each pension plan that the NEO participates in, the number of years of credited service and the present value of accumulated benefits as of December 31, 2023.

Name	Plan Name	# of Years Credited Service	Present Value of Accumulated Benefits ($)

Ira Robbins	Pension Plan	16	$416,714

	BEP	16	174,434

Present values of the accumulated benefits under the BEP and Pension Plan were determined as of January 1, 2024 based upon the accrued benefits under each plan as of December 31, 2023 and valued in accordance with the following principal actuarial assumptions: (i) post-retirement mortality in accordance with the Pri-2012 White Collar Tables (base year 2006), projected generationally with Scale MP-2021, (ii) interest at an annual effective rate of 5.11% compounded annually, (iii) retirement at the earliest age (subject to a minimum age of 55 and a maximum age equal to the greater of 65 and the participant’s age on January 1, 2024) at which unreduced benefits would be payable assuming continuation of employment and (iv) for the BEP payment is based on an election by the participant and for the Pension Plan it is assumed that 60% of male participants will elect a joint and two-thirds survivor annuity and 40% will elect a straight life annuity.

Early Retirement Benefits. An NEO’s accrued benefits under the Pension Plan and BEP are payable at age 65, the individual’s normal retirement age. If an executive terminates employment after both attainment of age 55 and completion of 10 years of service, he is eligible for early retirement. Upon early retirement, an executive may elect to receive his accrued benefit unreduced at age 65 or, alternatively, to receive a reduced benefit commencing on the first day of any month following termination of employment and prior to age 65. The amount of reduction is 0.5% for each of the first 60 months and 0.25% for each of the next 60 months that benefits commence prior to the executive’s normal retirement date (resulting in a 45% reduction at age 55, the earliest retirement age under the plans). However, there is no reduction for early retirement prior to the normal retirement date if the sum of the executive’s age and years of vested service at the benefit commencement date equals or exceeds 80.

Late Retirement Benefits. Effective December 31, 2013, the BEP was amended to specify the manner in which actuarial increases would be applied to benefits for executives postponing retirement beyond April 1st of the year in which the executive reaches age 70 1⁄2.

2023 Nonqualified Deferred Compensation

Deferred Compensation Plan. Valley established the Deferred Compensation Plan for the benefit of certain eligible employees in 2017. The Deferred Compensation Plan is maintained for the purpose of providing deferred compensation for selected employees participating in the 401(k) Plan whose contributions are limited as a result of the limitations on the amount of compensation which can be taken into account under the 401(k) Plan. Each of our NEOs participated in the Deferred Compensation Plan in 2023. Under the 401(k) Plan, Valley matches the first 4% of salary contributed by an employee each pay period, and 50% of the next 2% of salary contributed, for a maximum matching contribution of 5%, with an annual limit of $16,500 in 2023.

Participant Deferral Contributions. Each participant in the Deferred Compensation Plan is permitted to defer, for that calendar year, up to 5% of the portion of the participant’s salary and cash bonus above the limit in effect for that calendar year under the Company’s 401(k) Plan. The Compensation Committee has the authority to change the deferral percentage, but any such change only applies to calendar years beginning after such action is taken by the Compensation Committee. No deferrals may be taken until a participant’s salary and bonus for such calendar year is in excess of the limit in effect under the Company’s 401(k) Plan.

Company Matching Contributions. Each calendar year, it is expected the Company will match 100% of a participant’s deferral contributions under the Deferred Compensation Plan that do not exceed 5% of the participant’s salary and bonus. A participant vests in the Company matching contribution after two years of continuous employment at the Company.

Earnings on Deferrals. Participants’ deferral contributions and company matching contributions will be adjusted at the end of each calendar year by an earnings factor, which for 2023 was an amount equal to the one-month Secured Overnight Financing Rate average for the applicable calendar year plus the Alternative Reference Rates Committee spread adjustment of 11.448 basis points plus 300 basis points, multiplied by the balance in the participant’s notional account at the end of the calendar year. Based on this earnings factor, a portion of the earnings under the Deferred Compensation Plan is considered “above-market,” which is defined under SEC rules as interest which exceeds 120% of the applicable federal long-term rate, with compounding at the rate that corresponds to the rate under the plan at the time the interest rate is set. The Compensation Committee sets the earnings factor each year.

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Amount, Form and Time of Payment. The amount payable to the participant will equal the amount credited to the participant’s account as of his or her separation from service with Valley, net of all applicable employment and income tax withholdings. The benefit will be paid to the participant in a single lump sum six months following the earlier to occur of the participant’s separation from service with Valley or the date of a CIC, and will represent a complete discharge of any obligation under the Deferred Compensation Plan.

The table below shows each NEO’s Deferred Compensation Plan activity during 2023 and in the aggregate:

Name	NEO Contribution in 2023	Valley’s Contribution in 2023*	Aggregate Earnings in 2023*	Aggregate Withdrawals/ Distributions	Aggregate Balance at 12/31/2023

Ira Robbins	$108,625	$108,625	$93,325	$—	$1,232,853

Michael D. Hagedorn	40,050	40,050	21,778	—	287,699

Thomas A. Iadanza	62,750	62,750	43,046	—	568,646

Raja A. Dakkuri	28,900	28,900	4,734	—	62,534

Joseph V. Chillura	31,850	31,850	22,042	—	291,181

*

Valley’s matching contributions and the NEO’s above-market earnings (as defined by SEC rules) under the Deferred Compensation Plan in 2023 are included in the Summary Compensation Table above under “All Other Compensation” and “Change in Pension Value and Non-Qualified Deferred Compensation Earnings,” respectively.

Other Potential Post-Employment Payments

Valley and the Bank are parties to severance and CIC arrangements with certain of our named executive officers. The following discussion describes those agreements currently in place.

Severance Agreements

Only two of our executives, Mr. Robbins and Mr. Iadanza, are provided enhanced severance protection outside of a CIC scenario. Our other executives are entitled to severance benefits under our severance plan that is generally available to all eligible employees.

The severance agreements of Mr. Robbins and Mr. Iadanza provide for the following severance benefits in the event of termination of employment without cause:

•	a lump sum payment equal to (i) twenty-four months of base salary as in effect on the date of termination plus (ii) one times his most recent annual cash bonus, and (iii) a fraction of the individual’s most recent annual cash bonus calculated based on the number of months employed in the year of termination;

•	a lump sum cash payment in place of medical benefits equal to 125% of total monthly premium payments under COBRA reduced by the amount of the required employee contribution, multiplied by 36; and
•	a lump sum life insurance benefit equal to 125% of our share of the premium for three years of coverage, based on the coverage and rates in effect on the date of termination.

No severance payment is made under the severance agreements if the NEO receives severance under a CIC agreement (described below).

For the purpose of the severance agreements, “cause” means willful and continued failure to perform employment duties after written notice specifying the failure, willful misconduct causing material injury to us that continues after written notice specifying the misconduct, or a criminal conviction (other than a traffic violation), drug abuse or, after a written warning, alcohol abuse or excessive absence for reasons other than illness.

Under these agreements, each officer is required to keep confidential all confidential information that he obtained in the course of his employment with us and is also restricted from competing with us in certain states during the term of his employment with us and for a period after termination of his employment.

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Change in Control Agreements

Each of our executive officers is a party to a CIC agreement. Under the CIC agreements, if the officer is terminated without “cause” or resigns for “good reason” following a “change in control” (as such terms are defined in the CIC agreements) during the contract period (which is defined as the period beginning on the day prior to the CIC and ending on the earlier of (i) the third anniversary of the CIC or (ii) the NEO’s death), the NEO would receive a lump sum cash payment equal to:

•	in the case of the CEO, three times (3x) the sum of salary and the highest non-equity incentive received in the three years prior to the CIC; and

•	in the case of the other NEOs, two times (2x) the sum of salary and the highest non-equity incentive received in the three years prior to the CIC.

The officers would also receive a lump sum cash payment in place of medical and dental benefits equal to three times (3x) their aggregate annual premium amounts minus any required employee contribution, each as in effect at the time of termination. The CIC agreements also provide for a lump sum cash payment upon termination due to death or disability during the contract period equal to one-twelfth of the executive’s highest base salary in the three years prior to the CIC.

280G Excise Tax – Net Best Provision

Valley has adopted a policy prohibiting tax “gross-up” payments. None of our executive officers are entitled to receive tax gross-up payments under their agreements. Each of our NEOs has a net best provision in their CIC agreements whereby they would be entitled to the greater after-tax benefit of either: (i) their full CIC payments and benefits less any 280G excise tax, the payment of which would be their responsibility, or (ii) their CIC payments and benefits cut back to the amount that would not result in 280G excise tax.

Equity Award Acceleration

In the event of a termination of employment as a result of death, all restrictions on an NEO’s equity awards will immediately lapse (for performance-based RSUs, all restrictions will lapse with respect to the target amount of shares).

In the case of retirement (as defined), all restrictions will lapse on outstanding time-based RSU awards and performance-based RSU awards will remain outstanding and vest in accordance with the original vesting schedule based on actual performance. However, with respect to awards granted in 2019 and thereafter, awards outstanding for less than one year at the time of retirement will only vest pro rata based on the number of months the award was outstanding divided by 12.

In the event of a CIC, if the NEO within two years thereafter resigns for good reason or is terminated without cause, the NEO’s outstanding equity awards will vest (for performance-based RSUs, all restrictions will lapse with respect to the target amount of shares). For awards made under the 2016 Long-Term Stock Incentive Plan, a minimum of 50% of any accelerated equity award must be retained by the NEO for a period of 18 months or in some cases 24 months.

Upon termination of employment for any other reason (other than termination due to disability which may be treated differently), NEOs will forfeit all unvested equity awards unless otherwise provided.

Pension Plan Payments

The present value of the benefits to be paid to Mr. Robbins following termination of employment over his estimated lifetime is set forth in the Severance Benefits Table below. Mr. Robbins receives three years additional service under the BEP upon termination without cause or resignation for good reason occurring during his CIC contract period. Present values of the BEP and Pension Plan were determined as of January 1, 2024 based on PRI-2012 White Collar Tables projected generationally with Scale MP-2021, and interest at an annual effective rate of 6.05% compounded annually for the pension plan and the BEP.

Severance Benefits Table

The table set forth below illustrates the severance amounts and benefits that would be paid to each of the current NEOs, if he had terminated employment with the Bank on December 29, 2023, the last business day of the most recently completed fiscal year, under each of the following retirement or termination circumstances: (i) death; (ii) dismissal for cause, (iii) retirement or resignation; and (iv) dismissal without cause or resignation for good reason following a CIC of Valley on December 29, 2023. Upon dismissal for cause, the NEOs would receive only their salary through the date of termination and their vested BEP and pension benefits. These payments are considered estimates as of specific dates as they contain some assumptions regarding stock price, life expectancy, salary and non-incentive compensation amounts and income tax rates and laws.

63	2024 Proxy Statement

ITEM 2: ADVISORY VOTE ON OUR NAMED EXECUTIVE OFFICER COMPENSATION

Ira Robbins
Executive Benefits and Payments Upon Termination	Death	Dismissal for Cause	Retirement or Resignation	Dismissal w/o Cause	Dismissal w/o Cause or Resignation for Good Reason Following CIC

Amounts Payable in full on indicated date of termination

Severance – Salary Component(1)	$—	$—	$—	$2,000,000	$1,524,977	(2)

Severance – Non-Equity Incentive	$—	$—	$—	$1,462,500	$4,387,500

Time-Based RSU Awards	$1,155,917	$—	$—	$—	$1,155,917

Performance-Based RSU Awards(3)	$3,448,278	$—	$—	$—	$3,448,278

Deferred Compensation	$1,232,853	$1,232,853	$1,232,853	$1,232,853	$1,232,853

Welfare Benefits Lump Sum Payment	$102,173	$—	$—	$102,173	$104,385

Automobile & Club Dues(4)	$—	$—	$—	$—	$85,670

“Parachute Penalty” Tax Gross Up	N/A	N/A	N/A	N/A	N/A

Sub Total:	$5,939,221	$1,232,853	$1,232,853	$4,797,526	$11,939,580

Present Value of Annuities commencing on indicated date of termination

Benefit Equalization Plan	$—	$—	$—	$—	$36,347

Pension	$167,488	$167,488	$167,488	$167,488	$167,488

Total:	$6,106,709	$1,400,341	$1,400,341	$4,965,014	$12,143,415

Michael D. Hagedorn
Executive Benefits and Payments Upon Termination	Death	Dismissal for Cause	Retirement or Resignation	Dismissal w/o Cause	Dismissal w/o Cause or Resignation for Good Reason Following CIC

Amounts Payable in full on indicated date of termination

Severance – Salary Component(1)	$—	$—	$—	$158,846	$659,276	(2)

Severance – Non-Equity Incentive	$—	$—	$—	$—	$1,002,000

Time-Based RSU Awards	$329,308	$—	$—	$—	$329,308

Performance-Based RSU Awards(3)	$957,733	$—	$—	$—	$957,733

Deferred Compensation	$287,699	$287,699	$287,699	$287,699	$287,699

Welfare Benefits Lump Sum Payment	$—	$—	$—	$4,081	$51,256

Automobile & Club Dues(4)	$—	$—	$—	$—	$38,328

“Parachute Penalty” Tax Gross Up	N/A	N/A	N/A	N/A	N/A

Sub Total:	$1,574,740	$287,699	$287,699	$450,626	$3,325,600

Present Value of Annuities commencing on indicated date of termination	N/A	N/A	N/A	N/A	N/A

Benefit Equalization Plan	N/A	N/A	N/A	N/A	N/A

Pension	N/A	N/A	N/A	N/A	N/A

Total:	$1,574,740	$287,699	$287,699	$450,626	$3,325,600

64	2024 Proxy Statement

ITEM 2: ADVISORY VOTE ON OUR NAMED EXECUTIVE OFFICER COMPENSATION

Thomas A. Iadanza
Executive Benefits and Payments Upon Termination	Death	Dismissal for Cause	Retirement or Resignation		Dismissal w/o Cause	Dismissal w/o Cause or Resignation for Good Reason Following CIC

Amounts Payable in full on indicated date of termination

Severance – Salary Component(1)	$—	$—	$—		$1,400,000	$1,180,934	(2)

Severance – Non-Equity Incentive	$—	$—	$—		$845,000	$2,535,000

Time-Based RSU Awards	$363,376	$—	$333,006	(5)	$—	$363,376

Performance-Based RSU Awards(3)	$1,056,808	$—	$—	(5)	$—	$1,056,808

Deferred Compensation	$568,646	$568,646	$568,646		$568,646	$568,646

Welfare Benefits Lump Sum Payment	$74,779	$—	$—		$74,779	$75,297

Automobile & Club Dues(4)	$—	$—	$—		$—	$82,973

“Parachute Penalty” Tax Gross Up	N/A	N/A	N/A		N/A	N/A

Sub Total:	$2,063,609	$568,646	$901,652		$2,888,425	$5,863,034

Present Value of Annuities commencing on indicated date of termination	N/A	N/A	N/A		N/A	N/A

Benefit Equalization Plan	N/A	N/A	N/A		N/A	N/A

Pension	N/A	N/A	N/A		N/A	N/A

Total:	$2,063,609	$568,646	$901,652		$2,888,425	$5,863,034

Raja A. Dakkuri
Executive Benefits and Payments Upon Termination	Death	Dismissal for Cause	Retirement or Resignation	Dismissal w/o Cause	Dismissal w/o Cause or Resignation for Good Reason Following CIC

Amounts Payable in full on indicated date of termination

Severance – Salary Component(1)	$—	$—	$—	$250,000	$950,000

Severance – Non-Equity Incentive	$—	$—	$—	$—	$958,600

Time-Based RSU Awards	$220,078	$—	$—	$—	$220,078

Performance-Based RSU Awards(3)	$785,341	$—	$—	$—	$785,341

Deferred Compensation	$62,534	$62,534	$62,534	$62,534	$62,534

Welfare Benefits Lump Sum Payment	$—	$—	$—	$8,162	$51,256

Automobile & Club Dues(4)	$—	$—	$—	$—	$38,328

“Parachute Penalty” Tax Gross Up	N/A	N/A	N/A	N/A	N/A

Sub Total:	$1,067,953	$62,534	$62,534	$320,696	$3,066,137

Present Value of Annuities commencing on indicated date of termination

Benefit Equalization Plan	N/A	N/A	N/A	N/A	N/A

Pension	N/A	N/A	N/A	N/A	N/A

Total:	$1,067,953	$62,534	$62,534	$320,696	$3,066,137

65	2024 Proxy Statement

ITEM 2: ADVISORY VOTE ON OUR NAMED EXECUTIVE OFFICER COMPENSATION

Joseph V. Chillura
Executive Benefits and Payments Upon Termination	Death	Dismissal for Cause	Retirement or Resignation	Dismissal w/o Cause	Dismissal w/o Cause or Resignation for Good Reason Following CIC

Amounts Payable in full on indicated date of termination

Severance – Salary Component(1)	$—	$—	$—	$460,962	$1,020,000

Severance – Non-Equity Incentive	$—	$—	$—	$—	$834,000

Time-Based RSU Awards	$227,115	$—	$—	$—	$227,115

Performance-Based RSU Awards(3)	$660,505	$—	$—	$—	$660,505

Deferred Compensation	$291,181	$291,181	$291,181	$291,181	$291,181

Welfare Benefits Lump Sum Payment	$—	$—	$—	$8,162	$51,256

Automobile & Club Dues(4)	$—	$—	$—	$—	$57,255

“Parachute Penalty” Tax Gross Up	N/A	N/A	N/A	N/A	N/A

Sub Total:	$1,178,801	$291,181	$291,181	$760,305	$3,141,312

Present Value of Annuities commencing on indicated date of termination

Benefit Equalization Plan	N/A	N/A	N/A	N/A	N/A

Pension	N/A	N/A	N/A	N/A	N/A

Total:	$1,178,801	$291,181	$291,181	$760,305	$3,141,312

(1)

In case of death or disability within three years following a CIC, each NEO would receive a cash payment equal to one twelfth his highest annual salary (including any 401(k) plan or DCP deferral) paid in any of the three calendar years immediately prior to the CIC equal to the following amount as of December 31, 2023: Mr. Robbins, $83,333; Mr. Hagedorn, $49,167; Mr. Iadanza, $58,333; Mr. Dakkuri, $41,667; and Mr. Chillura, $42,500.

(2)

The parachute values for Messrs. Robbins, Hagedorn and Iadanza exceed their respective 280G safe harbor limits, and as such, their severance would be cut back under the net best provision in their CIC agreements. The values reflected in the “Severance—Salary Component” have been reduced by the following amounts to reflect the cut-backs: Mr. Robbins, $1,475,023; Mr. Hagedorn, $520,724; and Mr. Iadanza, $919,066.

(3)	Upon death, dismissal without cause upon a CIC, or resignation for good reason upon a CIC, unearned performance-based RSU awards immediately vest at the target amount.

(4)

Includes the present value of the continuation of the personal use of a company-owned vehicle or monthly auto allowance, as applicable, and driving services and parking (if applicable), and membership in a country club through the contract period following the CIC.

(5)

For time-based RSU awards, all restrictions on such awards lapse upon retirement, with the exception of those RSUs that have been outstanding for less than a year at retirement, in which case, a pro-rated number of such RSUs vest based on the portion of the vesting year that the RSU is outstanding prior to retirement. Upon retirement, all performance-based RSUs (or in the case of performance-based RSUs that have been outstanding for less than a year at retirement, a pro-rated number of such RSUs determined in the same manner as referenced above) remain outstanding and vest, if at all, subject to performance achievement.

66	2024 Proxy Statement

ITEM 2: ADVISORY VOTE ON OUR NAMED EXECUTIVE OFFICER COMPENSATION

Pay Versus Performance
2023 Pay Versus Performance Table
The table below reports the compensation of our CEO and the average compensation of the other NEOs as reported in the Summary Compensation Table for the past four fiscal years, as well as their “compensation actually paid” (or “CAP”) as calculated pursuant to recently adopted SEC rules, and certain performance measures required by the rules.

			Average Summary Compensation Table Total for Non-CEO Named Executive Officers ($) (2)	Average Compensation Actually Paid to Non-CEO Named Executive Officers ($) (2)(3)	Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for CEO ($) (1)	Compensation Actually Paid to CEO ($) (1)(3)			Total Shareholder Return ($)	Peer Group Total Shareholder Return ($) (4)	Net Income ($) (millions)	Growth in Tangible Book Value (%) (5)

2023	$5,416,463	$5,782,420	$1,789,482	$1,987,653	$113	$116	$499	13.45%

2022	$6,010,335	$4,461,048	$2,609,674	$2,462,181	$112	$116	$569	17.47%

2021	$5,349,830	$7,640,559	$1,789,527	$2,707,854	$131	$125	$474	16.23%

2020	$4,879,048	$3,682,555	$1,737,946	$1,569,427	$90	$91	$391	13.31%

(1)	Reflects compensation for Ira Robbins, who served as our CEO in 2020, 2021, 2022, and 2023.

(2)	Reflects compensation for our other NEOs as follows:

•	2020: Michael D. Hagedorn, Thomas A. Iadanza, Ronald H. Janis and Robert J. Bardusch

•	2021: Michael D. Hagedorn, Thomas A. Iadanza, Ronald H. Janis and Joseph V. Chillura
•	2022: Michael D. Hagedorn, Thomas A. Iadanza, Raja A. Dakkuri and Joseph V. Chillura

•	2023: Michael D. Hagedorn, Thomas A. Iadanza, Raja A. Dakkuri and Joseph V. Chillura

(3)	To calculate CAP for our CEO and other NEOs, the following adjustments were made to Summary Compensation Table total pay:

	CEO				Other NEO Average
Adjustments	2023	2022	2021	2020	2023	2022	2021	2020

Summary Compensation Table Total	$5,416,463	$6,010,335	$5,349,830	$4,879,048	$1,789,482	$2,609,674	$1,789,527	$1,737,946

Deduction for amount reported in “Stock Awards” column of the Summary Compensation Table	$(2,975,661)	$(3,060,578)	$(2,633,731)	$(2,285,938)	$(619,932)	$(692,591)	$(761,890)	$(789,038)

Addition of fair value at fiscal year (FY) end, of equity awards granted during the FY that remained outstanding	$2,750,887	$1,921,547	$2,837,919	$1,497,358	$622,504	$652,868	$944,088	$713,297

Addition of change in fair value at FY end versus prior FY end for awards granted in prior FY that remained outstanding	$697,863	$(489,698)	$1,929,016	$(186,348)	$174,527	$(118,799)	$685,641	$(72,162)

Addition of change in fair value at vesting date versus prior FY end for awards granted in a prior FY that vested during the FY	$(50,611)	$79,441	$157,525	$(56,413)	$21,072	$11,030	$50,488	$(20,616)

Deduction for change in pension values reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table	$(56,521)	$—	$—	$(165,153)	—	$—	$—	$—

Compensation Actually Paid (CAP)	$5,782,420	$4,461,048	$7,640,559	$3,682,555	$1,987,653	$2,462,181	$2,707,854	$1,569,427

The equity awards included above comprise performance share units and restricted share units granted from 2020 through 2023. The following assumptions underpin the fair value calculations. Measurement date equity fair values are calculated with assumptions derived on a basis consistent with those used for grant date fair value purposes. Restricted stock units are valued based on the stock price on the relevant measurement date. Performance stock units are adjusted to reflect an accrued payout factor consistent with assumptions used for ASC Topic 718 purposes, and the stock price on the relevant measurement date. Stock options are valued using a Black Scholes model as at the relevant measurement date, using assumptions consistent with those used for the grant date fair value purposes.

(4)	Peer Group used for TSR comparisons reflects the KRX Index.

(5)
The Company has identified GITBV as the Company-selected measure for the pay versus performance disclosure. GITBV was chosen from among the following three financial performance measures that we believe were most important in linking CAP for our CEO and our Other NEOs to Company performance during 2023:

67	2024 Proxy Statement

ITEM 2: ADVISORY VOTE ON OUR NAMED EXECUTIVE OFFICER COMPENSATION

Tabular List of Company Financial Performance Measures:

•	Growth in Tangible Book Value

•	Core Net Income

•	Relative TSR

Further details on these measures and how they are used in our compensation plans can be found in our Compensation Discussion and Analysis in this Proxy Statement.

The Compensation Committee has chosen GITBV over a three-year period because it believes that this metric is a good indicator of the performance and shareholder value creation of a commercial bank, and the Company has received positive feedback from its investors regarding its use of GITBV in the Company’s incentive compensation program. GITBV, when used herein, means year-over-year growth in tangible book value, plus dividends on common stock declared during the year, excluding OCI recorded during the year. The add-back
of dividends allows the Compensation Committee to compare our performance to our peers that pay different amounts of dividends. The exclusion of OCI avoids changes in tangible book value related to accounting mechanics and not viewed as tied to financial performance. Consistent with the terms of the award agreements for the RSUs and the 2023 ICP, the Compensation Committee has the authority to adjust the calculation of the GITBV for certain items that are one-time
in nature. From time to time, the Compensation Committee uses this authority to avoid either rewarding or penalizing executives for certain decisions which may adversely or positively affect the Company’s short-term results. Over the last four years, adjustments to GITBV have primarily related to the impacts of the acquisitions of The Westchester Bank and BLITA, respectively, including adjustments with respect to merger-related charges, the earnings associated with each acquired bank in the year of acquisition, and the shares issued in connection with the BLITA acquisition. In 2023, the adjustments also include the FDIC special assessment.

Compensation Actually Paid Versus Company Performance
The following charts provide a clear, visual depiction of the relationships
between CAP for our CEO and the average CAP for our other NEOs, to aspects of Valley’s financial performance.

CEO and Average Other NEO CAP vs Company TSR and Peer Group TSR	CEO and Average Other NEO CAP vs GAAP Net Income

CEO and Average Other NEO CAP vs Company Selected Measure

68	2024 Proxy Statement

ITEM 2: ADVISORY VOTE ON OUR NAMED EXECUTIVE OFFICER COMPENSATION

Equity Compensation Plan Information
The table below provides information regarding our equity compensation plans as of December 31, 2023.

Plan Category	Number of shares to be issued upon exercise of outstanding options and rights*	Weighted average exercise price of outstanding options and rights	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)

Equity compensation plans approved by security holders	10,482,698	$8.40	12,549,472

Equity compensation plans not approved by security holders	—	—	—

Total	10,482,698	$8.40	12,549,472

*	Amount includes 2,914,829 options outstanding with a weighted average exercise price of $8.40 and 7,567,869 RSUs measured at maximum vesting at December 31, 2023.

69	2024 Proxy Statement

ITEM 2: ADVISORY VOTE ON OUR NAMED EXECUTIVE OFFICER COMPENSATION

CEO Pay Ratio

Under SEC rules, we are required to disclose the pay ratio of our CEO to our median employee. The pay ratio disclosure below is a reasonable estimate calculated in a manner consistent with SEC rules and guidance.

Under SEC rules, companies are permitted to use the same median employee for three years if we reasonably believe no change occurred that would significantly impact the pay ratio. We have selected a new median employee for our 2023 pay ratio disclosure due to a salary adjustment increase to our prior year median employee’s compensation, resulting in compensation that we reasonably believe is not representative.

Although we selected a new median employee, our calculation methodology for 2023 was the same methodology used to calculate last year’s pay ratio. We identified the median employee by examining the 2023 total W-2 compensation, including 401(k) deferrals, for all individuals, excluding our CEO, who were employed by us on October 20, 2023. We included all employees, whether employed on a full-time, part-time, temporary, or seasonal basis as of that payroll date. We did not make any assumptions, adjustments, or estimates with respect to such total W-2 reported compensation. We did not annualize the compensation for any full or part time employees that were not employed by us for all of 2023. We believe the use of total W-2 compensation, including 401(k) deferrals, for all employees is a consistently applied compensation measure that reasonably reflects the annual compensation of employees.

We calculated the annual total compensation for the median employee in the same manner we used to determine the annual total compensation of our NEOs for 2023, as set forth in the Summary Compensation Table.

The annual total compensation in 2023 for our median employee using this methodology was $87,750.81.

The annual total compensation in 2023 for our CEO using this methodology is shown in the Summary Compensation Table and was $5,416,463.

The ratio of the annual total compensation of our CEO to the annual total compensation of our median employee in 2023 was 62 to 1.

70	2024 Proxy Statement

ITEM 3: Ratification of the Selection of Independent Registered Public Accounting Firm

In accordance with its charter, the Audit Committee is directly responsible for the selection of the independent registered public accounting firm retained to audit the Company’s financial statements as well as monitoring the performance, qualifications, and independence of that firm. The Audit Committee has selected KPMG LLP (“KPMG”) as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2024. As a matter of good corporate governance, the Board is requesting that our shareholders ratify KPMG’s appointment. KPMG has served as the Company’s independent registered public accounting firm continuously since 2008. If shareholders do not ratify the appointment of KPMG, the Audit Committee will consider the shareholders’ action in determining whether to appoint KPMG as our independent auditor for 2024.

Before selecting KPMG for 2024, the Audit Committee considered KPMG’s qualifications as an independent registered public accounting firm. This included a review of KPMG’s performance in prior years, its knowledge of the Company and its operations, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee’s review also included matters required to be considered under rules of the SEC on auditor independence, including the nature and extent of non-audit services, to ensure that the provision of such services will not impair the independence of the auditors. In addition, the Audit Committee interviews and approves the selection of KPMG’s new lead engagement partner with each rotation.

The fees billed for services rendered to us by KPMG for the years ended December 31, 2023 and 2022 were as follows:

	2023	2022

Audit fees	$3,345,000	$3,165,000

Audit-related fees(l)	$180,000	$473,200

Total	$3,525,000	$3,638,200

(1) Audit-related services consist of fees incurred related to U.S. Department of Housing and Urban Development and Uniform Single Attestation Program audits in 2023 and 2022, for professional services rendered in connection with the issuance of subordinated debt in September 2022, limited assurance services pertaining to the Sustainable Financing Impact Report, and issuances of consents throughout 2022 and 2023.

The Audit Committee maintains a policy concerning the pre-approval of audit and non-audit services to be provided by its independent registered public accountants to Valley. The policy requires that all services to be performed by KPMG, including audit services, audit-related services and permitted non-audit services, be pre-approved by the Audit Committee. Specific services being provided by the independent accountants are regularly reviewed in accordance with the pre-approval policy. At each subsequent Audit Committee meeting, the Audit Committee receives updates on the services actually provided by the independent registered public accountants, and management may also present additional services for pre-approval.

All services rendered by KPMG are permissible under applicable laws and regulations, and the Audit Committee pre-approved all audit, audit-related, and non-audit services performed by KPMG during fiscal 2023. Representatives of KPMG will be available at the Annual Meeting and will have the opportunity to make a statement and answer appropriate questions from shareholders.

The Audit Committee requests that shareholders ratify the selection of KPMG.

The Board recommends a vote “FOR” the

ratification of the selection of KPMG as Valley’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

71	2024 Proxy Statement

ITEM 3: RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Report of the Audit Committee

February 21, 2024

To the Board of Directors of Valley National Bancorp:

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company’s independent registered public accounting firm, KPMG LLP (“KPMG”), performs an annual independent audit of the financial statements and expresses an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles.

The following is the report of the Audit Committee with respect to the audited financial statements for fiscal year 2023. With respect to fiscal year 2023, the Audit Committee has:

•	reviewed and discussed Valley’s audited financial statements with management and KPMG;

•	discussed with KPMG the scope of its services, including its audit plan;

•	reviewed Valley’s internal control procedures;

•	discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission;
•	received the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence, and discussed with KPMG their independence from management and Valley; and

•	approved the audit and non-audit services provided during fiscal year 2023 by KPMG.

Based on the foregoing review and discussions, the Audit Committee approved the audited financial statements included in our Annual Report on Form 10-K for fiscal year 2023.

Pursuant to Section 404 of the Sarbanes-Oxley Act, management is required to prepare as part of the Company’s 2023 Annual Report on Form 10-K, a report by management on its assessment of the Company’s internal control over financial reporting, including management’s assessment of the effectiveness of such internal control. KPMG is also required by Section 404 to prepare and include as part of the Company’s 2023 Annual Report on Form 10-K, the auditors’ attestation report on management’s assessment.

During the course of 2023, management regularly discussed the internal control review and assessment process with the Audit Committee, including the framework used to evaluate the effectiveness of such internal control, and at regular intervals updated the Audit Committee on the status of this process and actions taken by management to respond to issues identified during this process. The Audit Committee also discussed this process with KPMG. Management’s assessment report and the auditor’s attestation report are included as part of the 2023 Annual Report on Form 10-K.

Eric P. Edelstein, Chairman

Andrew B. Abramson

Peter V. Maio

Kathleen C. Perrott

Jennifer W. Steans

Dr. Sidney S. Williams, Jr.

72	2024 Proxy Statement

ITEM 4: Shareholder Proposal

Mr. Kenneth Steiner, 14 Stoner Avenue, 2M, Great Neck, NY 11021, the beneficial owner of at least 500 shares of our common stock, has advised the Company that he intends to propose a resolution at the Annual Meeting. Mr. Steiner has appointed John Chevedden and/or his designee to act on his behalf in matters relating to the proposed resolution. In accordance with SEC rules, the text of the resolution and supporting statement are set forth below, printed verbatim from the submission.

For the reasons set forth in the Statement in Opposition immediately following the shareholder proposal, our Board recommends that you vote AGAINST this proposal.

Proposal 4 — Shareholder Opportunity to Vote on Excessive Golden Parachutes

Shareholders request that the Board adopt a policy to seek shareholder approval of senior managers’ new or renewed pay package that provides for golden parachute payments with an estimated value exceeding 2.99 times the sum of the executive’s base salary plus target short-term bonus. This proposal only applies to Section 16 Officers.

Golden parachute payments include cash, equity or other compensation that is paid out or vests due to a senior executive’s termination for any reason. Payments include those provided under employment agreements, severance plans, and change-in-control clauses in long-term equity plans, but not life insurance, pension benefits, or deferred compensation earned and vested prior to termination.

“Estimated total value” includes: lump-sum payments; payments offsetting tax liabilities; perquisites or benefits not vested under a plan generally available to management employees; post-employment consulting fees or office expense; and equity awards if vesting is accelerated, or a performance condition waived, due to termination.

The Board shall retain the option to seek shareholder approval at an annual meeting after material terms are agreed upon.

Generous performance-based pay can sometimes be justified but shareholder ratification of golden parachutes with a total cost exceeding 2.99 times base salary plus target short-term bonus better aligns management pay with shareholder interests.

This proposal is especially relevant because golden parachutes limits are not addressed in the Valley National Bancorp Corporate Governance Guidelines.

This proposal is relevant even if there are current informal golden parachute limits. A limit on golden parachutes is like a speed limit. A speed limit by itself does not guarantee that the speed limit will never be exceeded. Like this proposal the rules associated with a speed limit provide consequences if the limit is exceeded. With this proposal the consequences are a non-binding shareholder vote is required for unreasonably high golden parachutes.

This proposal places no limit on long-term equity pay or any other type pay. This proposal thus has no impact on the ability to attract executive talent or discourage the use of long-term equity pay because it places no limit on golden parachutes. It simply requires that extra large golden parachutes be subject to a non-binding shareholder vote at a shareholder meeting already scheduled for other matters.

73	2024 Proxy Statement

ITEM 4: SHAREHOLDER PROPOSAL

This proposal is relevant because the annual say on executive pay vote does not have a separate section for approving or rejecting golden parachutes.

The topic of this proposal received between 51% and 65% support at:

FedEx

Spirit AeroSystems

Alaska Air

Fisery

Please vote yes:

Shareholder Opportunity to Vote on Excessive Golden Parachutes — Proposal 4

The Board’s Statement in Opposition to the Shareholder Proposal

The Board has given careful consideration to the shareholder proposal and has concluded for the reasons set forth below that adoption of this proposal is not in the best interests of Valley and its shareholders. Accordingly, the Board recommends a vote “AGAINST” this proposal.

Valley’s executive compensation program effectively aligns executive and shareholder interests and provides reasonable and appropriate post-termination compensation with regard to both cash severance and treatment of equity. With regard to cash severance, these payments are already limited to a two-times (2x) severance multiplier, with one exception: our CEO has an insignificantly higher three-times (3x) severance multiplier solely in connection with his change in control severance.

Our executive compensation program effectively aligns executive and shareholder interests and provides reasonable and appropriate post-termination compensation with regard to both cash severance and treatment of equity. Valley’s severance arrangements have been approved by the Compensation Committee in consultation with our independent compensation consultant based on a review of market data. This review confirmed that the severance multipliers offered by Valley, as set forth below, are generally consistent with Valley’s peer group median.

Only two of our executive officers, our CEO and our President, have enhanced severance protection outside of a change in control (“CIC”). Upon a termination without cause, each is entitled to cash severance equal to two times (2x) base salary, plus one times (1x) prior year bonus, plus a prorated partial year cash bonus amount (“pro-rated bonus amount”).

Each of our executive officers is a party to a Change in Control Agreement (“CICA”) with the Company that provides for the following cash severance payment upon a qualifying termination of employment:

•	CEO: three times (3x) the highest base salary plus annual bonus in the three years preceding the CIC

•	President & SEVPs: two times (2x) the highest base salary plus annual bonus in the three years preceding the CIC
•	EVPs: two times (2x) the highest base salary in the three years preceding the CIC, plus a pro-rated bonus amount

For more information regarding our executive severance arrangements and other benefits provided thereunder, see “Other Potential Post-Employment Payments” on page 62 of this Proxy Statement.

As part of our emphasis on pay-for-performance, the largest percentage of our executive officers’ target total direct compensation is in the form of equity incentive awards. The vesting of our equity awards is governed by the terms of our award agreements which provide that unvested awards are forfeited upon a termination of employment other than death, retirement (as defined), or upon a double trigger event in connection with a CIC – i.e., the executive is terminated by the Company without cause or terminates his or her employment for good reason within a specified period following a CIC.

Our limited equity acceleration provisions are available to all employees eligible for equity awards in a broad-based manner, and our executive officers are not entitled to special or enhanced equity acceleration benefits. Additionally, these limited acceleration provisions are appropriate and consistent with market practice. In the event of a CIC, these provisions are designed to incentivize our executive officers to remain with the Company and maximize value for our shareholders.

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ITEM 4: SHAREHOLDER PROPOSAL

The proposal would unduly restrict our Compensation Committee’s ability to structure our executive compensation program.

Our Compensation Committee is responsible for the oversight and approval of our executive compensation program, including severance arrangements. The decision of whether, and how, to offer severance benefits is made by considering, at that time, our executive compensation philosophy, the businesses and markets in which we compete for executive talent, the comparative data provided by our independent compensation consultant, and the long-term business strategy and priorities of Valley.

We believe that our Compensation Committee, which is composed entirely of independent directors and which regularly consults with its independent compensation consultant, is best positioned to oversee the design and structure a compensation program that addresses Valley’s needs and its strategic, operational, and financial goals. Imposing a cap on potential termination payments or otherwise requiring shareholder approval would unduly limit the necessary flexibility and discretion of the Compensation Committee to approve severance arrangements that best serve the interests of the Company and its shareholders.

The proposal discourages the use of long-term incentive awards by including these awards in the calculation of the proposed limit on termination payments.

The purpose of our long-term equity incentive compensation, paid in the form of time-based RSUs and performance-based RSUs, is to focus our executives on increasing shareholder value by incentivizing their contribution to the Company’s long-term growth and performance. The use of time-based RSUs promotes retention of our key executives, and the use of performance-based RSUs strongly supports our pay-for-performance compensation structure and the alignment of our executives’ interests with those of our shareholders.

The adoption of this proposal would potentially trigger a shareholder approval or ratification requirement in order for our executives to realize the full value of their equity awards, even upon involuntary termination events and retirements. In addition, because the future value of equity awards is unknown at the time of grant, Valley would face additional uncertainty as to when the approval policy would apply with respect to any equity acceleration. As a result, the Board believes that the practical effect of the proposal would be to discourage the use of long-term equity incentive awards which directly conflicts with the pay-for-performance objective of our executive compensation program.

As a bank, Valley is already required to comply with bank regulatory requirements that caution against excessive severance.

Applicable regulatory guidance specifically cautions that a banking organization should ensure that the structure and terms of any severance arrangement entered into by the organization do not encourage imprudent risk-taking and are appropriate from a safety and soundness perspective. We believe our severance arrangements are consistent with such regulatory guidance.

The request made by the proposal is overly restrictive and could place Valley at a competitive disadvantage by limiting our ability to attract, retain and motivate talented, highly qualified and effective executives.

Valley competes for employees across its various markets, and our compensation program is designed to remain competitive with the market standard to attract, retain and motivate talented, highly qualified and effective executives. Each element of compensation, including our equity incentive awards and our severance arrangements, is intended to achieve this critical goal, and a recent comparison of peer group severance practices confirms that our severance arrangements are, in fact, competitive with those of our peers.

Particularly during volatile economic times, key employees need the assurance that they can depend upon the severance arrangements that have been promised to them. If informed that the terms of their compensation arrangements, including severance benefits and equity acceleration, may ultimately be subject to shareholder approval, talented employees may choose to leave, and highly qualified job candidates may seek employment elsewhere, including at a competitor that does not have similar restrictions in place. The delays and uncertainty of requiring a shareholder vote (particularly in the event of having to call a special shareholder meeting to seek such a vote) on severance arrangements that are otherwise comparable to Valley’s peers could significantly limit Valley’s ability to attract and retain talented, highly qualified and effective executives.

The proposal is unnecessary because shareholders already have opportunities to express their approval or disapproval of our post-termination compensation policies through our shareholder outreach program and say-on-pay votes. Additionally, SEC rules already require a separate advisory vote on “golden parachute compensation” in the event of a change in control of Valley.

As described above in this proxy statement under “Corporate Governance – Engagement,” we solicit investor feedback through our annual shareholder engagement program where we seek investor input on, among other topics, our executive compensation program. Our current severance arrangements have not been raised as an area of concern in any of our recent engagements.

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ITEM 4: SHAREHOLDER PROPOSAL

In addition, our shareholders have the opportunity to express their approval of our executive compensation program and practices annually with the advisory vote on executive compensation. In 2023, over 98% of the shares voted on our say-on-pay proposal were voted in favor of the Company’s executive compensation program.

Additionally, SEC rules already require a separate advisory vote by shareholders of golden parachute compensation agreements or arrangements payable to named executive officers in connection with CIC transactions. If we were to undergo a CIC, shareholders would have the opportunity to vote on an advisory basis on any golden parachute arrangements with our executives.

We believe these avenues of communication are the most effective method of providing shareholders with a voice on our executive compensation program. Requiring additional shareholder approval of specific elements of our compensation program is unlikely to provide shareholders with more effective input and, as discussed above, creates other risks, such as potentially jeopardizing our ability to attract and retain highly qualified candidates.

The proposal could create a misalignment between our executives and our shareholders during a CIC transaction which could present increased risk to our shareholders.

The prorated or accelerated vesting of equity awards upon specified events is intended to secure the executives’ continued services in the event of a CIC, a purpose that further aligns the executives’ interests with those of our shareholders when evaluating any such potential transaction.

Without this incentive to retain senior executives during a potential CIC, our ability to deliver maximum shareholder value in such a transaction could be impaired. If the proposal were approved, the risk of job loss following a CIC, coupled with a limit on the value that may be realized from previously granted equity awards, may present an unnecessary distraction for our executives, and could lead to them seeking new employment while such a transaction is being negotiated or is pending. Our current CICAs and shareholder-approved equity plan are designed to permit our leadership team to remain focused on protecting shareholder interests and maximizing shareholder value.

The Board recommends a vote “AGAINST”

the shareholder proposal to provide shareholders with the right to ratify executive termination pay.

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Other Information

Information About the Annual Meeting

We are providing this Proxy Statement in connection with the solicitation of proxies by the Board for use at the Annual Meeting and at any adjournment or postponement of the meeting. This year’s Annual Meeting will be held in a virtual format through a live audio webcast.

The Board adopted a virtual-only Annual Meeting format in 2020 and, based on the success of the virtual format used for each annual meeting of shareholders held since 2020, the Board has determined to once again hold a virtual Annual Meeting. The Board believes that the virtual format provides greater access for shareholders to participate in the Annual Meeting as compared to an in-person meeting held in one geographic location. The virtual meeting format enables consistent opportunities for all shareholders, regardless of their geographic location, to attend the Annual Meeting, thereby facilitating the potential for greater shareholder attendance and engagement.

You are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on March 25, 2024, the record date, or hold a valid proxy for the Annual Meeting. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/VLY2024, you must enter the 16-digit control number found next to the label “Control Number” on your Notice of Internet Availability, proxy card, voting instruction form, or in the email sending you the Proxy Statement. If you are a beneficial shareholder, you may contact the bank, broker, or other institution where you hold your account if you have questions about obtaining your control number.

Whether or not you participate in the Annual Meeting, it is important that your shares be part of the voting process. You may log on to proxyvote.com and enter your control number.

You will be permitted to submit live questions at the Annual Meeting just as if you were attending a physical meeting. Questions may be submitted starting 30 minutes before the start of the Annual Meeting through www.virtualshareholdermeeting.com/VLY2024. We expect to allow up to 40 minutes to answer questions during the Annual Meeting, including those answered during the “official business” portion of the Annual Meeting and the “Q&A” portion of the Annual Meeting. To allow us to answer questions from as many shareholders as possible, we will limit each shareholder to three questions, one asked with respect to the “official business” portion of the Annual Meeting and two asked with respect to the “Q&A” portion of the Annual Meeting. It will help us if questions are succinct and cover only one topic per question. In addition, Valley will adhere to the following policies:

•  Only questions from shareholders will be answered during the Annual Meeting;

•  Questions from multiple shareholders on the same topic or that are otherwise related may be grouped, summarized and answered together;

•  Depending on the volume of questions received, questions submitted will be addressed generally in the order received as time allows; and

•  If the volume of questions exceeds the time allotted for the meeting, responses to such additional questions will be posted on our investor relations’ website and remain posted for at least two weeks.

We encourage you to access the Annual Meeting before it begins. Online check-in will start approximately thirty minutes before the meeting. This Proxy Statement is first being made available to shareholders on or about April 5, 2024.

E-Proxy

Pursuant to the rules of the SEC, we are furnishing our proxy materials to certain shareholders over the internet. Most shareholders are receiving by mail an E-Proxy Notice, which provides general information about the Annual Meeting, the matters to be voted on at the Annual Meeting, the website on which our Proxy Statement and annual report are available for review, printing and downloading, and instructions on how to submit proxy votes. The E-Proxy Notice also provides instructions on how to request a paper copy of the proxy materials and how to elect to receive a paper copy of the proxy materials or electronic copy of the proxy materials by e-mail for future meetings.

Shareholders who are current employees of Valley or who have elected to receive proxy materials via electronic delivery will receive via e-mail the Proxy Statement, 2023 Annual Report to Shareholders and instructions on how to vote. Shareholders who elect to receive paper copies of the proxy materials will receive these materials by mail.

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OTHER INFORMATION

The 2024 Notice of Annual Meeting of Shareholders, this Proxy Statement, the Company’s 2023 Annual Report to Shareholders and the proxy card or voting instruction form are referred to as our “proxy materials,” and are available electronically at the following website: https://www.proxydocs.com/branding/964164/2024.

Shareholders Entitled to Vote

The Board has set March 25, 2024 as the record date for the Annual Meeting. Only holders of common stock of record at the close of business on that date, or their valid proxy holders, are entitled to vote at the 2024 Annual Meeting or by proxy.

On the record date there were 508,893,059 shares of common stock issued and outstanding and, therefore, eligible to vote at the Annual Meeting. Each share is entitled to one vote on each matter properly brought before the meeting.

Householding

When more than one holder of our common stock shares the same address, in accordance with SEC rules, we may deliver only one E-Proxy Notice or set of proxy materials, as applicable, to that address unless we have received contrary instructions from one or more of those shareholders. Similarly, brokers and other intermediaries holding shares of Valley common stock in “street name” for more than one beneficial owner with the same address may deliver only one E-Proxy Notice or set of proxy materials, as applicable, to that address if they have received consent from the beneficial owners of the stock.

We will deliver promptly upon written or oral request a separate copy of the E-Proxy Notice or set of proxy materials, as applicable, to any shareholder of record at a shared address to which a single copy of those documents was delivered. To receive these additional copies, you may write or call our Shareholder Relations Department, Valley National Bancorp, 70 Speedwell Avenue, Morristown, New Jersey 07470, telephone (973) 305-3380 or e-mail at InvestorRelations@valleynationalbank.com. If your shares are held in “street name,” you should contact the broker or other intermediary who holds the shares on your behalf to request an additional copy of the E-Proxy Notice or set of proxy materials.

If you are a shareholder of record and are either receiving multiple E-Proxy Notices or multiple paper copies of the proxy materials, as applicable, and wish to request future delivery of a single copy or are receiving a single E-Proxy Notice or copy of the proxy materials, as applicable, and wish to request future delivery of multiple copies, please contact our Shareholder Relations Department at the address or telephone number above. If your shares are held in “street name,” you should contact the broker or other intermediary who holds the shares on your behalf.

Proxies and Voting Procedures

Your vote is very important and you are encouraged to submit your proxy as soon as possible. Each proxy submitted will be voted as directed. However, if a proxy solicited by the Board does not specify how it is to be voted, it will be voted as the Board recommends—that is:

•	Item 1 – “FOR” the election of each of the 14 director nominees named in this Proxy Statement;

•	Item 2 – “FOR” the approval, on an advisory basis, of the compensation of our NEOs;
•	Item 3 – “FOR” the ratification of the selection of KPMG; and

•	Item 4 – “AGAINST” the shareholder proposal.

How to Vote

We are offering you four alternative ways to vote your shares:

By Mail. To vote your proxy by mail, please sign your name exactly as it appears on your proxy card, date, and mail your proxy card in the postage-paid envelope provided as soon as possible.

By Telephone. If you received a paper copy of the proxy materials and you wish to vote by telephone, call toll-free 1-800-690-6903 or the telephone number on your voting instruction form and follow instructions. Have your E-Proxy Notice or proxy card available when you call.

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OTHER INFORMATION

Via the Internet. If you wish to vote using the internet, you can access the web page at www.proxyvote.com and follow the on-screen instructions or scan the QR code on your E-Proxy Notice or proxy card with your smartphone. Have your proxy card available when you access the web page.

During the Annual Meeting. If you wish to vote virtually at the Annual Meeting, you can do so by going to www.virtualshareholdermeeting.com/VLY2024 during the live audio webcast. Have the information that is printed on your E-Proxy Notice or proxy card available and follow the on-screen instructions.

Regardless of the method that you use to vote, you will be able to vote virtually at the Annual Meeting or revoke your earlier proxy if you follow the instructions provided below in the section and “Revoking Your Proxy.”

If you are an employee or former employee of the Company and hold our shares in our 401(k) plan, you will receive a separate proxy card representing the total shares you own through this plan. The proxy card will serve as a voting instruction form for the plan trustee. The plan trustee will vote plan shares for which voting instructions are not received in the same proportion as the shares for which instructions were received under the plan.

Revoking Your Proxy

You can revoke your proxy at any time before it is exercised by:

•	Following the instructions provided for changing your vote via the internet or by telephone or delivering a properly executed, later-dated proxy;
•	Voting at the Annual Meeting; or

•	A written revocation of your proxy.

A later-dated proxy by mail or written revocation must be received before the date of the Annual Meeting by the Corporate Secretary of the Company, Valley National Bancorp, at 70 Speedwell Avenue, Morristown, New Jersey 07960. You may also revoke your proxy by submitting a new proxy by telephone or via the internet or by voting virtually at the Annual Meeting. You will be able to change your proxy as many times as you wish prior to the Annual Meeting and the last vote received chronologically, including a vote cast at the Annual Meeting, will supersede any prior proxies.

Quorum Required to Hold the Annual Meeting

The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote generally for the election of directors is necessary to constitute a quorum at the meeting. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining whether there is a quorum for the Annual Meeting, but are not counted as votes “FOR” or “AGAINST” any proposal, nor are they counted to determine the number of votes present for the particular proposal. A broker “non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary power to vote with respect to that item and has not received voting instructions from the beneficial owner. Brokers do not have discretionary power to vote on the following items absent instructions from the beneficial owner: the election of directors, the advisory vote on executive compensation, or the shareholder proposal.

Required Vote

•	To be elected to a new term, directors must receive a majority of the votes cast (the number of shares voted “FOR” a nominee must exceed the number of shares voted “AGAINST” the nominee). Each director is required to execute a resignation letter which becomes effective if he or she does not receive a majority of the votes cast in an uncontested election and the Board votes to accept the resignation. Abstentions and broker non-votes are not counted as votes cast and have no effect on the election of a director.

•	The advisory vote on executive compensation will be approved if a majority of the votes cast are voted “FOR” the proposal. Abstentions and broker non-votes are not counted as votes cast and will have no effect on the outcome.

•	The ratification of the selection of KPMG will be approved if a majority of the votes cast are voted “FOR” the proposal. Abstentions are not counted as votes cast and will have no effect on the outcome. Because this is deemed a routine proposal, brokers will have discretionary authority to vote on this proposal in the absence of voting instructions from the beneficial owner.

•	The shareholder proposal will be approved if a majority of the votes cast are voted “FOR” the proposal. Abstentions and broker non-votes are not counted as votes cast and will have no effect on the outcome.

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OTHER INFORMATION

Method and Cost of Proxy Solicitation

This proxy solicitation is being made by our Board and we will pay the cost of soliciting proxies. Proxies may be solicited by officers, directors, and employees of the Company in person, by mail, telephone, facsimile, or other electronic means. We will not specially compensate those persons for their solicitation activities. In accordance with the regulations of the SEC and Nasdaq, we will reimburse brokerage firms and other custodians, nominees, and fiduciaries for their expense incurred in sending proxies and proxy materials to their customers who are beneficial owners of Valley common stock. We are paying Alliance Advisors Holdings LLC a fee of $9,000 plus out of pocket expenses to assist with solicitation of proxies.

Shareholder Proposals for Our 2025 Annual Meeting

Shareholders of the Company are entitled to present proposals for consideration at forthcoming shareholder meetings provided that they comply with applicable rules promulgated by the SEC. To be eligible for inclusion in the Company’s proxy materials for the 2025 Annual Meeting, a shareholder proposal must be received by our Corporate Secretary at our Morristown, New Jersey office, located at 70 Speedwell Avenue, Morristown, New Jersey 07960, on or before December 6, 2024 (except that if the date of our 2025 Annual Meeting is changed by more than 30 days from the anniversary of this year’s Annual Meeting, then the deadline is a reasonable time before the Company begins to print and send the proxy materials), and must comply in all respects with Rule 14a-8 of the Exchange Act and any other applicable rules of the SEC.

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OTHER INFORMATION

Other Matters

The Board is not aware of any other matters that may come before the Annual Meeting. However, in the event such other matters come before the meeting, it is the intention of the persons named in the proxy to vote on any such matters in accordance with the recommendation of the Board.

Shareholders are urged to vote via the internet or telephone or sign the enclosed proxy and return it in the enclosed envelope. The proxy is solicited on behalf of the Board.

By Order of the Board of Directors

Morristown, New Jersey

April 5, 2024

A copy of our Annual Report on Form 10-K (without exhibits) for the year ended December 31, 2023 filed with the SEC will be furnished to any shareholder upon written request addressed to our Shareholder Relations Department, Valley National Bancorp, 70 Speedwell Avenue, Morristown, New Jersey 07960. Our Annual Report on Form 10-K (without exhibits) is also available at the following website: https://www.proxydocs.com/branding/964164/2024.

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Appendix A

Non-GAAP Financial Information

The tables below reconcile certain non-GAAP financial measures determined by methods other than U.S. generally accepted accounting principles (“GAAP”). The Company believes that these non-GAAP financial measures provide useful supplemental information to both management and investors in understanding Valley’s underlying operational performance, business, and performance trends, and may facilitate comparisons of our current and prior performance with the performance of others in the financial services industry. Management utilizes these measures for internal planning, forecasting and analysis purposes. Management believes that Valley’s presentation and discussion of this supplemental information, together with the accompanying reconciliations to the GAAP financial measures, also allows investors to view performance in a manner similar to management. These non-GAAP financial measures should not be considered in isolation, as a substitute for or superior to financial measures calculated in accordance with U.S. GAAP. These non-GAAP financial measures may also be calculated differently from similar measures disclosed by other companies.

Tangible book value per common share is computed by dividing shareholders’ equity less preferred stock, goodwill and other intangible assets by common shares outstanding as of December 31, 2023, 2022, 2021, 2020, 2019, and 2018, as follows:

($ in thousands, except for per share data)	As of December 31,

	2023	2022	2021	2020	2019	2018

Tangible book value per common share (non-GAAP)

Common shares outstanding	507,709,927	506,374,478	421,437,068	403,858,998	403,278,390	331,431,217

Shareholders’ equity (GAAP)	$6,701,391	$6,400,802	$5,084,066	$4,592,120	$4,384,188	$3,350,454

Less: Preferred stock	209,691	209,691	209,691	209,691	209,691	209,691

Less: Goodwill and other intangible assets	2,029,267	2,066,392	1,529,394	1,452,891	1,460,397	1,161,655

Tangible common shareholders’ equity (Non-GAAP)	$4,462,433	$4,124,719	$3,344,981	$2,929,538	$2,714,100	$1,979,108

Tangible book value per common share (Non-GAAP)	$8.79	$8.15	$7.94	$7.25	$6.73	$5.97

The ratio of tangible common equity to tangible assets was calculated as follows as of December 31, 2023 and 2022:

($ in thousands)	As of December 31,
	2023	2022

Tangible common equity to tangible assets (non-GAAP):

Tangible common shareholders’ equity (non-GAAP)	$4,462,443	$4,124,719

Total assets (GAAP)	$60,934,974	$57,462,749

Less: Goodwill and other intangible assets	2,029,267	2,066,392

Tangible assets (non-GAAP)	$58,905,707	$55,396,357

Tangible common equity to tangible assets (non-GAAP)	7.58%	7.45%

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APPENDIX A

Core net income available to common shareholders is net income available to common shareholders adjusted for non-core items that the Company believes are not indicative of its core operating performance and was computed as follows for the years ended December 31, 2023 and 2022:

(in thousands)	For the years ended December 31,
	2023	2022

Core net income available to common shareholders (non-GAAP):

Net income, as reported (GAAP)	$498,511	$568,851

Non-GAAP adjustments:

Add: FDIC special assessment(1)	50,297	—

Add: Restructuring charge(2)	9,969	—

Add: Provision for credit losses for available for sale securities(3)	5,000	—

Add: Non-PCD provision for credit losses(4)	—	41,012

Add: Merger related expenses(5)	14,133	71,203

Add: Litigation reserve(6)	3,540	—

Less: Net gains on sales of office buildings(7)	(6,721)	—

Less: Gains on available for sale and held to maturity debt securities, net(8)	(401)	(95)

Total non-GAAP adjustments to net income	$ 75,817	$112,120

Income tax adjustments related to non-GAAP adjustments(9)	(20,057)	(30,519)

Net income, as adjusted (non-GAAP)	$554,271	$650,452

Dividends on preferred stock	16,135	13,146

Core net income available to common shareholders, as adjusted (non-GAAP)	$538,136	$637,306

(1)	Included in the FDIC insurance expense.

(2)	Represents severance expense related to workforce reductions within salary and employee benefits expense.

(3)	Included in provision for credit losses for available for sale and held to maturity securities (tax disallowed).

(4)	Represents provision for credit losses for non-PCD assets and unfunded credit commitments acquired during the period.

(5)

Primarily represents data processing termination costs within technology, furniture, and equipment expense for 2023. Merger related expenses were primarily salary and employee benefits expense for 2022.

(6)	Represents legal reserves and settlement charges included in professional and legal fees.

(7)	Included in gains on sale of assets, net within non-interest income.

(8)	Included in gains (losses) on securities transactions, net.

(9)	Calculated using the appropriate blended statutory tax rate for the applicable period. Certain merger related expenses are non-deductible for tax purposes.

Adjusted annualized return on average assets for the years ended December 31, 2023 and 2022 is computed by dividing adjusted net income by average assets, as follows:

($ in thousands)	For the years ended December 31,
	2023	2022

Adjusted annualized return on average assets (non-GAAP):

Net income, as adjusted (non-GAAP)	$554,271	$650,452

Average assets (GAAP)	$61,065,897	$52,182,310

Annualized return on average assets, as adjusted (non-GAAP)	0.91%	1.25%

Annualized return on average assets (GAAP)	0.82%	1.09%

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APPENDIX A

The following table presents our efficiency ratio for the years ended December 31, 2023, 2022 and 2021:

($ in thousands)	For the years ended December 31,
	2023	2022	2021

Efficiency ratio (non-GAAP):

Total non-interest expense, as reported (GAAP)	$1,162,691	$1,024,949	$691,542

Less: Loss on extinguishment of debt	—	—	8,406

Less: FDIC special assessment(1)	50,297	—	—

Less: Restructuring charge(2)	9,969	—	—

Less: Merger related expenses(3)	14,133	72,203	8,900

Less: Litigation reserve(4)	3,540	—	2,100

Less: Amortization of tax credit investments	18,009	12,407	10,910

Total non-interest expense, as adjusted (non-GAAP)	1,066,743	941,339	661,226

Net interest income, as reported (GAAP)	1,655,478	1,655,640	1,209,901

Total non-interest income, as reported (GAAP)	225,729	206,793	155,013

Less: Net gains on sales of office buildings(5)	(6,721)	—	—

Less: Gains on available for sale and held to maturity debt securities transactions, net (pre-tax)(6)	(401)	(95)	(545)

Total net interest income and non-interest income, as adjusted (non-GAAP)	$218,607	$206,698	$154,468

Gross operating income, as adjusted (non-GAAP)	$1,884,085	$1,862,338	$1,364,369

Efficiency ratio (non-GAAP)	56.62%	50.55%	48.46%

(1)	Included in the FDIC insurance expense.

(2)	Represents severance expense related to workforce reductions within salary and employee benefits expense.

(3)	Included primarily within salary and employee benefits expense, technology, furniture and equipment expense, professional and legal fees, and other expense.

(4)	Included in professional and legal fees.

(5)	Included in gains (losses) on sales of assets, net.

(6)	Included in gains (losses) on securities transactions, net

A-3	2024 Proxy Statement

SCAN TO VIEW MATERIALS & VOTE VALLEY NATIONAL BANCORP 70 SPEEDWELL AVENUE MORRISTOWN, NEW JERSEY 07960 VOTE BY INTERNET Before the Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 20, 2024. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During the Meeting - Go to www.virtualshareholdermeeting.com/VLY2024 You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 20, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxy cards submitted by mail must be received prior to the Meeting in order for your shares to be voted in accordance with the instructions therein. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V33361-P05722 THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY VALLEY NATIONAL BANCORP ("Valley") The nominees Board listed of Directors in Item 1: recommends a vote FOR each of the 1. Election of 14 Directors 1a. Andrew B. Abramson 1b. Peter J. Baum 1c. Eric P. Edelstein 1d. Dafna Landau 1e. Marc J. Lenner 1f. Peter V. Maio 1g. Avner Mendelson 1h. Kathleen C. Perrott 1i. Ira Robbins 1j. Suresh L. Sani 1k. Lisa J. Schultz For Against Abstain 1l. Jennifer W. Steans 1m. Jeffrey S. Wilks 1n. Dr. Sidney S. Williams, Jr. The Board of Directors recommends a vote FOR Item 2: 2. An advisory, non-binding vote to approve Valley's named executive officers' compensation. The Board of Directors recommends a vote FOR Item 3: 3. Ratification of the selection of KPMG LLP as Valley’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The Board of Directors recommends a vote AGAINST Item 4: 4. A shareholder proposal to provide shareholders with the right to ratify executive termination pay if properly presented at the Annual Meeting of Shareholders. For Against Abstain For Against Abstain For Against Abstain For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the 2024 Annual Meeting of Shareholders: The Notice and Proxy Statement for the 2024 Annual Meeting of Shareholders and the 2023 Annual Report to Shareholders are available at www.proxyvote.com. V33362-P05722 VALLEY NATIONAL BANCORP PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, MAY 21, 2024 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoint(s) MARC J. LENNER, ERIC P. EDELSTEIN and SURESH L. SANI and each of them, as Proxy, each with full power of substitution, to vote all of the stock of VALLEY NATIONAL BANCORP which the undersigned is entitled to vote at the Annual Meeting of Shareholders of VALLEY NATIONAL BANCORP, to be held via live audio webcast at www.virtualshareholdermeeting.com/VLY2024, on Tuesday, May 21, 2024, at 9:00 a.m., Eastern Daylight Time, and at any adjournment or postponement thereof for all matters as indicated upon the reverse side, and at their discretion, upon other matters that may properly come before the Annual Meeting. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting. This Proxy, when properly executed, will be voted as specified on the reverse side. If no choice is specified, the Proxy will be voted FOR the election of all nominees for director listed on this Proxy; FOR Items 2 and 3; and AGAINST Item 4. Shares, if any, held for your account by the trustee for the dividend reinvestment plan will be voted in the same manner as you vote the shares in your name individually. (Continued and to be signed on the reverse side.)